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SUBJECT TO COMPLETION DATED JULY 29, 2002

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities or accept offers to buy these securities before this prospectus supplement is delivered in final form. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 17, 2001)

$749,131,000

2002-1 Pass Through Trusts
Pass Through Certificates, Series 2002-1

        Northwest Airlines, Inc. is issuing, through four separate trusts, Class G-1, Class G-2, Class C-1 and Class C-2 Certificates, Series 2002-1. The proceeds from the sale of certificates will be used to finance or refinance the acquisition by Northwest Airlines, Inc. or an owner trustee of 20 new aircraft consisting of 11 new Airbus A319-100 aircraft, 6 new Boeing 757-300 aircraft, and 3 new Airbus A330-300 aircraft. The 20 new aircraft to be financed or refinanced will be designated from a pool of 32 aircraft identified in this prospectus supplement and scheduled for delivery from October 2002 through December 2003.

        Interest on the certificates will be payable quarterly on each February 20, May 20, August 20 and November 20, beginning on August 20, 2002. Principal payments in respect of the certificates are expected quarterly on February 20, May 20, August 20 or November 20 in certain years, beginning on or after August 20, 2003.

        The Class G-1 and Class G-2 Certificates will rank equally with one another in right of distributions and will rank senior in right of distributions to the other certificates. The Class C-1 and Class C-2 Certificates will rank equally with one another in right of distributions and will rank junior in right of distributions to the Class G-1 and Class G-2 Certificates.

        The certificates represent interests in the assets of the pass through trusts and do not represent interests in or obligations of Northwest Airlines, Inc. or any of its affiliates.

        There will be a primary liquidity facility for each of the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates. There will also be an above-cap liquidity facility for each of the Class G-1 and Class C-1 Certificates. The primary liquidity facilities, together with the above-cap liquidity facilities in the case of the Class G-1 and Class C-1 Certificates, are expected to provide an amount sufficient to make six quarterly interest payments on the applicable class of certificates.

        MBIA Insurance Corporation will issue financial guaranty insurance policies to support the payment of interest on the Class G-1 and Class G-2 Certificates when due and the payment of the outstanding balance on the Class G-1 and Class G-2 Certificates on the Final Legal Distribution Date for such certificates and under certain other circumstances described herein.

        Application will be made to list the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates on the Luxembourg Stock Exchange.

        Investing in the certificates involves risks. See "Risk Factors" beginning on page S-28.

        Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Principal Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class 2002-1G-1	$487,131,000	USD 3-month LIBOR + %	May 20, 2014	100%
Class 2002-1G-2	$150,000,000%		November 20, 2021	100%
Class 2002-1C-1	$56,000,000	USD 3-month LIBOR + %	May 20, 2012	100%
Class 2002-1C-2	$56,000,000%		May 20, 2012	100%

(1)
Plus accrued interest, if any, from            , 2002.

        The underwriters will purchase all of the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates, if any are purchased, subject to the satisfaction of certain conditions. The aggregate proceeds from the sale of the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates will be $749,131,000. Northwest Airlines, Inc. will pay the underwriters a commission of $            . Delivery of the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates in book-entry form only is expected to be made on             , 2002.

Joint Bookrunners
Salomon Smith Barney	Credit Suisse First Boston
Credit Lyonnais Securities	Deutsche Bank Securities	JPMorgan

Joint Lead Managers

ABN AMRO Incorporated	Morgan Stanley	U.S. Bancorp Piper Jaffray

Co-Managers

BNP PARIBAS	The Royal Bank of Scotland

            , 2002.

        You should rely only on the information contained or incorporated by reference in this document or any document to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information provided in this document may only be accurate on the date of this document.

PRESENTATION OF INFORMATION

        These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the certificates that Northwest Airlines, Inc. is currently offering, and (b) the accompanying prospectus, which provides general information about Northwest Airlines, Inc. pass through certificates, some of which may not apply to the certificates that Northwest Airlines, Inc. is currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

        We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The "Index of Certain Defined Terms" attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

        At varying places in this prospectus supplement and the prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents on the previous page. All such cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.

SUMMARY OF TERMS

        This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. For more complete information about Northwest Airlines Corporation ("NWA Corp." and together with its subsidiaries, the "Company" or "we") and Northwest Airlines, Inc. ("Northwest"), you should read this entire prospectus supplement and the accompanying prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of such prospectus. See "Incorporation of Certain Documents by Reference" in the accompanying prospectus.

Summary of Terms of Certificates

	Class G-1 Certificates	Class G-2 Certificates	Class C-1 Certificates	Class C-2 Certificates	Class D Certificates(1)
Aggregate Face Amount	$487,131,000	$150,000,000	$56,000,000	$56,000,000	$75,000,000
Ratings:
Moody's	Aaa	Aaa	Ba1	Ba1	N/A
Standard & Poor's	AAA	AAA	BBB+	BBB+	N/A
Fitch	AAA	AAA	BBB	BBB	N/A
Initial Loan to Aircraft Value Ratio (cumulative) (2)	55.1%	55.1%	64.8%	64.8%	72.9%
Expected Principal Distribution Window (in years)	1.3-11.8	1.6-19.3	1.6-9.8	1.1-9.8	1.3-11.8
Initial Average Life from Issuance Date (in years)	7.8	10.9	5.1	5.9	7.0
Regular Distribution Dates	February 20, May 20, August 20 and November 20	February 20, May 20, August 20 and November 20	February 20, May 20, August 20 and November 20	February 20, May 20, August 20 and November 20	February 20, May 20, August 20 and November 20
Final Expected Regular Distribution Date	May 20, 2014	November 20, 2021	May 20, 2012	May 20, 2012	May 20, 2014
Final Legal Distribution Date	November 20, 2015	May 20, 2023	November 20, 2013	November 20, 2013	May 20, 2014
Minimum Denomination	$1,000	$1,000	$1,000	$1,000	N/A
Section 1110 Protection	Yes	Yes	Yes	Yes	Yes
Liquidity Facility Coverage	6 quarterly interest payments	6 quarterly interest payments	6 quarterly interest payments	6 quarterly interest payments	None
Policy Coverage(3)	Yes	Yes	None	None	None

(1)
The Class D Certificates are expected to be privately placed after the issuance of the Offered Certificates and prior to delivery of the first aircraft to be financed hereunder. We are not offering the Class D Certificates under this prospectus supplement. In connection with the financing of each aircraft (except for one Boeing 757-300 aircraft and one Airbus A330-300 aircraft (the "Selected Aircraft")), the holder of the Class D Certificates will provide sufficient funds to the Class D pass through trustee to purchase a Series D Equipment Note with respect to such Aircraft. Only Series G-2 and Series C-2 Equipment Notes will be issued with respect to each Selected Aircraft. The Class G-1, Class C-1 and Class D Trusts will not acquire any Equipment Note issued for the Selected Aircraft.

(2)
These percentages are determined as of November 20, 2003 and are calculated assuming that 20 Aircraft listed under "—Equipment Notes and the Aircraft" among the 32 Eligible Aircraft from which Northwest may choose are financed hereunder. In making such calculations, we have assumed that all such aircraft are delivered prior to such date, that the maximum principal amount of the Equipment Notes is issued and that the aggregate appraised aircraft base value is $1,149,461,200 as of such date. The Initial Loan to Aircraft Value Ratios are computed on the basis of the appraised base value of the Aircraft (excluding the Selected Aircraft for calculation of such Ratio for the Class D Certificates) and the maximum principal amount of the Equipment Notes issuable for each such Aircraft (excluding the Equipment Notes issuable for the Selected Aircraft for calculation of such Ratio for the Class D Certificates). The appraised base value is only an estimate and reflects certain assumptions, which assumptions may not reflect current market conditions. See "Description of the Aircraft and the Appraisals."

(3)
The Policies will support the payment of interest on the Class G-1 and Class G-2 Certificates (when due and after taking into account the application of any amount received by the Escrow Agent in respect of accrued interest on the Class G-1 and Class G-2 Deposits and the prior use of any available funds under the Liquidity Facilities, the Primary Cash Collateral Accounts for the Class G-1 and Class G-2 Certificates or the Above-Cap Account for the Class G-1 Certificates) and the payment of the outstanding balance of the Class G-1 and Class G-2 Certificates on the Final Legal Distribution Date for the Class G-1 and Class G-2 Certificates and in certain other circumstances as described herein.

Equipment Notes and the Aircraft

        The twenty aircraft to be financed pursuant to this offering (the "Aircraft") will consist of eleven Airbus A319-100 aircraft, six Boeing 757-300 aircraft and three Airbus A330-300 aircraft. Northwest will select the aircraft to be financed out of fifteen Airbus A319-100 aircraft, eleven Boeing 757-300 aircraft and six Airbus A330-300 aircraft (the "Eligible Aircraft"). The Eligible Aircraft are scheduled for delivery from October 2002 through December 2003. See "Description of the Aircraft and the Appraisals—The Appraisals" for a description of the thirty-two Eligible Aircraft from which Northwest may select the twenty Aircraft to be financed with the proceeds of this offering. Set forth below is certain information about the Equipment Notes expected to be held in the trusts and the Aircraft expected to secure such Equipment Notes (assuming for purposes of the chart below that the first eleven Airbus A319-100, the first six Boeing 757-300 and the first three Airbus A330-300 Eligible Aircraft scheduled for delivery among the thirty-two Eligible Aircraft are financed hereunder):

Aircraft Type	Scheduled Delivery Month(1)	Maximum Principal Amount of Equipment Notes(2)	Appraised Base Value(3)
Airbus A319-100	October 2002	$29,987,650	$40,690,000
Airbus A319-100	February 2003	30,868,017	41,046,667
Airbus A319-100	March 2003	30,893,683	41,113,333
Airbus A319-100	May 2003	31,075,917	41,336,667
Airbus A319-100	May 2003	31,075,917	41,336,667
Airbus A319-100	June 2003	31,102,867	41,406,667
Airbus A319-100	June 2003	31,102,867	41,406,667
Airbus A319-100	July 2003	31,254,300	41,560,000
Airbus A319-100	August 2003	31,279,967	41,626,667
Airbus A319-100	September 2003	31,308,200	41,700,000
Airbus A319-100	October 2003	31,462,200	41,850,000
Boeing 757-300	November 2002	46,970,000	62,070,000
Boeing 757-300	December 2002	46,970,000	62,200,000
Boeing 757-300	February 2003	47,262,600	62,460,000
Boeing 757-300	March 2003	47,262,600	62,590,000
Boeing 757-300	April 2003	47,555,200	62,720,000
Boeing 757-300	May 2003	47,555,200	62,840,000
Airbus A330-300	June 2003	81,951,100	107,833,333
Airbus A330-300	July 2003	82,443,900	108,223,333
Airbus A330-300	August 2003	82,443,900	108,400,000

(1)
This information is based upon Northwest's purchase agreements with the manufacturers. The actual delivery date for any of these Aircraft may be subject to delay or acceleration. The delivery deadline for purposes of this offering will be no later than March 31, 2004 (the "Delivery Period Termination Date"). See "Description of the Aircraft and the Appraisals—Deliveries of Aircraft." Northwest has the option to designate another Eligible Aircraft or substitute other aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the Delivery Period Termination Date. See "Description of the Aircraft and the Appraisals—Substitute Aircraft."

(2)
The actual principal amount issued for any Aircraft may be less than the amounts set forth in this table depending upon the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the equipment notes of each series will not exceed the aggregate face amount of Certificates of the corresponding class. For information concerning the maximum principal amount of equipment notes applicable to each of the other Eligible Aircraft that Northwest may choose to finance pursuant to this offering in lieu of those listed above, see "Description of the Certificates—Obligation to Purchase Equipment Notes." Series G-1 and/or Series G-2 Equipment Notes, Series C-1 and/or Series C-2 Equipment Notes and Series D Equipment Notes will be issued with respect to each Owned Aircraft (other than a Selected Aircraft). Only Series G-2 and Series C-2 Equipment Notes will be issued with respect to each Selected Aircraft.

(3)
The appraised base value of each Aircraft set forth above is based upon the lesser of the average and median values of such Aircraft, projected as of the scheduled delivery month of the related Aircraft, as appraised by the following three independent appraisal and consulting firms:

Appraiser	Date of Appraisal
Aircraft Information Services, Inc.	June 27, 2002
Avitas, Inc.	June 21, 2002
Morten Beyer and Agnew, Inc.	June 27, 2002

        Such appraisals are based on varying assumptions and methodologies which may not reflect current conditions. An appraisal is only an estimate of value and you should not rely upon it as a measure of realizable value. In addition, the value of the Aircraft has been negatively affected, at least initially, as a consequence of the events of September 11, 2001. See "Risk Factors—Risk Factors Relating to Northwest and NWA Corp.—Recent terrorist attacks seriously harmed our business." In its appraisal letter, one of the appraisers points out that, as a result of the events of September 11, 2001, there has been a significant negative effect on current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market. Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals and Realizable Value of the Aircraft." The appraised value of each of the other Eligible Aircraft that Northwest may choose to finance pursuant to this offering is equal to or higher than the appraised value of each of the Aircraft of the same model listed above. See "Description of the Aircraft and the Appraisals—Appraised Value."

Loan to Aircraft Value Ratios

        The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of November 20, 2003 and as of each November 20 Regular Distribution Date thereafter assuming that Equipment Notes of each series in the maximum principal amount for all of the Aircraft assumed to be financed in this offering are acquired by the related Trusts prior to November 20, 2003. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals and Realizable Value of the Aircraft."

        The following table was compiled on an aggregate basis. However, the Equipment Notes secured by an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. The proceeds from the sale of an Aircraft, to the extent paid to the Subordination Agent in respect of any series of Equipment Notes secured by that Aircraft (including Series D Equipment Notes, if applicable), may be available for distribution to one or more senior Classes of Certificateholders in a default situation pursuant to the Intercreditor Agreement. See "Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown below.

		Pool Balance(2)					LTV(3)
Regular Distribution Date	Assumed Aggregate Aircraft Value(1)	Class G-1 Certifi- cates	Class G-2 Certifi- cates	Class C-1 Certifi- cates	Class C-2 Certifi- cates	Class D Certifi- cates(4)	Class G-1 Certifi- cates	Class G-2 Certifi- cates	Class C-1 Certifi- cates	Class C-2 Certifi- cates	Class D Certifi- cates(4)
November 20, 2003	$1,149,461,200	$483,896,475	$150,000,000	$56,000,000	$54,662,382	$74,812,540	55.1%	55.1%	64.8%	64.8%	72.9%
November 20, 2004	1,114,828,900	464,551,470	143,842,126	52,101,369	48,807,274	70,536,631	54.6	54.6	63.6	63.6	71.4
November 20, 2005	1,080,196,600	445,531,571	138,042,705	36,855,742	40,663,817	64,978,971	54.0	54.0	61.2	61.2	68.4
November 20, 2006	1,045,564,300	415,531,481	132,391,519	23,493,171	32,089,735	58,760,135	52.4	52.4	57.7	57.7	64.1
November 20, 2007	1,010,932,000	372,777,780	127,018,373	15,898,759	26,595,223	51,801,464	49.4	49.4	53.6	53.6	59.0
November 20, 2008	976,299,700	319,399,081	121,932,390	15,014,311	22,729,106	44,014,943	45.2	45.2	49.1	49.1	53.3
November 20, 2009	941,667,400	261,671,159	116,846,468	15,014,311	20,972,904	35,302,084	40.2	40.2	44.0	44.0	46.6
November 20, 2010	907,035,100	224,310,118	108,772,671	15,014,311	20,170,504	25,552,685	36.7	36.7	40.6	40.6	42.0
November 20, 2011	872,402,800	177,208,375	103,962,395	15,014,311	19,336,868	14,643,431	32.2	32.2	36.2	36.2	35.5
November 20, 2012	837,770,500	138,181,057	94,500,122	0	0	6,499,494	27.8	27.8	NA	NA	25.3
November 20, 2013	803,138,200	100,892,824	83,461,919	0	0	6,343,695	23.0	23.0	NA	NA	20.2
November 20, 2014	114,476,200	0	44,045,936	0	0	0	NA	38.5	NA	NA	NA
November 20, 2015	109,350,400	0	39,734,829	0	0	0	NA	36.3	NA	NA	NA
November 20, 2016	104,224,600	0	34,027,822	0	0	0	NA	32.6	NA	NA	NA
November 20, 2017	99,098,800	0	22,871,007	0	0	0	NA	23.1	NA	NA	NA
November 20, 2018	93,973,000	0	21,387,010	0	0	0	NA	22.8	NA	NA	NA
November 20, 2019	87,138,600	0	14,479,678	0	0	0	NA	16.6	NA	NA	NA
November 20, 2020	50,948,000	0	6,094,456	0	0	0	NA	12.0	NA	NA	NA
November 20, 2021	0	0	0	0	0	0	NA	NA	NA	NA	NA

(1)
We have assumed (the "Depreciation Assumption") that the initial appraised value of each Aircraft, determined as described under "—Equipment Notes and the Aircraft," declines by an amount equal to approximately 3% of initial appraised base value per year for the first fifteen years after the year of delivery by the manufacturer of such Aircraft and by an amount equal to approximately 4% of initial appraised base value per year thereafter. Other depreciation assumptions would result in important differences in the LTVs.

(2)
In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft. See "Description of the Deposit Agreements—Unused Deposits".

(3)
The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes equal or senior in right of payment to such Class after giving effect to the distributions expected to be made on such date (in the case of LTVs for the Class D Certificates, such balance minus the aggregate principal amount of the Equipment Notes issued for the Selected Aircraft expected to be outstanding on such date after giving effect to the distributions expected to be made on such date), by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above (or, in the case of the Class D Certificates, such assumed value minus the assumed value of the Selected Aircraft). The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of this offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this prospectus supplement.

(4)
Series G-1 and/or Series G-2 Equipment Notes, Series C-1 and/or Series C-2 Equipment Notes and Series D Equipment Notes will be issued with respect to each Owned Aircraft (other than a Selected Aircraft). Only Series G-2 and Series C-2 Equipment Notes will be issued with respect to each Selected Aircraft.

Cash Flow Structure

        Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

Northwest Airlines, Inc.
Mortgage and Lease Rental Payments
Excess Rental Payments
Loan Trustees for Owned and Leased Aircraft(1)
Lessors for Leased Aircraft
Series G-1 Equipment Notes
Series G-2 Equipment Notes
Series C-1 Equipment Notes
Series C-2 Equipment Notes
Series D Equipment Notes(2)
Equipment Note Payments on all Aircraft
Primary Liquidity Provider(3)
Advances and Reimbursements (if any)
Subordination Agent
Policy Advances and Reimbursements (if any)
Policy Provider(5)
Class G-1 and Class C-1 Above-Cap Liquidity Provider(3)
Class G-1 and Class C-1 Above-Cap Accounts
Principal, Premium (if any) and Interest Distributions
Depositary(4)
Interest Payments on Deposits
Class G-1 Trustee
Class G-2 Trustee
Class C-1 Trustee
Class C-2 Trustee
Class D Trustee
Escrow Agent
Class G-1 Certificateholders
Class G-2 Certificateholders
Class C-1 Certificateholders
Class C-2 Certificateholders
Class D Certificateholders

(1)
Each Selected Aircraft leased to Northwest will be subject to a separate Lease and a related Indenture. Each Aircraft owned by Northwest will be subject to a separate Indenture. Northwest will have the ability to enter into a sale/leaseback in a leveraged lease transaction involving a Selected Aircraft it initially owns.

(2)
Northwest expects to issue a Series D Equipment Note with respect to each Aircraft other than a Selected Aircraft. No Series G-1, Series C-1 or Series D Equipment Notes will be issued for a Selected Aircraft.

(3)
The primary liquidity facility for each of the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates, together with the Above-Cap Liquidity Facility for each of the Class G-1 and Class C-1 Certificates, are expected to cover six quarterly interest payments for the applicable Class. There will be no liquidity facility for the Class D Certificates.

(4)
The proceeds of the offering of each Class of Certificates (other than the Class D Certificates) will initially be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. Each applicable Trust (other than the Class D Trust) will withdraw funds from the Deposits relating to such Trust to purchase applicable Equipment Notes from time to time as each applicable Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding certificates of such Trust. The Liquidity Facilities will not cover interest on the Deposits. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon, and, in certain circumstances, a Deposit Break Amount or Deposit Make-Whole Premium payable by Northwest. There will be no deposit arrangement with respect to the Class D Certificates.

(5)
The Policies cover payment of interest on and the outstanding balance of the Class G-1 and Class G-2 Certificates only in the circumstances described herein. The Policies do not cover any amounts payable in respect of the Class C-1, Class C-2 or Class D Certificates.

THE OFFERING

Trusts	Each of the Class G-1 Trust, the Class G-2 Trust, the Class C-1 Trust, the Class C-2 Trust (collectively, the "Offered Trusts") and the Class D Trust (together with the Offered Trusts, the "Trusts") will be formed pursuant to a separate Pass Through Trust Agreement among NWA Corp., Northwest and State Street Bank and Trust Company of Connecticut, National Association, as Class G-1 Trustee, Class G-2 Trustee, Class C-1 Trustee, Class C-2 Trustee and Class D Trustee.
Certificates Offered	• Class G-1 Certificates.
• Class G-2 Certificates.
• Class C-1 Certificates.
• Class C-2 Certificates.

The Class G-1, Class G-2, Class C-1 and Class C-2 Certificates are collectively referred to herein as the "Offered Certificates." The Offered Certificates, together with the Class D Certificates, are referred to as the "Certificates."

We are not offering the Class D Certificates under this prospectus supplement, but will privately place the Class D Certificates with an affiliate of Northwest after the issuance of the other Classes of Certificates. Each Class of Certificates will represent a fractional undivided interest in a related Trust.
Use of Proceeds
The proceeds from the sale of the Offered Certificates will be used to acquire Equipment Notes issued by Northwest or an Owner Trustee to finance or refinance 20 Aircraft each selected by Northwest, in its sole discretion, from among 32 Eligible Aircraft, provided that such Aircraft include eleven of fifteen new Airbus A319-100 aircraft scheduled for delivery from October 2002 through December 2003, six of eleven new Boeing 757-300 aircraft scheduled for delivery from November 2002 through October 2003, and three of six new Airbus A330-300 aircraft scheduled for delivery from June 2003 through December 2003.
Subordination Agent, Paying Agent and Loan Trustee	State Street Bank and Trust Company.
Trustee	State Street Bank and Trust Company of Connecticut, National Association.
Policy Provider	MBIA Insurance Corporation.
Primary Liquidity Provider	Citibank, N.A. Citibank, N.A. intends to find a replacement liquidity provider as soon as feasible.
Above-Cap Liquidity Provider	Credit Suisse First Boston International.
Escrow Agent and Owner Trustee	Wells Fargo Bank Northwest, National Association.

Depositary	Credit Suisse First Boston, New York Branch.
Class D Certificates and Series D Equipment Notes
The Class D Certificates are expected to be privately placed after the issuance of the Offered Certificates and prior to the delivery of the first Owned Aircraft (other than a Selected Aircraft) to be financed hereunder. We are not offering the Class D Certificates under this prospectus supplement. In connection with the financing of each Aircraft except the Selected Aircraft, the holder of the Class D Certificates will provide sufficient funds to the Class D Trustee to purchase a Series D Equipment Note with respect to such Aircraft. The Class D Trust will not acquire any Equipment Note issued for a Selected Aircraft. There will be no deposit arrangement or liquidity facility for the Class D Certificates.
Trust Property	The property of each Trust will include:
• Equipment Notes acquired by such Trust.
• All rights of the Trust under an intercreditor agreement (including all monies receivable pursuant to such rights).
• All rights of the Trust to acquire Equipment Notes under the Note Purchase Agreement.
• All rights of the Trust (other than the Class D Trust) under the related Escrow and Paying Agent Agreement.
• With respect to the Class G-1 Trust and the Class C-1 Trust, all monies receivable under the Primary Liquidity Facility and the Above-Cap Liquidity Facility for such Trust.
• With respect to the Class G-2 Trust and the Class C-2 Trust, all monies receivable under the Primary Liquidity Facility for such Trust.
• With respect to the Class G-1 and Class G-2 Trust, all monies receivable under the related Policy.
• Funds from time to time deposited with the Trustee in accounts relating to such Trust.
Guaranty	NWA Corp. will unconditionally guarantee each Equipment Note issued or assumed by Northwest and the payments of Northwest under each lease of an Aircraft entered into by Northwest.
Regular Distribution Dates	February 20, May 20, August 20 and November 20, commencing on August 20, 2002.
Record Dates	The fifteenth day preceding the related Distribution Date.
Distributions
The Trustee and the Paying Agent, as applicable, will distribute all payments of principal, Break Amount (if any), premium (if any) and interest received on the Equipment Notes held in each Trust and all payments of principal, interest, Deposit Break Amount (if any) and premium (if any) received on the Deposits relating to each Trust (other than the Class D Trust) to the holders of the Certificates of such Trust, subject, in the case of payments on the Equipment Notes, to the subordination provisions applicable to the Certificates.

Subject to the subordination provisions applicable to the Certificates, scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

Subject to the subordination provisions applicable to the Certificates, payments of principal, Break Amount (if any), premium (if any) and interest made on the Equipment Notes resulting from any early redemption or purchase of such Equipment Notes will be distributed on a special distribution date after not less than 15 days' notice to holders of the related Certificates.
Subordination
The Trusts, the Liquidity Providers, the Policy Provider and the Subordination Agent will enter into an intercreditor agreement (the "Intercreditor Agreement"). Distributions on the Certificates will be made in the following order:
• first, to holders of the Class G-1 and Class G-2 Certificates;
• second, to the holders of the Class C-1 and Class C-2 Certificates; and
• third, to the holders of the Class D Certificates.

Certain payments to the Primary Liquidity Provider and to the Policy Provider will be made prior to payments on the Certificates as discussed under "Description of the Intercreditor Agreement—Distributions."

If Northwest is in bankruptcy or certain other specified events have occurred and, in either case, Northwest is continuing to meet certain of its obligations, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.
Control of Loan Trustee
The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture (or, in the case of the Series G-1 and Series G-2 Equipment Notes, the Policy Provider except under certain circumstances) will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the "Controlling Party" will direct the Loan Trustees (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

The Controlling Party will be:
• the Policy Provider or, if a Policy Provider Default has occurred and is continuing:

(1) prior to the payment of Final Distributions to the holders of the Class G-1 and Class G-2 Certificates, the Class G-1 or Class G-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time that the Indenture Default occurs;
(2) upon payment of Final Distributions to the holders of such larger Class, the other Class G-1 Trustee or the Class G-2 Trustee;

• upon payment of Final Distributions to the holders of Class G-1 and Class G-2 Certificates and, unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the Class C-1 or Class C-2 Trustee, whichever represents the Class with the larger Pool Balance outstanding at the time that the Indenture Default occurs, until payment of Final Distributions to the holders of such larger Class, and thereafter the other of the Class C-1 Trustee or Class C-2 Trustee;

• upon payment of Final Distributions to the holders of the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates, and unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the Class D Trustee; and

• under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider with the largest amount owed to it, unless the Policy Provider pays to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, in which case, the Policy Provider (so long as no Policy Provider Default has occurred and is continuing).
Limitation on Sale of Aircraft or Equipment Notes
In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of Northwest, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust, all of the Certificates of which are held or beneficially owned by Northwest and/or its affiliates), sell such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums or modify lease rental payments for such Aircraft below a specified threshold.

Right to Buy Other Class of Certificates
If Northwest is in bankruptcy or certain other specified events have occurred, the Certificateholders and the Policy Provider may have the right to buy certain other Classes of Certificates on the following basis:

• If either of the Class G-1 or Class G-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of the other Class will have the right to purchase all of such Class of Certificates represented by the Controlling Party.

• The Class C-1 or Class C-2 Certificateholders will have the right to purchase all of the Class G-1 and Class G-2 Certificates and if both the Class C-1 and Class C-2 Certificateholders elect to purchase the Class G-1 and Class G-2 Certificates, then the Class with the larger Pool Balance outstanding at the time will have such right.

• If the Class G-1 and Class G-2 Certificates have been purchased by the Class C-1 or Class C-2 Certificateholders, as the case may be, the other such Class shall have the right to purchase all, but not less than all, of the Class G-1, Class G-2 and the Class C-1 or Class C-2 (as the case may be) Certificates.
• The Class D Certificateholders (other than Northwest or any of its affiliates) will have the right to purchase all of the Offered Certificates.

• Whether or not any Class of Certificateholders has purchased or elected to purchase the Class G-1 and Class G-2 Certificates, the Policy Provider will have the right to purchase all, but not less than all, of the Class G-1 and Class G-2 Certificates.
The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest without any premium.
Liquidity Facilities for the Offered Trusts
Under the Primary Liquidity Facility for each Offered Trust, the Primary Liquidity Provider will, if necessary, make advances in an aggregate amount, together (in the case of the Class G-1 or Class C-1 Trust) with amounts payable by the Above-Cap Liquidity Provider under the Above-Cap Liquidity Facility, expected to provide an amount sufficient to pay interest on the applicable Class of Certificates on up to six successive quarterly Regular Distribution Dates at the applicable interest rate for such Certificates. Drawings under the Primary Liquidity Facilities and (in the case of the Class G-1 and Class C-1 Trusts) payments under the Above-Cap Liquidity Facilities cannot be used to pay any other amount in respect of the Certificates and will not cover interest on amounts held in escrow as Deposits with the Depositary.

Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by each Offered Trust will be entitled to receive and retain the proceeds of drawings under the Primary Liquidity Facility for such Trust and (in the case of the Class G-1 or Class C-1 Trust) withdrawals from the account into which payments under the Above-Cap Liquidity Facility are required to be made for such Trust.

Upon each drawing under any Primary Liquidity Facility to pay interest on the Certificates, the Subordination Agent will be obligated to reimburse the applicable Primary Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Primary Liquidity Provider under the applicable Primary Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Primary Liquidity Facilities and will rank senior to the Certificates in right of payment.
Policy Coverage	Under the Policy for each of the Class G-1 Trust and Class G-2 Trust, the Policy Provider will unconditionally and irrevocably honor drawings to cover:

• Any shortfall (after the application of available funds, including funds available to the Escrow Agent in respect of accrued interest on the Class G-1 or Class G-2 Deposits, as applicable, drawings under the Class G-1 or Class G-2 Liquidity Facilities, as applicable, withdrawals from the Class G-1 or Class G-2 Primary Cash Collateral Accounts, as applicable, and, in the case of the Class G-1 Trust, withdrawals from the Above-Cap Account (collectively, "Prior Funds")) on any Regular Distribution Date in interest on the Class G-1 or Class G-2 Certificates, as applicable, and any shortfall (after giving effect to the application of Prior Funds) on the Final Legal Distribution Date in the Final Distribution (other than any unpaid premium) on the Class G-1 or Class G-2 Certificates, as applicable.

• Further, upon a default in the payment of principal on a Series G-1 or Series G-2 Equipment Note, as applicable, or if a Series G-1 or Series G-2 Equipment Note, as applicable, is accelerated (each, a "Defaulted Series G Equipment Note") then,

• On the first Business Day which is 21 months after the last Regular Distribution Date on which full payment was made on that Defaulted Series G Equipment Note prior to such default or acceleration, the Policy Provider will pay the outstanding amount of principal and accrued and unpaid interest on that Defaulted Series G Equipment Note or

• if a Defaulted Series G Equipment Note or any underlying collateral is disposed of in connection with the exercise of remedies (a "Disposition"), the Policy Provider will pay, after giving effect to the application of Disposition proceeds and (if such Disposition occurs prior to the end of the 21-month period referred to above) any Prior Funds, the amount, if any, required to reduce the Pool Balance of the Class G-1 or Class G-2 Certificates by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) plus accrued and unpaid interest on the amount of such reduction.

• Assuming there is no Disposition, instead of paying the full amount of principal and accrued and unpaid interest on a Defaulted Series G Equipment Note at the end of the 21- month period referred to above, the Policy Provider may elect, after giving five days' prior written notice to the Subordination Agent, instead to pay

• an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during the 21-month period (after giving effect to the application of funds received from the related Primary Liquidity Facility, the related Primary Cash Collateral Account or, in the case of the Class G-1 Certificates, the Above-Cap Account in each case with respect to such interest) and

• thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest otherwise payable on the Defaulted Series G Equipment Note (without regard to any acceleration thereof) and without regard to any funds available under the related Liquidity Facility, the related Primary Cash Collateral Account or any Above-Cap Account) until paid in full.

• Notwithstanding an election by the Policy Provider to pay scheduled payments instead of accelerated payments as discussed above, the Policy Provider may, on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice, cause the Subordination Agent to make a drawing under the applicable Policy for an amount equal to the then outstanding principal balance of and accrued and unpaid interest on the Defaulted Series G Equipment Note from the immediately preceding Regular Distribution Date, less any Policy drawings previously paid by the Policy Provider in respect of principal on such Equipment Note. Further, notwithstanding an election by the Policy Provider to pay scheduled payments instead of accelerated payments as discussed above, upon the occurrence of a Policy Provider Default, the Subordination Agent shall, on any Business Day elected by the Subordination Agent upon 20 days' notice to the Policy Provider, make a drawing under the related Policy for an amount equal to the then outstanding principal balance of and accrued and unpaid interest on the Defaulted Series G Equipment Note from the immediately preceding Regular Distribution Date, less any Policy drawings previously paid by the Policy Provider in respect of principal on such Equipment Note.

• At the end of the 21-month period referred to above, the Policy for the related Trust will, if not already endorsed to so provide, be endorsed to provide for the payment to the Primary Liquidity Provider with respect to the Class G-1 Certificates or, as applicable, the Class G-2 Certificates of interest accruing on outstanding drawings under the related Primary Liquidity Facility from and after the end of such 21-month period as and when such interest becomes due in accordance with such Primary Liquidity Facility.
• Accrued and unpaid interest payable by the Policy Provider on account of the Defaulted Series G Equipment Notes will be calculated at the Stated Interest Rate for the Certificates.

• The Policies will cover only the Class G-1 and Class G-2 Certificates and Escrow Receipts attached to such Certificates, and the proceeds of any Policy Drawing will be applied only to the outstanding balance of, and interest on, the Class G-1 and Class G-2 Certificates and interest on the deposits related to the Escrow Receipts. The reimbursement of drawings under the Policies ranks junior to further distributions on the Class G-1 and Class G-2 Certificates but, except for certain limited amounts, senior to distributions on the Class C-1, Class C-2 and Class D Certificates.
Escrowed Funds
Funds paid to the Escrow Agent will be placed in escrow for the Certificateholders of the related Trusts and will be deposited with the applicable Depositary and held as Deposits pursuant to separate Deposit Agreements for the Offered Trusts. Funds may be withdrawn by the Escrow Agent at the direction of the applicable Trustee from time to time to purchase Equipment Notes prior to the Delivery Period Termination Date. On each Regular Distribution Date, each

Depositary will pay to the Paying Agent interest accrued on the Deposits relating to the applicable Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Paying Agent, on behalf of the Escrow Agent, will pay such interest to the applicable Receiptholders. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.
Unused Escrowed Funds
Less than all of the Deposits held in escrow may be used to purchase Equipment Notes by the Delivery Period Termination Date. This may occur because of delays in the delivery of certain Aircraft, variations in the terms of a lease financing or other reasons. If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the holders of escrow receipts relating to the respective Trust after at least 15 days' prior written notice. If Series D Equipment Notes are not issued for an Aircraft (other than a Selected Aircraft), a portion of the Deposits relating to the Offered Certificates will be distributed on the date Equipment Notes are issued with respect to such Aircraft, as described in "—Failure to Issue Series D Equipment Notes".

In the case of Deposits relating to the Class G-1 and Class C-1 Trusts, each distribution described above will include a Deposit Break Amount, if any, if such distribution occurs on a day other than a Regular Distribution Date. In the case of Deposits relating to the Class G-2 Trust, such distribution will include a Deposit Make-Whole Premium, provided that no premium will be paid with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by Northwest's fault or negligence. In the case of Deposits relating to the Class C-2 Trust, any distribution of any unused amounts will include a Deposit Make-Whole Premium to the extent (i) such distribution relates to the non-delivery of an Aircraft due to Northwest's fault or negligence or (ii) the aggregate amount of all such distributions relating to Class C-2 Certificates (other than the amounts relating to the non-delivery of an Aircraft) exceeds $ million. The Deposit Make-Whole Premium for the Class G-2 and Class C-2 Certificates is computed using the applicable Treasury Rate plus and basis points, respectively, except that if a distribution of unused Deposits results from the non-issuance of a Series D Equipment Note, the Deposit Make-Whole Premium for any Class of Certificates will be computed using the applicable Treasury

Rate. See "Description of the Deposit Agreements—Unused Deposits."
Obligation to Purchase Equipment Notes
The applicable Trustees will be obligated to purchase the corresponding series of Equipment Notes issued with respect to an Aircraft pursuant to the Note Purchase Agreement. Northwest will enter into a secured debt financing with respect to each Aircraft (other than a Selected Aircraft) pursuant to the forms of financing agreements attached to the Note Purchase Agreement. Northwest may enter into a leveraged lease financing or a secured debt financing with respect to each Selected Aircraft pursuant to forms of financing agreements attached to the Note Purchase Agreement. With respect to any Selected Aircraft initially financed as an Owned Aircraft, Northwest may elect to convert such Owned Aircraft to a Leased Aircraft at any time, subject to the satisfaction of certain requirements, by entering into a sale/leaseback transaction. In the case of a Selected Aircraft which is a Leased Aircraft, the terms of the financing agreements entered into may differ from the forms of such agreements described in this prospectus supplement because a third party—the Owner Participant—will provide a portion of the financing of the Aircraft and may request changes. However, under the Note Purchase Agreement, the terms of such financing agreements must (a) contain the mandatory document terms set forth in the Note Purchase Agreement and (b) not vary the mandatory economic terms set forth in the Note Purchase Agreement. In addition, Northwest must (a) certify to the Trustees and the Policy Provider that any such modifications do not materially and adversely affect the Certificateholders or the Policy Provider, as applicable, or (b) if such agreements are modified in any material respect, obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of the Offered Certificates (in the case of the Class G-1 and Class G-2 Certificates, without regard to the Policies) and the prior written consent of the Policy Provider.

It is a condition to the obligation of each Trustee (other than the Class D Trustee) to purchase Equipment Notes relating to any Aircraft (other than a Selected Aircraft) that either (x) the Class D Certificates shall have been issued concurrently or prior thereto and the Series D Equipment Note relating to such Aircraft shall be concurrently purchased by the Class D Trustee or (y) the condition described in
"—Failure to Issue Series D Equipment Notes" below shall be satisfied. In addition, the Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, Northwest is in bankruptcy or certain other specified events have occurred. See "Description of the Certificates—Obligation to Purchase Equipment Notes."
Failure to Issue Series D Equipment Notes
If Series D Equipment Notes are not issued in connection with the financing of any Aircraft other than a Selected Aircraft, Northwest will cause to be distributed to the holders of the Offered Certificates a portion of the Deposits held for them, together with accrued and unpaid interest thereon, a Deposit Break Amount (if applicable) or Deposit Make-Whole Premium (if applicable). Such distribution will be in an amount sufficient to obtain written confirmation from each Rating Agency that, upon effectiveness of such distribution, the ratings of the Offered Certificates (in the case of the Class G-1 and Class G-2 Certificates, without regard to the Policies) will not be withdrawn, suspended or downgraded due to failure to issue Series D Equipment Notes with respect to that Aircraft.
Equipment Notes (a) Issuer	Owned Aircraft. If Northwest purchases an Aircraft, the Equipment Notes will be issued by Northwest and guaranteed by NWA Corp.

Leased Aircraft. If Northwest leases a Selected Aircraft, such Aircraft will be owned by an Owner Trust created by the related Owner Participant and the Equipment Notes for such Aircraft will be issued by the applicable Owner Trustee. The Equipment Notes will represent obligations of the Owner Trust. Payments made by Northwest under the lease will be sufficient to pay scheduled payments on the Equipment Notes. The obligations of Northwest under the lease will be guaranteed by NWA Corp. Only a Selected Aircraft may be a Leased Aircraft.
(b) Series to be Issued
Series G-1 and/or Series G-2 Equipment Notes, Series C-1 and/or Series C-2 Equipment Notes and Series D Equipment Notes will be issued with respect to each Owned Aircraft (other than a Selected Aircraft). Only Series G-2 and Series C-2 Equipment Notes will be issued with respect to each Selected Aircraft.
(c) Interest
The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust. Interest will be payable on February 20, May 20, August 20 and November 20 of each year, commencing on the first such date after issuance of such Equipment Notes. The interest rate for the Series D Equipment Notes will be LIBOR for each Interest Period plus a margin, which shall be determined in connection with the issuance of the Class D Certificates. Interest is calculated on the basis of (i) in the case of the Series G-1, Series C-1 and Series D Equipment Notes, the actual number of days elapsed over a 360-day year and (ii) in the case of the Series G-2 and Series C-2 Equipment Notes, a 360-day year consisting of twelve 30-day months. LIBOR is determined from time to time by the Reference Agent as described in "Description of the Equipment Notes—Determination of LIBOR."
(d) Principal	Principal payments on each Series of Equipment Notes are scheduled on February 20, May 20, August 20 or November 20 in certain years. See "Description of the Certificates—Pool Factors."
(e) Redemption and Purchase
Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft is replaced by Northwest under the related financing agreements or lease. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest and, in the case of the Series G-1, Series C-1 and Series D Equipment Notes, Break Amount, if any, but without any premium.

Optional Redemption. The issuer of the Equipment Notes with respect to an Aircraft may elect to redeem them prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus (if applicable) a Make-Whole Premium and, in the case of the Series G-1, Series C-1 and Series D Equipment Notes, Break Amount, if any. See "Description of the Equipment Notes—Redemption."

Northwest may elect at any time, subject to certain conditions, to redeem all of the Series D Equipment Notes without redeeming the other Series of Equipment Notes. Redemption of the Series D Equipment Notes is subject to the requirement that Northwest simultaneously issue new Series D Equipment Notes having terms the same in all material respects as the redeemed Series D Equipment Notes, except that the interest rate may be changed, the maturity date may be extended and the principal amount may be increased; provided, however, that if Northwest obtains written confirmation from each Rating Agency stating that the ratings of the Offered Certificates (without regard to the Policies in the case of the Class G-1 and Class G-2 Certificates) will not be withdrawn, suspended or downgraded due to failure to re-issue Series D Equipment Notes upon redemption, Northwest will not be required to issue new Series D Equipment Notes. In addition, such new Series D Equipment Notes must be held by a pass through trust subject to the same subordination provisions as are applicable to the Class D Trust, and Northwest must obtain confirmation from the Rating Agencies that the redemption and issuance of the new Series D Equipment Notes will not result in a withdrawal, suspension or downgrading of the ratings of the Offered Certificates

(without regard to the Policies in the case of the Class G-1 and Class G-2 Certificates). The redemption price of the Series D Equipment Notes will be the unpaid principal amount of such Equipment Notes, together with accrued interest and Break Amount, if any, but without any premium.

Purchase by Owner. If an event of default under a lease relating to an Aircraft (a "Lease") is continuing, the applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such Aircraft, subject to the terms of the applicable Indenture. The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest but without any premium (provided that a Make-Whole Premium will be payable under certain circumstances specified in the applicable Indenture).
(f) Security
The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and, in the case of Leased Aircraft, in the related Owner Trustee's rights under the Lease with respect to such Aircraft (with certain limited exceptions).

The Equipment Notes issued with respect to an Aircraft will not be secured by any other Aircraft or Leases. This means that any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall with respect to the Equipment Notes secured by any other Aircraft.

There will not be cross-default provisions in the Indentures or in the Leases. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.
(g) Subordination	Series G-1 and/or Series G-2 Equipment Notes issued under an Indenture will be senior in right of payment to Series C-1 and/or C-2 Equipment Notes issued under the same Indenture.

Series C-1 and/or Series C-2 Equipment Notes issued under an Indenture will be subordinated in right of payment to Series G-1 and/or Series G-2 Equipment Notes issued under the same Indenture and be senior in right of payment to Series D Equipment Notes issued under the same Indenture.

By virtue of the Intercreditor Agreement, the Equipment Notes are cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor

Agreement to make payments in respect of a more senior Class of Certificates.
(h) Section 1110 Protection
Northwest's special counsel will provide to the Trustees its opinion that the benefits of Section 1110 of Title 11 of the United States Code (the "Bankruptcy Code") will be available with respect to the Equipment Notes.
Certain U.S. Federal Income Tax Consequences
Each Offered Trust will not be subject to U.S. federal income taxation. Each beneficial owner of an Offered Certificate who is a U.S. Certificateholder (as defined herein) generally will be required to report on its federal income tax return its pro rata share of income from the relevant Deposits at the related Certificate interest rate, income from the related Equipment Notes at the interest rate thereon (including amounts paid by the Liquidity Providers or the Policy Provider) and income on other property held by the related Trust and will be permitted to deduct, subject to applicable limitations, its share of the deductions and losses of the related Trust. See "Certain U.S. Federal Income Tax Consequences."
ERISA Considerations
Each person who acquires a Certificate will be deemed to have represented that either: (a) the acquisition is not by or on behalf of an employee benefit plan or other similar retirement plan or arrangement whether or not it is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (or any substantially similar laws or regulations), or by an entity whose underlying assets are considered to include the assets of such plans and arrangements or (b) the purchase and holding of such Certificates are exempt from the prohibited transaction restrictions of ERISA, the Code, and other applicable laws and regulations that are substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code pursuant to one or more prohibited transaction exemptions. See "ERISA Considerations."
Rating of the Offered Certificates
It is a condition to the issuance of the Offered Certificates that the Offered Certificates be rated by Fitch, Moody's and Standard & Poor's (the "Rating Agencies") not less than the ratings set forth below:
Certificates	Moody's	Standard & Poor's	Fitch
Class G-1	Aaa	AAA	AAA
Class G-2	Aaa	AAA	AAA
Class C-1	Ba1	BBB+	BBB
Class C-2	Ba1	BBB+	BBB

A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency.

Standard & Poor's has indicated that its rating applies to a unit consisting of Offered Certificates representing the Trust Property and escrow receipts initially representing undivided interests in certain rights to the Deposits. Amounts deposited under the Escrow Agreements are not entitled to the benefits of Section 1110 of the Bankruptcy Code. Counsel for Northwest will opine to the underwriters that, subject to the assumptions and qualifications contained therein, amounts deposited under the Escrow Agreements are not property of Northwest. Neither the Certificates nor the escrow receipts may be separately assigned or transferred.
		Moody's	Standard & Poor's	Fitch
Rating of the Depositary	Short Term	P-1	A-1+	F1+
Threshold Rating for the Liquidity Providers	Short Term	P-1	A-1	F1
Rating of the Primary Liquidity Provider	The Primary Liquidity Provider for the Offered Certificates meets the Threshold Rating requirement.
Rating of the Above-Cap Liquidity Provider	The Above-Cap Liquidity Provider meets the Threshold Rating requirement for the Class G-1 and Class C-1 Certificates.
		Moody's	Standard & Poor's	Fitch
Rating of the Policy Provider	Financial Strength	Aaa	AAA	AAA
Listing	Application will be made to list the Offered Certificates on the Luxembourg Stock Exchange. See "Luxembourg Listing and General Information."
Governing Law	The Certificates and the Equipment Notes will be governed by the laws of the State of New York.

Summary Consolidated Financial and Operating Data

        The following table presents summary consolidated financial data and operating statistics of NWA Corp. The annual historical financial data were derived from NWA Corp.'s audited consolidated financial statements and the notes thereto, which are incorporated by reference in the prospectus accompanying this prospectus supplement and should be read in conjunction therewith. The consolidated financial data for the interim periods ended March 31, 2002 and 2001 were derived from unaudited consolidated financial statements of NWA Corp. and may not be indicative of results for the year as a whole. See "Incorporation of Certain Documents by Reference" in the accompanying prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2002	2001	2001(1)	2000	1999
Statement of Operations Data (in millions, except per share data)(2):
Operating revenues
Passenger	$1,818	$2,208	$8,417	$9,653	$8,692
Cargo	148	185	720	857	732
Other	214	218	768	730	709

Operating revenues	2,180	2,611	9,905	11,240	10,133
Operating expenses(3)	2,376	2,847	10,773	10,671	9,419
Operating income (loss)	(196)	(236)	(868)	569	714
Net Income (loss)(4)	$(171)	$(171)	$(423)	$256	$300
Add back: goodwill and intangible amortization(5)	—	6	24	24	24

Adjusted net income (loss)	$(171)	$(165)	$(399)	$280	$324

Earnings (loss) per common share:
Basic	$(2.01)	$(2.05)	$(5.03)	$3.09	$3.69
Add back: goodwill and intangible amortization(5)	—	0.07	0.29	0.29	0.30

Adjusted basic	$(2.01)	$(1.98)	$(4.74)	$3.38	$3.99
Diluted	$(2.01)	$(2.05)	$(5.03)	$2.77	$3.26
Add back: goodwill and intangible amortization(5)	—	0.07	0.29	0.26	0.26

Adjusted diluted	$(2.01)	$(1.98)	$(4.74)	$3.03	$3.52

Other Data:
Ratio of earnings to fixed charges(6)	—	—	—	1.53	1.64
Operating Statistics(7):
Scheduled Service:
Available seat miles (millions)(8)	21,762	24,987	98,356	103,356	99,446
Revenue passenger miles (millions)(9)	16,536	18,266	73,126	79,128	74,168
Passenger load factor (%)(10)	76.0	73.1	74.3	76.6	74.6
Revenue passengers (millions)	11.9	13.4	54.1	58.7	56.1
Revenue yield per passenger mile (cents)(11)	10.64	11.86	11.24	12.04	11.58
Passenger revenue per scheduled ASM (cents)	8.07	8.67	8.36	9.21	8.64
Operating revenue per total ASM (cents)(12)	8.86	9.46	9.17	10.01	9.44
Operating expense per total ASM (cents)(12)	9.65	9.95	9.78	9.33	8.71
Cargo ton miles (millions)(13)	480	540	2,161	2,502	2,336
Cargo revenue per ton mile (cents)	30.90	34.11	33.28	34.25	31.31
Fuel gallons consumed (millions)	445	512	2,029	2,113	2,039
Average fuel cost per gallon (cents)	58.75	87.55	79.26	82.99	53.55
Number of operating aircraft at end of period	434	429	428	424	410
Full-time equivalent employees at end of period	45,005	53,341	45,708	53,491	51,823
Balance Sheet Data (in millions):
Cash, cash equivalents and unrestricted short-term investments	$2,476	$2,270	$2,512	$693	$749
Total assets	13,326	12,003	12,955	10,877	10,584
Short-term borrowings(14)	1	1,111	5	6	7
Long-term debt, including current portion	5,586	3,323	5,051	3,242	3,666
Long-term obligations under capital leases, including current portion	585	546	586	556	597
Mandatorily redeemable preferred security of subsidiary	486	505	492	558	626
Preferred redeemable stock	226	230	227	232	243
Common stockholders' equity	(598)	104	(431)	231	(52)

(1)
2001 was affected by significantly reduced demand for travel resulting from the September 11, 2001 terrorist attacks. The Company recognized $461 million of grant income from the U.S. Government under the Air Transportation Safety and System Stabilization Act, which was recorded as other non-operating income.

(2)
Certain prior year amounts have been reclassified to conform to the current year financial statement presentation.

(3)
In the first quarter of 2001, the Company recorded a charge for retroactive pay and benefits of $94 million ($59 million after tax or $0.17 per share) related to the collective bargaining agreement reached with the Aircraft Mechanics Fraternal Association, the union which represents the Company's mechanics, cleaners and custodians. The Company recorded a fleet disposition charge of $161 million ($101 million after tax or $1.22 per share) related to the reductions in the estimated market values of aircraft recorded in the third and fourth quarters of 2001. The Company also recorded a charge of $125 million ($79 million after tax or $0.96 per basic share or $0.86 per diluted share) related to the accelerated retirement of a portion of its DC10 fleet in the fourth quarter of 2000.

(4)
In the first quarter of 2001, the Company recorded a gain of $27 million ($11 million after tax or $0.13 per share) on the sale of the Company's remaining investment in Continental Airlines, Inc. ("Continental"). During the year ended December 31, 2000, the Company sold a portion of its investment in priceline.com and recorded a gain of $58 million ($37 million after tax or $0.45 per basic share or $0.40 per diluted share). The Company also recorded a loss of $26 million ($21 million after tax or $0.27 per basic share or $0.23 per diluted share) related to an agreement with Continental to repurchase 6.7 million shares of Class A Common Stock from the Company during the year ended December 31, 2000. During the year ended December 31, 1999, the Company sold portions of its interest in Equant N.V. and recorded gains of $48 million ($30 million after tax or $0.37 per basic share or $0.33 per diluted share), related to these transactions.

(5)
In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that companies test goodwill and indefinite lived intangible assets for impairment on an annual basis rather than amortize such assets. The Company adopted SFAS No. 142 on January 1, 2002, and as a result no longer amortizes its indefinite lived intangible assets and goodwill.

(6)
The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, the cumulative effect of accounting changes and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense. Earnings did not cover fixed charges by $280 million and $284 million for the three months ended March 31, 2002 and March 31, 2001, respectively, and by $690 million for the year ended December 31, 2001.

(7)
All statistics exclude Pinnacle Airlines Inc., a wholly owned Northwest Airlink regional carrier.

(8)
"Available seat miles" ("ASMs") represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(9)
"Revenue passenger miles" ("RPMs") represents the number of miles flown by revenue passengers in scheduled service.

(10)
"Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(11)
"Revenue yield per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.

(12)
Excludes the estimated revenues and expenses associated with the operation of Northwest's fleet of Boeing 747 freighter aircraft, MLT Inc. and gain/loss on disposition of assets.

(13)
"Cargo ton miles" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

(14)
On March 29, 2001, the Company borrowed $1.095 billion under its credit facilities. On May 11, 2001, the Company repaid all funds borrowed on March 29, 2001.

RISK FACTORS

        You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the prospectus before investing in the Offered Certificates.

        This prospectus supplement and the accompanying prospectus include "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. All statements other than statements of historical facts included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements regarding our future financial position, are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will be correct. Important factors that could cause actual results to differ materially from such expectations are disclosed below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risk Factors Relating to Northwest and NWA Corp.

  Recent terrorist attacks seriously harmed our business.

        The terrorist attacks that occurred on September 11, 2001 had an immediate and severe adverse impact on the Company's passenger traffic and yields. The Company has continued to experience significantly lower revenue and has incurred additional costs (such as higher security and insurance premiums) as compared to periods prior to September 11, 2001. In addition to increasing insurance rates, aviation insurers have also significantly reduced the maximum amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war or similar events.

        As a result of the events of September 11, 2001 and continuing weak domestic and international economic conditions, the Company expects decreased passenger traffic and yields to continue, for the foreseeable future. In response, the Company has taken several steps to mitigate the impact of these conditions on its results of operations and financial condition. These steps included a significant reduction in scheduled capacity on an available seat mile ("ASM") basis, a reduction in its work force related to the decrease in capacity, and deferrals and cancellations of discretionary and other non-operationally critical spending.

        While the Company expects that these steps will help to offset the financial impact of the events of September 11, 2001 and the current economic downturn, some of these actions do not necessarily result in immediate cost savings. For example, a reduction in capacity may not result in lower airport facility charges due to the fixed nature of these costs.

  Our insurance costs have increased substantially as a result of the September 11, 2001 terrorist attacks, and further increases in insurance costs could harm our business.

        Following September 11, 2001, aviation insurers significantly increased airline insurance premiums. For example, the Company's aviation insurance for third party non-passenger war and terrorism liability coverage was cancelled effective September 26, 2001 and then reinstated that same day at substantially higher rates. In addition, aviation insurers also reduced the maximum amount of insurance coverage available to airlines for liability to persons other than passengers and liability for property damage arising from claims resulting from acts of terrorism, war or similar events to $50 million. The Company previously carried a significantly higher amount of coverage per event in war risk coverage. In light of this development, the government has provided the Company and other U.S. airlines with excess third party non-passenger war risk liability coverage under the Airline Stabilization Act in an amount currently in excess of what had been previously carried. This coverage has been extended to August 17, 2002. As a result of increased premiums, war risk, hull and liability insurance expenses are expected to be significantly higher than the 2001 amounts. The Airline Stabilization Act also provided for reimbursement of certain premium increases, at the option of the Secretary of Transportation. Thus far, the FAA has reimbursed airlines for increased costs of war risk insurance for a period of 30 days.

        Aviation insurers could increase their premiums even further in the event of additional terrorist attacks or other events adversely affecting the airline industry. In addition, while the government may again extend the period during which it provides excess war risk coverage, we cannot assure you that any extension will occur, or if it does, how long the extension will last. It is expected that should the government stop providing excess war risk coverage to the airline industry, the premiums charged by aviation insurers for this coverage would be substantially higher than the premiums currently charged by the government. Significant increases in insurance premiums could harm our financial condition and results of operations.

  Indebtedness

        The Company has substantial levels of indebtedness. As of March 31, 2002, we had long-term debt and capital lease obligations, including current maturities, of $6.17 billion. Of this indebtedness, 38% bears interest at floating rates. The amount of long-term debt that matures in 2002 is $179 million. Additionally, $188 million matures in 2003, $537 million in 2004, $1.35 billion in 2005 and $484 million in 2006. As of March 31, 2002, the principal portion of future minimum lease payments under capital leases were $177 million for 2002, $64 million for 2003, $44 million for 2004, $37 million for 2005 and $26 million for 2006. These levels of indebtedness do not include the Company's mandatory obligation to redeem $226 million of convertible preferred stock in 2003. The amount of the Company's indebtedness could limit the Company's ability to obtain additional financing or could adversely affect the Company's future financing costs, either of which could negatively affect its ability to operate its business or make future capital expenditures.

        In addition, Northwest operates in a capital-intensive industry. Periodically, Northwest is required to make significant capital expenditures for new aircraft and related equipment. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by commercial financing.

        Our alliance strategy is subject to risks that may reduce the anticipated benefits to us.

        Northwest is currently a party to numerous alliances with other airlines, and may enter into additional alliances in the future. Northwest's ability to grow its route network by entering into alliances depends upon the availability of suitable alliance candidates and the ability of Northwest and its alliance partners to meet business objectives and to perform their obligations under the alliance agreements. Northwest's ability to successfully achieve the anticipated benefits of its alliances depends upon many factors, including risks associated with disapproval or delay by regulatory authorities or adverse regulatory developments, competitive pressures, customer acceptance of the alliances and Northwest's and its alliance partners' ability to modify certain contracts that may restrict certain aspects of the alliances.

  We are exposed to foreign currency exchange rate fluctuations.

        Northwest conducts a significant portion of its operations in foreign locations. As a result, Northwest has operating revenues and, to a lesser extent, operating expenses, as well as assets and liabilities, denominated in foreign currencies, principally the Japanese yen. Fluctuations in such foreign currencies can significantly affect Northwest's operating performance and the value of its assets located outside of the United States. From time to time, Northwest uses financial instruments to hedge its exposure to the Japanese yen. However, these hedging strategies may not be effective.

Risk Factors Related to the Airline Industry

  The airline industry has experienced significant losses and reduced capacity levels due to weak economic conditions and the effects of the September 11, 2001 terrorist attacks.

        As a result of weak domestic and international economic conditions and the September 11, 2001 terrorist attacks, the airline industry as a whole suffered substantial losses in 2001 and is expected to suffer substantial losses in 2002. Airline profit levels are highly sensitive to adverse changes in fuel costs, average fare levels and passenger demand. Passenger demand and fare levels have historically been influenced by, among other things, the general state of the economy, international events, airline capacity and pricing actions taken by other airlines.

        In addition, the September 11 terrorist attacks significantly disrupted the North American air transportation system, leading to a temporary suspension of air travel in the United States and Canada. The FAA instituted a number of new safety measures for U.S. airports in reaction to these incidents, including, but not limited to, prohibiting unticketed passengers beyond security checkpoints, requiring a thorough search and security check of all passenger baggage and restricting the parking of vehicles near terminals. Air travel is currently at significantly reduced levels; both enplanements and revenues have been significantly affected, and are expected to continue to be negatively affected for an indeterminate period. Many airlines, including the Company, have announced cutbacks in service and employee layoffs in response to a reduction in passenger demand following these incidents. The Company expects decreased passenger traffic and yields to continue for the foreseeable future as the airline industry makes the necessary changes to operations and procedures.

        The Company cannot predict the duration or extent of the reduction in air travel as a result of the above factors. In addition, the Company cannot predict the likelihood of future incidents similar to those described above, the likelihood of future air transportation disruptions or the impact on the airline industry from such incidents or disruptions.

  The airline industry is intensely competitive.

        The airline industry is highly competitive. Northwest's competitors include all the other major domestic airlines, as well as foreign, national, regional and new entrant airlines, some of which have more financial resources or lower cost structures than Northwest. On most of Northwest's routes, it competes with at least one of these carriers. Northwest uses yield inventory management systems to vary the number of discount seats offered on each flight in an effort to maximize revenues while remaining price competitive with lower-cost carriers. These competitors' low-cost fares could affect the Company's operating results.

        In recent years, the major U. S. airlines have formed marketing alliances with other U.S. and foreign airlines. Such alliances generally provide for code-sharing, frequent flyer program reciprocity, coordinated scheduling of flights to permit convenient connections and other joint marketing activities. These arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline, which provide an opportunity to increase traffic on that airline's segment of flights connecting with alliance partners. Other major U.S. airlines have alliances or planned alliances that may be more extensive than Northwest's alliances. Northwest cannot predict the extent to which it will be disadvantaged by competing alliances.

        The airline industry is both cyclical and seasonal in nature. Due to seasonal fluctuations, the Company's operating results for any interim period are not necessarily indicative of those for the entire year. The Company's second and third quarter operating results have historically been more favorable due to increased leisure travel on domestic and international routes during the spring and summer months.

        In addition, Northwest operates in an industry that may undergo consolidation. Any business combination could significantly alter the industry conditions and competition within the airline industry. Any business combination involving Northwest could adversely affect Northwest's operations because, for example, of difficulties in integrating operations and personnel.

  Changes in government regulation imposing additional requirements and restrictions on our operations could increase our operating costs and limit our ability to conduct our business.

        Airlines are subject to extensive regulatory requirements. In the last several years, Congress has passed laws and the FAA has issued a number of maintenance directives and other regulations. These requirements impose substantial costs on airlines.

        On November 19, 2001, Congress passed, and the President signed into law, the Aviation and Transportation Security Act. This law federalizes substantially all aspects of civil aviation security and requires, among other things, the implementation of certain security measures by airlines and airports, such as the requirement that all passenger bags be screened for explosives. Funding for airline and airport security under the law is partially provided by a new $2.50 per enplanement ticket tax; however, the Company is responsible for costs in excess of this fee which may not exceed the Company's 2000 security expense levels until after 2004. Implementation of the requirements of the Aviation Security Act will result in increased costs for the Company and its passengers. Northwest also expects to continue to incur expenditures to comply with the FAA's aging aircraft and noise regulations.

        Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. Congress and the DOT have also proposed the regulation of airlines' responses to their competitors' activities. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the U.S. and foreign governments may be amended from time to time, or because appropriate slots or facilities may not be available. Northwest cannot give assurance that laws or regulations enacted in the future will not adversely affect it.

  We are vulnerable to increases in aircraft fuel costs.

        Because fuel costs are a significant portion of Northwest's operating costs (15.0% for 2001), significant changes in fuel costs would materially affect its operating results. Fuel prices continue to be susceptible to, among other factors, political events, and Northwest cannot control near or long-term fuel prices. Northwest may experience higher fuel prices or have to curtail scheduled services due to a fuel supply shortage that may result from a disruption of oil imports or other events. A one-cent change in the cost of a gallon of fuel (based on 2001 consumption) would impact operating expenses by approximately $1.7 million per month. Changes in fuel prices may have a greater impact on Northwest than some of its competitors because of the composition of its fleet. From time to time, Northwest hedges against significant adverse changes in fuel prices. However, our hedging strategies may not be effective.

Risk Factors Relating to the Certificates and the Offering

  Appraisals and Realizable Value of Aircraft

        Three independent appraisal and consulting firms have prepared appraisals for the Eligible Aircraft. Letters summarizing such appraisals are annexed to this prospectus supplement as Appendix II. Such appraisals, which are based upon the base value of the Eligible Aircraft, rely on certain varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Eligible Aircraft and may not reflect current market conditions that could affect the value of the Eligible Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. In addition, the value of the Aircraft will likely be negatively affected, at least initially, as a consequence of the events of September 11, 2001 referred to under "Risk Factors Relating to Northwest and NWA Corp.—Recent terrorist attacks seriously harmed our business." In its appraisal letter, one of the appraisers points out that, as a result of the events of September 11, 2001, there has been a significant negative effect on current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market. Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See "Description of the Aircraft and the Appraisals—Appraised Value."

        An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Eligible Aircraft are estimates of values as of future delivery dates. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including:

  •
  market and economic conditions;

  •
  the availability of similar aircraft;

  •
  the availability of buyers;

  •
  the condition of the Aircraft; and

  •
  whether the Aircraft are sold separately or as a block.

        There can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

  Maintenance

        To the extent described in the Owned Aircraft Indentures and the Leases, Northwest will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If Northwest fails to adequately perform these responsibilities, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if Northwest fulfills its maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See "Description of Equipment Notes—Certain Provisions of the Owned Aircraft Indentures and the Leases."

  Insurance

        To the extent described in the Owned Aircraft Indentures and the Leases, Northwest must maintain public liability, property damage and all-risk aircraft hull insurance on the Aircraft. If Northwest fails to maintain adequate levels of insurance, the proceeds which could be obtained upon an event of loss may be insufficient to repay the holders of Equipment Notes. See "Description of the Equipment Notes—Certain Provisions of the Owned Aircraft Indentures and the Leases—Insurance."

  Repossession

        There are no general geographic restrictions on Northwest's ability to operate the Aircraft. Although it does not currently intend to do so, Northwest is permitted to register the Aircraft in foreign jurisdictions and to lease an Owned Aircraft or sublease a Leased Aircraft, as the case may be. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if the Aircraft is located outside the United States, is registered in a foreign location or is subleased to a foreign operator. Additional difficulties may exist when a lessee, in the case of an

Owned Aircraft, or sublessee, in the case of a Leased Aircraft, is the subject of a bankruptcy, insolvency or similar event.

        In addition, certain jurisdictions may allow for certain other liens or other third party rights to have priority over the security interest in the Aircraft. As a result, the benefits of the security interest created in the Equipment Notes could be limited.

  Control Over Collateral; Sale of Collateral

        If an Indenture Default under an Indenture is continuing, the Loan Trustee under such Indenture will be directed by the "Controlling Party" in the exercise of remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default."

        The Controlling Party will be:

  •
  the Policy Provider or, if a Policy Provider Default has occurred and is continuing:

  (1)
  prior to the payment of Final Distributions to the holders of the Class G-1 and Class G-2 Certificates, the Class G-1 or G-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time that the Indenture Default occurs;

  (2)
  Upon payment of Final Distributions to the holders of such larger Class, the other Class G-1 Trustee or the Class G-2 Trustee;

  •
  upon payment of Final Distributions to the holders of Class G-1 and Class G-2 Certificates and, unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the Class C-1 or Class C-2 Trustee, whichever represents the Class with the larger Pool Balance outstanding at the time that the Indenture Default occurs, until payment of Final Distributions to the holders of such larger Class, and thereafter the other of the Class C-1 Trustee or Class C-2 Trustee;

  •
  upon payment of Final Distributions to the holders of the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates, and unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the Class D Trustee; and

  •
  under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider with the largest amount owed to it, unless the Policy Provider pays to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, in which case, the Policy Provider (so long as no Policy Provider Default has occurred and is continuing).

        During the continuation of any Indenture Default, the Controlling Party may accelerate and sell the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement—Intercreditor Rights—Sale of Equipment Notes or Aircraft." The market for Equipment Notes during any Indenture Default may be very limited, and we cannot assure you as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain holders of Certificates will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any Owner Trustee, any Owner Participant, any Trustee, the Primary Liquidity Provider, the Above-Cap Liquidity Provider or the Policy Provider (except, with respect to the holders of the Class G-1 and Class G-2 Certificates, as described in "Description of the Policies and the Policy Provider Agreement—the Policies").

  Revisions to Agreements

        The Owner Participants have not yet been identified. In connection with the negotiation of definitive documents for a Leased Aircraft the Owner Participant may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture related to such Aircraft. As a result, the terms of such documents applicable to such Aircraft may differ from the descriptions of them contained in this prospectus supplement. However, these documents must still contain certain economic terms and document terms. See "Description of the Certificates—Obligation to Purchase Equipment Notes."

        Each Owner Participant will have the right to sell, assign or otherwise transfer its interest as Owner Participant in any Leased Aircraft transaction, subject to the terms and conditions of the relevant Participant Agreement and related documents.

  Unused Escrowed Funds

        Under certain circumstances, less than all of the funds held in escrow as Deposits may be used to purchase Equipment Notes by the Delivery Period Termination Date. See "Description of the Deposit Agreements—Unused Deposits." If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft, they will be withdrawn by the Escrow Agent for that Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust. If the remaining Deposits relate to the Class G-1 Trust or the Class C-1 Trust, such distribution will include a Deposit Break Amount payable by Northwest, unless such distribution is made on a Regular Distribution Date. In addition, if the remaining Deposits relate to the Class G-2 Trust, such distribution will include a premium payable by Northwest equal to the Deposit Make-Whole Premium with respect to such remaining Deposits. However, no premium will be paid with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by Northwest's fault or negligence. In the case of Deposits relating to the Class C-2 Certificates, any distribution of any unused amounts will include a premium payable by Northwest equal to the Deposit Make-Whole Premium to the extent (i) such distribution relates to the non-delivery of an Aircraft due to Northwest's fault or negligence or (ii) the aggregate amount of all such distributions relating to Class C-2 Certificates (other than the amounts relating to the non-delivery of an Aircraft) exceeds $                        . See "Description of the Deposit Agreements—Unused Deposits."

        If Series D Equipment Notes are not issued in connection with the financing of an Aircraft (other than a Selected Aircraft), Northwest will cause to be distributed to the holders of the Offered Certificates a portion of the Deposits held for them, together with accrued and unpaid interest thereon, a Deposit Break Amount (if applicable) or a Deposit Make-Whole Premium (if applicable). Such distribution will be in an amount sufficient to obtain written confirmation from Fitch, Moody's and Standard & Poor's that, upon effectiveness of such distribution, the ratings of the Offered Certificates will not be withdrawn, suspended or downgraded due to failure to issue Series D Equipment Notes related to such Aircraft (without regard to the Policies in the case of the Class G-1 and Class G-2 Certificates). See "Description of the Certificate—Obligation to Purchase Equipment Notes."

  Ratings of the Certificates

        It is a condition to the issuance of the Certificates that (i) the Class G-1 and Class G-2 Certificates be rated not lower than AAA by Fitch Ratings ("Fitch"), Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("Standard & Poor's") and (ii) the Class C-1 and Class C-2 Certificates be rated not lower than BBB by Fitch, Ba1 by Moody's and BBB+ by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances in the future (including the downgrading of Northwest, any Depositary, the Policy Provider, the Primary Liquidity Provider or the Above-Cap Liquidity Provider) so warrant. The rating of the Offered Certificates is based primarily on the default risk of the Policy Provider (in the case of the Class G-1 and Class G-2 Certificates), the Equipment Notes, and the applicable Depositary, the availability of the Liquidity Facilities, the collateral value provided by the Aircraft and the subordination provisions applicable to the Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any Break Amount or premium) when due on the Offered Certificates and the ultimate payment of principal of the Offered Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of certain defaults or other circumstances (such as a loss event) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Expected Distribution Date. See "Description of the Certificates." Standard & Poor's has indicated that its rating applies to a unit consisting of the applicable Offered Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to Deposits initially totaling $            . Amounts deposited under the Escrow Agreements are not entitled to the benefits of Section 1110 of the Bankruptcy Code. Counsel for Northwest will opine to the underwriters that, subject to the assumptions and qualifications contained therein, amounts deposited under the Escrow Agreements are not property of Northwest. Neither the Offered Certificates nor the Escrow Receipts may be separately assigned or transferred.

        The reduction, suspension or withdrawal of the ratings of the Offered Certificates will not, by itself, constitute an Event of Default.

  Above-Cap Liquidity Facility

        The Above-Cap Liquidity Facility for each of the Class G-1 and Class C-1 Certificates provides that upon (i) a downgrading of the Above-Cap Liquidity Provider below the applicable Threshold Rating or (ii) the occurrence of certain other events, unless such Above-Cap Liquidity Facility is replaced by a Replacement Above-Cap Liquidity Facility, such Above-Cap Liquidity Facility shall be terminated. If the Above-Cap Liquidity Facility is so terminated, the Above-Cap Liquidity Provider is required to deposit into the Above-Cap Reserve Account a termination payment expected to be sufficient to cover future payments under the Above-Cap Liquidity Facility, assuming that LIBOR will not exceed 20%. See "Liquidity Facilities—Above-Cap Liquidity Facilities Payments." Thus, if LIBOR at any time exceeds 20%, there can be no assurance that the amounts available in the Above-Cap Reserve Account related to the terminated Above-Cap Liquidity Facility would be sufficient to cover any interest shortfalls on the Class G-1 or Class C-1 Certificates as otherwise described herein.

  Limited Ability to Resell the Offered Certificates

        Prior to this offering, there has been no public market for the Offered Certificates. Although an application will be made to list the Offered Certificates on the Luxembourg Stock Exchange, no assurance can be given that such application will be granted. Except for the application for listing of the Offered Certificates on the Luxembourg Stock Exchange, neither Northwest nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The underwriters may assist in resales of the Offered Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

Risk Factors Relating to the Policy Provider

  The Impact of any Decline in the Financial Condition of the Policy Provider

        The "AAA" rating by Fitch, the "AAA" rating by S&P and the "Aaa" rating by Moody's of the Class G-1 and Class G-2 Certificates are based, primarily, on the existence of the Policies insuring the complete and timely payment of interest accrued and payable on, as applicable, the Class G-1 and Class G-2 Certificates on each Regular Distribution Date and the payment of principal on or (under certain circumstances) before the Final Legal Distribution Date. Any decline in the financial condition of the Policy Provider or the insolvency of the Policy Provider may result in the downgrade of the foregoing ratings of the Class G-1 and Class G-2 Certificates and may impair the ability of the Policy Provider to make payments to the holders of the Class G-1 and Class G-2 Certificates pursuant to the Policies. In addition, in the event of the insolvency of the Policy Provider, under insurance insolvency proceedings it is possible that the Subordination Agent would be unable to recover the full amount due under the Class G-1 and Class G-2 Certificates on its unsecured claim against the Policy Provider. For information on the financial information generally available with respect to the Policy Provider, see "Description of the Policy Provider" and "Description of the Policies and the Policy Provider Agreement—The Policies."

  The Limited Nature of the Policies

        The Policies' support of interest payments and principal payments will be limited to the Class G-1 and Class G-2 Certificates (and interest on the deposits related to the Escrow Receipts attached to such Certificates) and, as a result, the Policies will only run to the benefit of the holders of the Class G-1 and Class G-2 Certificates and the related Escrow Receipts. Although drawings under the Policies for interest payments may be made when interest is due, drawings for principal payments may not, except in certain circumstances, be made until the Final Legal Distribution Date for the Class G-1 and Class G-2 Certificates. The Policies provide no coverage for the Class C-1 and Class C-2 Certificates or, if issued, the Class D Certificates.

  The Policy Provider as a Controlling Party

        Unless a Policy Provider Default has occurred, the Policy Provider will operate as the Controlling Party (unless the Primary Liquidity Provider has the right to become the Controlling Party). As the Controlling Party, the Policy Provider will have the ability, subject to certain limitations, to direct the Subordination Agent in the exercise of all remedies, including the ability to direct the Subordination Agent to sell any or all of the Equipment Notes or to instruct the Loan Trustee under the applicable Indenture to accelerate the Equipment Notes issued under such Indenture and to foreclose upon the lien created thereunder. As the Controlling Party, the Policy Provider will be in a position to take actions that are beneficial to the Policy Provider and the holders of the Class G-1 and Class G-2 Certificates but detrimental to the holders of the Class C-1 or Class C-2 Certificates or, if issued, the Class D Certificates.

DESCRIPTION OF THE POLICY PROVIDER

General

        The information set forth in this section, including any financial statements incorporated by reference herein, has been provided by MBIA Insurance Corporation ("MBIA" or the "Policy Provider") for inclusion in this prospectus supplement, and such information has not been independently verified by Northwest, NWA Corp., the Underwriters, the Trusts, the Depositary, the Primary Liquidity Provider or the Above-Cap Liquidity Provider. Accordingly, notwithstanding anything to the contrary herein, none of Northwest, NWA Corp., the Underwriters, the Trusts, the Depositary, the Primary Liquidity Provider or the Above-Cap Liquidity Provider assumes any responsibility for the accuracy, completeness or applicability of such information.

        MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Parent Company"). The Parent Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

        MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy Provider set forth under the heading "Description of the Policy Provider". Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

        The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Financial Information

        The following documents filed by the Parent Company with the Securities and Exchange Commission are incorporated herein by reference:

  (1)
  The Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001; and
  (2)
  The Parent Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

        Any documents filed by the Parent Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        The consolidated financial statements of MBIA, a wholly owned subsidiary of the Parent Company and its subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Parent Company for the year ended December 31, 2001 and the consolidated financial statements of MBIA and its subsidiaries as of March 31, 2002 and for the three month period ended March 31, 2002 and March 31, 2001 included in the Quarterly Report on Form 10-Q of the Parent Company for the period ended March 31, 2002, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. All financial statements of MBIA and its subsidiaries included in documents filed by the Parent Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

        The Parent Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001 and (2) the Parent Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington D.C.; and (iii) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

        The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):

	SAP
	December 31, 2001	March 31, 2002
	(Audited)	(Unaudited)
	(in millions)
Admitted Assets	$8,545	$8,575
Liabilities	5,688	5,713
Capital and Surplus	2,857	2,862
	GAAP
	December 31, 2001	March 31, 2002
	(Audited)	(Unaudited)
	(in millions)
Assets	$9,460	$9,426
Liabilities	4,234	4,121
Shareholder's Equity	5,226	5,305

Financial Strength Ratings of MBIA

        Moody's rates the financial strength of MBIA "Aaa."

        Standard & Poor's rates the financial strength of MBIA "AAA."

        Fitch rates the financial strength of MBIA "AAA."

        Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

        The above ratings are not recommendations to buy, sell or hold any Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any Certificates. MBIA does not guaranty the market price of any Certificates nor does it guaranty that the ratings on the Class G-1 and Class G-2 Certificates will not be revised or withdrawn.

THE COMPANY

        NWA Corp. is the indirect parent corporation of Northwest. Northwest operates the world's fourth largest airline, as measured by 2001 RPMs, and is engaged in the business of transporting passengers and cargo. Northwest began operations in 1926. Northwest's business focuses on the development of a global airline network through its strategic assets that include:

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  domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

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  an extensive Pacific route system with a hub in Tokyo;

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  a trans-Atlantic alliance with KLM Royal Dutch Airlines ("KLM"), which operates through a hub in Amsterdam; and

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  a global alliance with Continental.

        Northwest has developed strategies that are designed to utilize these assets to the Company's competitive advantage. These strategies focus on providing safe, reliable, convenient and consistent air transportation. In addition, the Company's frequent flyer program, customer service enhancements and targeted fare promotions are designed to maintain and improve its competitive position.

Operations and Route Network

        Northwest operates substantial domestic and international route networks and directly serves more than 145 cities in 24 countries in North America, Asia and Europe. Northwest had 54.1 million enplanements and flew 73.13 billion RPMs in 2001.

        Northwest has exclusive marketing agreements with two regional carriers: Mesaba Aviation, Inc. ("Mesaba") and Pinnacle Airlines, Inc. ("Pinnacle Airlines"), an indirect wholly-owned subsidiary of NWA Corp. Under the agreements, these regional carriers operate their flights under the Northwest "NW" code and are identified as Northwest Airlink carriers. The primary purpose of these marketing agreements is to provide more frequent service to small and mid-sized cities, which increases connecting traffic at Northwest's hubs.

        In 2001, Northwest acquired 21 50-seat Bombardier Canadian Regional Jet ("CRJ") 200 series aircraft, bringing the total number of CRJ-200 aircraft in operation to 30. Over the next four years, Northwest is scheduled to take delivery of 24 additional new CRJ-200 regional jets and 75 44-seat CRJ-440 regional jets. The 30 CRJ-200 aircraft in operation, as of December 31, 2001, are subleased to and operated by Pinnacle Airlines. These aircraft enable Northwest to provide access to markets that do not have enough traffic to support mainline jet service, but are beyond the range of turboprop aircraft. They will also allow for increased service to existing markets and upgraded service to markets currently served with 30-seat turboprops. Northwest also leases and subleases 36 69-seat AVRO RJ85 aircraft to Mesaba. The extended range, speed, and greater comfort of regional jets increases demand, resulting in expanded traffic through Northwest's hubs and improved efficiency in linking smaller markets to hub cities.

        During the past several years, Northwest has strengthened its network through the addition of several new alliance partners. Long-term alliances are the most effective way for Northwest to enter global markets that it would not be able to serve alone and, due to the synergies shared by the partners, these alliances are the most economic way to expand globally. Alliances improve the travel experience through code-sharing, integration of frequent flyer programs, the ability to check luggage through to the passenger's final destination and reciprocal airport lounge access, while also providing route and schedule coordination, joint marketing, sharing of airport facilities and services and joint procurement of certain goods and services. Northwest and its alliance partners as of year end 2001 provide a global network to over 748 cities in 116 countries in the U.S., Canada, Asia, India, the South Pacific, Europe, the Middle East, Africa, Mexico, the Caribbean, Central America and South America.

  Domestic System

        Northwest's domestic route system serves the U.S., Mexico, Canada and the Caribbean. Northwest operates its domestic system through its hubs at Detroit, Minneapolis/St. Paul and Memphis. The hub system gathers passengers from the hub and surrounding cities and provides more frequent local and connecting service than if each route were served on a nonstop point-to-point basis. As part of its alliance with Continental, Northwest's passengers are also able to connect through Continental's hubs in Newark, Houston and Cleveland to additional cities not previously served by Northwest.

        Northwest's hubs provide connections that feed traffic into its eight gateway cities for international service. Northwest operates international flights from its Detroit and Minneapolis/St. Paul hubs as well as from Boston, Honolulu, Los Angeles, Miami, New York, San Francisco, Seattle and Washington, D.C. With its Airlink carriers, Northwest also operate service to cities in Mexico, Canada and the Caribbean.

        Detroit.    Northwest and its Airlink carriers together serve over 130 cities from Detroit. For the 12 months ended December 31, 2001, Northwest and its Airlink carriers enplaned 58% of originating passengers from this hub, while the next largest competitor enplaned 9%. Detroit, which is the ninth largest origination/destination hub in the U.S., is Northwest's largest international gateway from the continental U.S.

        The Company was responsible for managing and supervising the design and construction of a new $1.2 billion passenger terminal at Detroit Metropolitan Wayne County Airport. This new terminal was completed in February 2002 and offers 97 gates, 106 ticket-counter positions, 14 security check points, a fourth parallel runway, nearly 85 shops and restaurants, four WorldClubs, an 11,500-space parking facility, covered curbside drop-off areas and 18 luggage carousels. The new terminal also offers international-to-domestic connections within the same facility. In addition, a new hotel in the terminal is scheduled to be completed in September 2002.

        Minneapolis/St. Paul.    Northwest and its Airlink carriers together serve over 135 cities from Minneapolis/St. Paul. For the 12 months ended December 31, 2001, Northwest and its Airlink carriers enplaned 65% of originating passengers from this hub, while the next largest competitor enplaned 9%. Minneapolis/St. Paul is the seventh largest origination/destination hub in the U.S.

        Minneapolis/St. Paul International Airport is in the midst of a $2.4 billion construction program that includes a 50% increase in parking, adds 15 jet gates and 30 commuter gates, adds a new north/south runway, and improves existing runways. Additional airport improvements include a new skyway and automated people movers to shorten transit time between the concourses and the parking garage and another WorldClub. This multi-year project is scheduled to be completed in phases through 2010.

        Memphis.    Northwest and its Airlink carriers serve 80 cities from Memphis. For the 12 months ended December 31, 2001, they enplaned approximately 53% of originating passengers from this hub, while the next largest competitor enplaned approximately 19%.

        The Memphis-Shelby County Airport Authority is in the process of a $400 million airport renovation and expansion scheduled to be completed in 2004. This program provides nearly $300 million in airfield improvements including a new 13,000-foot runway, which opened in late 2000 to accommodate additional arrivals and departures. The airport renovation also includes $40 million in parking expansion and $60 million in terminal improvements, which will directly benefit Northwest with the creation of 15 new commuter gates, the redesign of eight gates to accommodate Northwest regional jet service, a new WorldClub and the addition of 11 new ticket counter positions.

        Northwest and Continental have extended through 2025 their global strategic commercial alliance that connects the two carriers' networks and includes extensive code-sharing, frequent flyer program reciprocity and other cooperative activities. The airlines continue to operate their two networks under separate identities. The combined network has resulted in a domestic presence comparable to that of either United Airlines, Inc. ("United") or American Airlines, Inc. ("American") (as measured by ASMs for the twelve months ended December 31, 2001), and provides Northwest access to Central and South America and increases its Pacific presence.

        Northwest and Continental's code-sharing agreements include more than 250 destinations. Cities served by these code-share flights include eight in Central America, five in South America, 21 in Mexico, eight in the Caribbean, 13 in Canada, seven in Asia and over 190 in the U.S. Northwest anticipates that it will continue to increase its code-sharing with Continental. Through additional domestic and international connections, Northwest has increased its market share and enhanced its revenue. Other joint activities include airport facility coordination, joint purchasing and certain coordinated sales programs. Through combined purchasing power and increased efficiencies in airport operations from the alliance, Northwest is experiencing reduced operating costs.

        Northwest also has domestic marketing agreements with several other airlines for frequent flyer program reciprocity and code-sharing on some of those carriers' routes. The primary purpose of these arrangements is to provide increased connections between the airlines' route networks so as to generate increased traffic into Northwest's domestic system and international gateways.

  International System

        Northwest has a comprehensive route network to the Pacific, providing extensive service to Japan and China, and also serves destinations in Europe and India. Northwest also operates within an international global alliance whose other primary members are KLM and Continental. Through these and other alliance partners, such as Air China, Malaysia Airlines and Japan Air System, Northwest is able to provide seamless global service and more choices to its customers through code-sharing, frequent flyer program reciprocity, coordinated scheduling of flights, airport facility coordination and other cooperative activities. This coordination increases the destinations, connections and frequencies offered by Northwest, and thus provides an opportunity to increase traffic on flight segments connecting with alliance partners. Code-sharing is an agreement under which an airline's flights can be marketed under the two-letter designator code of another airline, thereby allowing the two carriers to provide joint service with one aircraft.

        Pacific.    Northwest has served the Pacific market since 1947 and has one of the world's largest Pacific route networks. Northwest's Pacific operations are concentrated at its Tokyo hub. Northwest has the largest slot portfolio of any non-Japanese airline at Tokyo's slot-constrained Narita International Airport, with 316 weekly takeoff and landing slots. Northwest uses its route certificates and slot portfolio to operate a network linking seven U.S. gateways and ten Asian destinations via Tokyo.

        Northwest provides passenger service between various points in the U.S. and Japan and operates flights between Japan and Korea, Taiwan, the Philippines, Thailand, Singapore, Malaysia, Mariana Islands, and China, including Hong Kong. Northwest's Japan presence results from the U.S.-Japan bilateral aviation agreement, which establishes rights to carry traffic between Japan and the U.S. and extensive "fifth freedom" rights between Japan and India, the South Pacific and other Asian destinations. "Fifth freedom" rights allow Northwest to operate service from any gateway in Japan to points beyond Japan and to carry Japanese originating passengers. Northwest and United are the only U.S. passenger carriers that have "fifth freedom" rights from Japan. Northwest also has unlimited rights and frequencies to operate between any point in the U.S. and Japan and the ability to code-share with Japanese carriers.

        Northwest's alliance with Air China connects the two carriers' networks and also includes frequent flyer program reciprocity and joint marketing. Northwest and Air China together provide 20 flights each week between the U.S. and China. Code-share service was expanded within the U.S. during 1999 and within China in 2000. Northwest's alliance with Air China is scheduled to terminate in July 2003.

Northwest alliance partners, Alaska Airlines, America West Airlines and Continental, have also entered into alliance agreements with Air China. Northwest and its partners collectively provide the most service between the U.S. and China.

        Northwest continues to expand its Pacific presence through additional alliances. Northwest has implemented an alliance with Japan Air System, which operates more domestic routes in Japan than any other carrier. The alliance includes code-sharing, coordinated flight connections, traffic servicing and reciprocal frequent flyer programs. Northwest also implemented an alliance with Malaysia Airlines during 1999. This alliance was granted anti-trust immunity by the U.S., which allows the two airlines to coordinate sales, marketing and operations to the extent desirable. Currently, Northwest is the only U.S. airline serving Malaysia. Northwest also has code-sharing and reciprocal frequent flyer programs with Pacific Island Aviation.

        Atlantic.    Northwest and KLM operate their trans-Atlantic flights pursuant to a commercial and operational joint venture alliance, which has antitrust immunity that facilitates coordinated pricing, scheduling, product development and marketing. In 1992, the U.S. and the Netherlands entered into an "open-skies" bilateral aviation treaty which authorizes the airlines of each country to provide international air transportation between any U.S.-Netherlands city pair and to operate connecting service to destinations in other countries. Northwest and KLM have expanded their trans-Atlantic presence by operating joint service between 13 U.S. cities and Amsterdam, KLM's hub airport. Code-sharing between Northwest and KLM has been implemented on flights to 53 European, five Middle Eastern, seven African, three Asian and approximately 175 U.S. cities. Northwest and KLM have a minimum of nine years remaining under their current joint venture alliance.

        To further enhance Northwest's service in Europe, India, and Southeast Asia, Northwest has code-sharing and reciprocal frequent flyer programs with Air Alps Aviation, Swisswings, Cyprus Airways, KLM cityhopper, KLM exel, KLM uk, Pacific Island Aviation and Transavia airlines. Northwest also has frequent flyer reciprocity with Cebu Pacific Airlines, Garuda Indonesia, Jet Airways Private Ltd., Kenya Airways and Malaysia Airlines.

  Cargo

        In 2001, cargo accounted for 7.3% of the Company's operating revenues, with the majority of its cargo revenues originating in or destined for Asia. Through its Tokyo and Anchorage cargo hubs, Northwest serves most major air freight markets between the U.S. and the Pacific with 12 Boeing 747-200 freighter aircraft. Northwest is now the largest cargo carrier among U.S. passenger airlines and the only one to operate a dedicated cargo freighter fleet.

        The trans-Pacific market is expected to be a leading growth market for the air freight industry, with most of the growth expected to originate from the high-yield express business. Northwest is able to participate in the express business due to its extensive network across the Pacific, its hubs at Tokyo and Anchorage that allow for the efficient transfer of freight, and its dedicated freighter fleet. Service began in July 2001 under a new five-year agreement with DHL Worldwide Express to provide daily freighter service from its U.S. hub operations in Cincinnati to various points in Asia. In June 2000, Northwest and Japan Airlines entered into a long-term cargo alliance agreement. This alliance received Department of Transportation ("DOT") approval in September 2000 and includes code-sharing that allows Northwest to provide its customers with an improved and expanded schedule.

  Other Activities

        MLT Inc.    MLT Inc. ("MLT") is among the largest vacation wholesale companies in the U.S. In addition to its Worry-Free Vacations charter program, MLT markets and supports Northwest's WorldVacations brand packaged vacations to destinations throughout the U.S., Canada, Mexico, the Caribbean, Europe and Asia, primarily on Northwest.

        Northwest Aerospace Training Corporation.    Northwest Aerospace Training Corporation ("NATCO") provides training and aircraft simulation services to pilots for Northwest, other airlines, governments and corporations. The NATCO training facility is among the world's largest aircraft simulation facilities, with 21 full-flight simulators and four fixed-base training devices. NATCO's customer base includes both domestic and international airlines. In 2001, NATCO had $7 million in revenue from third parties.

        WORLDSPAN.    The Company holds a 33.7% partnership interest in WORLDSPAN, L.P. ("WORLDSPAN"). WORLDSPAN operates and markets a global computer reservations and passenger processing system ("CRS"). A CRS is used by travel agents, corporate accounts and internet consumers to make airline, hotel, car and other travel reservations and to issue airline tickets. Delta Air Lines, Inc. and AMR Corporation own 40% and 26.3% of WORLDSPAN, respectively. Northwest's presence through WORLDSPAN in the CRS market gives it a voice in the traditional and emerging distribution channels.

USE OF PROCEEDS

        The proceeds from the sale of the Offered Certificates will be used during the Delivery Period to purchase Equipment Notes issued, at Northwest's election, either (i) by Northwest to finance or refinance the Owned Aircraft or (ii) by each Owner Trustee to finance or refinance the Leased Aircraft. Proceeds from the sale of the Offered Certificates will be initially deposited with the applicable Depositary on behalf of the applicable Escrow Agent. Upon the request of the Trustees for the Offered Trusts, the Escrow Agent will withdraw the applicable Deposits and deliver such proceeds to the Trustees. All of the proceeds from the sale of the Offered Certificates will be used by the Trustees to purchase at par the Equipment Notes of the related series subject to the circumstances described under "Description of the Deposit Agreement—Unused Deposits."

DESCRIPTION OF THE CERTIFICATES

        The Certificates will be issued pursuant to five separate Trust Supplements (each, a "Trust Supplement") to be entered into among Northwest, NWA Corp. and the Trustee pursuant to the terms of a pass through trust agreement among NWA Corp., Northwest and the Trustee, dated as of June 3, 1999 (the "Basic Agreement"). The following summary of the particular terms of the Certificates supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the certificates set forth in the accompanying prospectus under the caption "Description of the Certificates." The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, a form of which has been filed as an exhibit to the Registration Statement of which the accompanying prospectus is a part, and to all of the provisions of the Trust Supplements for the Offered Certificates which, together with the forms of the related Participation Agreements, Indentures, Leases and Trust Agreements and the Liquidity Facilities, Note Purchase Agreement, Reference Agency Agreement, Escrow Agreements, Deposit Agreements, Intercreditor Agreement and Policies, will be filed by NWA Corp. with the Commission as exhibits to a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "Description of the Intercreditor Agreement—Priority of Distributions" below and elsewhere in this prospectus supplement and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the final expected distribution date (the "Final Expected Distribution Date") applicable to each Trust will differ. Citations to the relevant sections of the Basic Agreement appear below in parentheses unless otherwise indicated.

General

        Each Certificate will represent a fractional undivided interest in one of five Northwest Airlines 2002-1 Pass Through Trusts (the "Class G-1 Trust," the "Class G-2 Trust," the "Class C-1 Trust," the "Class C-2 Trust" and the "Class D Trust"). The Trusts will be formed pursuant to the Basic Agreement and the Trust Supplements (together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The Certificates are referred to herein as the "Class G-1 Certificates," the "Class G-2 Certificates," the "Class C-1 Certificates," the "Class C-2 Certificates," and the "Class D Certificates." Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. The holders of the Certificates are referred to herein as the "Certificateholders".

        The property of each Trust (the "Trust Property") will consist of:

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  Subject to the Intercreditor Agreement, the Equipment Notes acquired under the Note Purchase Agreement and issued, at Northwest's election, either (a) on a recourse basis by Northwest in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance or refinance such Owned Aircraft by Northwest, or (b) on a nonrecourse basis by the trustees (each, an "Owner Trustee") of separate owner trusts in each separate leveraged lease transaction with respect to each Selected Aircraft that is a Leased Aircraft to finance or refinance such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to Northwest.

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  The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

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  For each Offered Trust, the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the applicable Depositary funds sufficient to enable each such Trust to purchase Equipment Notes during the Delivery Period.

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  The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

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  With respect to the Class G-1 Trust and the Class C-1 Trust, all monies receivable under the Primary Liquidity Facility and the Above-Cap Liquidity Facility for each such Trust.

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  With respect to the Class G-2 Trust and the Class C-2 Trust, all monies receivable under the Primary Liquidity Facility for such Trust.

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  With respect to the Class G-1 and Class G-2 Trusts, all monies receivable under the related Policy.

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  Funds from time to time deposited with the Trustee in accounts relating to such Trust.

        Certificates will be issued only in minimum denominations of $1,000 (or $100,000 in the case of the Class D Certificates) or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

        The Certificates represent interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property. (Section 3.08) The Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

        Pursuant to the Escrow Agreement applicable to each Offered Trust the holders of the Certificates of each such Trust as holders of the Escrow Receipts affixed to each Certificate will be entitled to certain rights with respect to payments and withdrawals that are required to be made by the applicable Depositary under the applicable Deposit Agreement. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to such payments, and rights with respect to payments and withdrawals to be made under the applicable Deposit Agreement may not be separately transferred by holders of the Offered Certificates. Rights with respect to the Deposits, payments and withdrawals to be made under the applicable Deposit Agreement and the Escrow Agreement relating to an Offered Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust. There will be no Deposits related to the Class D Certificates.

Payments and Distributions

        The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement which may have the consequence of altering the effect of the following provisions in a default situation. See "Description of the Intercreditor

Agreement—Priority of Distributions." Interest with respect to the Equipment Notes held in each Trust will accrue at the applicable rate per annum for Certificates to be issued by such Trust payable on February 20, May 20, August 20, and November 20 of each year commencing on the first such date to occur after initial issuance thereof. The non-default interest rate applicable to each Class of Certificates is referred to as the "Stated Interest Rate" for such Trust. All such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Series G-1, Series C-1 and Series D Equipment Notes is calculated on the basis of the actual number of days elapsed over a 360-day year. Interest on the Series G-2 and Series C-2 Equipment Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Interest will accrue on the Deposits relating to each Offered Trust at a rate equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to an Offered Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates.

        Payments of interest on the Deposits with respect to each Offered Trust will be made by the applicable Depositary to the Paying Agent for distribution to the holders of Escrow Receipts as described below. Payments of principal, Break Amount (if any), premium (if any) and interest on the Equipment Notes (subject to the terms of the Intercreditor Agreement) or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments. All payments will be in U.S. dollars.

        Interest payable on the Deposits with respect to the Class G-1 Trust and Class C-1 Trust and the Series G-1, Series C-1 and Series D Equipment Notes will be determined based on LIBOR. LIBOR for the period commencing on and including the initial issuance date of the Certificates (the "Issuance Date") and ending on but excluding the first Regular Distribution Date (the "Initial Interest Period") will be determined on the second London Banking Day preceding the Issuance Date as the rate for deposits in U.S. dollars for a period of                        that appears on the display designated as page "3750" on the Telerate Monitor. See "Description of the Equipment Notes—Determination of LIBOR" for an explanation of how LIBOR is to be determined for each Interest Period after the Initial Interest Period.

        As promptly as practicable after the determination of LIBOR for an Interest Period under the Reference Agency Agreement, the Reference Agent will give notice of such determination of LIBOR to Northwest, the Trustees, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, Crédit Lyonnais Luxembourg S.A. (the "Listing Agent" and the initial Luxembourg Paying Agent), the Primary Liquidity Provider, the Luxembourg Stock Exchange, the Underwriters, the Above-Cap Liquidity Provider and the Policy Provider. Certificateholders may obtain such information from the Listing Agent or Luxembourg Paying Agent or the Trustee or otherwise in the statements included with each distribution of a Scheduled Payment or Special Payment.

        Payments of interest applicable to the Offered Certificates to be issued by each of the Offered Trusts will be supported by a separate Primary Liquidity Facility and, in the case of the Class G-1 Certificates and the Class C-1 Certificates, an Above-Cap Liquidity Facility, to be provided by the applicable Liquidity Provider for the benefit of the holders of such Offered Certificates, which together are expected to provide an aggregate amount sufficient to pay interest thereon, at the Stated Interest Rate for such Trust, on up to six successive Regular Distribution Dates (without regard to any future payments of principal on such Offered Certificates).

        The Liquidity Facilities do not cover interest payable by the Depositary on any Deposits. Furthermore, the Liquidity Facilities for any Class of Offered Certificates do not provide for drawings thereunder to pay for principal of or premium or Break Amount on the Offered Certificates of such Class, any interest on the Offered Certificates of such Class in excess of the Stated Interest Rate applicable to such Class, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium or Break Amount on the Offered Certificates of any other Class. Therefore, only the holders of the Offered Certificates to be issued by a particular Trust are entitled to receive and retain the proceeds of drawings under the Primary Liquidity Facility for such Trusts and, in the case of the Class G-1 Trust and the Class C-1 Trust, withdrawals from the Above-Cap Account for such Trust. See "Description of the Liquidity Facilities."

        After use of any available funds under the Primary Liquidity Facility or in the Primary Cash Collateral Account for the Class G-1 and Class G-2 Certificates and, in the case of the Class G-1 Certificates, the related Above-Cap Account, the payment of interest on the Class G-1 and Class G-2 Certificates will be supported by the Policy for such Class provided by the Policy Provider. See "Description of the Policies and the Policy Provider Agreement—The Policies."

        Payments of principal of the Series G-1, Series G-2, Series C-1, Series C-2 and Series D Equipment Notes are scheduled to be received by the Trustee on February 20, May 20, August 20, and November 20 in certain years depending upon the terms of the Equipment Notes held in such Trust.

        Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments," and February 20, May 20, August 20, and November 20 of each year are herein referred to as "Regular Distribution Dates." See "Description of the Equipment Notes—Principal and Interest Payments." The "Final Legal Distribution Date" for the Class G-1 Certificates is November 20, 2015, for the Class G-2 Certificates is May 20, 2023, for the Class C-1 Certificates is November 20, 2013, and for the Class C-2 Certificates is November 20, 2013.

        Payment of principal of the Class G-1 and Class G-2 Certificates on the Final Legal Distribution Date and, in certain limited circumstances earlier, will be supported by the Policy for such Class provided by the Policy Provider. See "Description of the Policies and the Policy Provider Agreement—The Policies."

        The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the related Offered Trust all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held by the Subordination Agent on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

        Any payment in respect of, or any proceeds of, an Equipment Note, Collateral under (and as defined in) an Owned Aircraft Indenture or Trust Indenture Estate under (and as defined in) a Leased Aircraft Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date," each Special Distribution Date and Regular Distribution Date, a "Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement.

        Any unused Deposits will be distributed (each such distribution, also a "Special Payment") in the manner described in "Description of the Deposit Agreements—Unused Deposits." Payments made on or with respect to a Deposit are not subject to the Intercreditor Agreement.

        Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date, upon the non-issuance of a Series D Equipment Note for any Aircraft other than a Selected Aircraft, or after the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 6.01; Escrow Agreement, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "—Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Equipment Notes—Redemption."

        In the case of the distribution of proceeds from any "No Proceeds Drawing" or "Avoidance Drawing" as described in "Description of the Policies and the Policy Provider Agreement—The Policies," the Class G-1 or Class G-2 Trustee, as applicable, will mail a notice to the Certificateholders of the related Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of such distribution and the reason for such distribution. Such notice will be mailed not less than 15 days prior to the date such proceeds are scheduled to be distributed. Each such distribution shall be made by the Class G-1 or Class G-2 Trustee, as applicable, to the Certificateholders of record of the related Trust on the Record Date applicable to such distribution. (Section 4.02(c))

        Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which are to be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 6.01)

        Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which are to be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

        The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "—Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "—Book-Entry; Delivery and Form" below. In the case of each Offered Trust, each notice of final distribution will be published by the Trustee in the Luxemburger Wort or in another daily newspaper of general circulation in Luxembourg (or, if not practicable, elsewhere in Europe) promptly after such notice is mailed to the applicable Certificateholders.

        If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in (i) New York, New York, Minneapolis, Minnesota, or Boston, Massachusetts, or (ii) solely with respect to draws under a Policy, Armonk, New York or the location of the Policy Provider's fiscal agent or (iii) solely with respect to any payment by the Luxembourg Paying Agent, Luxembourg, Luxembourg (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day, and interest shall be added for such additional period in the case of the Class G-1, Class C-1 and Class D Certificates but not in the case of the Class G-2 or Class C-2 Certificates.

Pool Factors

        The "Pool Balance" for each Offered Trust or for the Offered Certificates issued by any Offered Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Offered Certificates of such Trust or in respect of Deposits relating to such trust other than payments made in respect of interest, Break Amount or Make-Whole Premium thereon or Deposit Break Amount or Deposit Make-Whole Premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for the Class D Trust or the Class D Certificates indicate, as of any date, the original aggregate principal amount of all of the Series D Equipment Notes acquired by the Class D Trust on or prior to such date less the aggregate amount of all payments made in respect of the Class D Certificates other than payments made in respect of interest or Break Amount thereon or reimbursement of any costs and expenses. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any Special Distribution with respect to unused Deposits, the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date and, with respect to the Class G-1 and Class G-2 Trusts, payments under the related Policy made for the benefit of the Class G-1 or Class G-2 Certificateholders, as applicable, (other than in respect of the Liquidity Facilities and interest on the Class G-1 or Class G-2 Certificates, as applicable).

        The "Pool Factor" for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust (or in the case of the Class D Trust, the original aggregate principal amount of all of the Series D Equipment Notes acquired by the Class D Trust on or prior to such date). The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any Special Distribution with respect to unused Deposits, the payment of principal if any on the Equipment Notes, payment under the related Policy for such Trust (other than in respect of interest on the Certificates of such Trust) or other Trust Property held in such Trust and the distribution thereof to be made on that date. Assuming that no early redemption or purchase, or default, in respect of any Equipment Notes shall have occurred, the Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date (in the case of the Class D Trust, multiplied by a factor (x) the numerator of which shall be the original aggregate principal amount of all of the Series D Equipment Notes acquired by the Class D Trust and (y) the denominator of which shall be the original aggregate face amount of the Class D Certificates.) Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

        The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. The scheduled distribution of principal payments for any Trust will be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

	Class G-1		Class G-2		Class C-1		Class C-2		Class D
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
Closing	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
August 20, 2002	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
November 20, 2002	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
February 20, 2003	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
May 20, 2003	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
August 20, 2003	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000	257,974.99	0.9953933	0.00	1.0000000
November 20, 2003	3,234,525.47	0.9933601	0.00	1.0000000	0.00	1.0000000	1,079,643.12	0.9761140	187,459.62	0.9975005
February 20, 2004	7,046,032.20	0.9788957	1,189,548.99	0.9920697	2,310,032.92	0.9587494	1,775,329.62	0.9444116	640,602.42	0.9889592
May 20, 2004	4,959,363.95	0.9687149	731,304.62	0.9871943	622,268.72	0.9476375	1,611,383.85	0.9156369	1,082,149.51	0.9745305
August 20, 2004	5,275,568.76	0.9578851	2,179,058.12	0.9726673	966,329.19	0.9303816	2,468,394.82	0.8715585	1,258,643.06	0.9577486
November 20, 2004	2,064,039.96	0.9536479	2,057,962.20	0.9589475	0.00	0.9303816	0.00	0.8715585	1,294,514.38	0.9404884
February 20, 2005	6,143,461.28	0.9410364	2,417,911.84	0.9428281	11,990,378.87	0.7162677	3,170,525.42	0.8149419	1,331,408.04	0.9227363
May 20, 2005	3,548,530.94	0.9337519	0.00	0.9428281	0.00	0.7162677	0.00	0.8149419	1,369,353.17	0.9044783
August 20, 2005	6,709,087.28	0.9199792	1,323,547.31	0.9340044	3,255,248.35	0.6581382	4,972,931.38	0.7261396	1,408,379.74	0.8856999
November 20, 2005	2,618,818.85	0.9146032	2,057,962.20	0.9202847	0.00	0.6581382	0.00	0.7261396	1,448,518.56	0.8663863
February 20, 2006	9,149,991.91	0.8958198	2,405,130.94	0.9042505	11,270,736.33	0.4568751	4,477,963.31	0.6461760	1,489,801.34	0.8465223
May 20, 2006	4,971,834.48	0.8856134	0.00	0.9042505	0.00	0.4568751	0.00	0.6461760	1,532,260.68	0.8260921
August 20, 2006	11,358,323.81	0.8622966	1,188,092.60	0.8963299	2,091,835.04	0.4195209	4,096,118.59	0.5730310	1,575,930.11	0.8050797
November 20, 2006	4,519,939.66	0.8530179	2,057,962.20	0.8826101	0.00	0.4195209	0.00	0.5730310	1,620,844.12	0.7834685
February 20, 2007	12,065,409.03	0.8282496	2,267,035.06	0.8674966	6,283,265.96	0.3073197	4,046,327.12	0.5007751	1,667,038.17	0.7612413
May 20, 2007	13,387,901.54	0.8007665	0.00	0.8674966	0.00	0.3073197	0.00	0.5007751	1,714,548.76	0.7383806
August 20, 2007	10,294,450.06	0.7796337	1,048,148.41	0.8605089	1,311,145.33	0.2839064	1,448,185.28	0.4749147	1,763,413.40	0.7148685
November 20, 2007	7,005,941.11	0.7652516	2,057,962.20	0.8467892	0.00	0.2839064	0.00	0.4749147	1,813,670.68	0.6906862
February 20, 2008	15,177,955.13	0.7340938	2,124,399.43	0.8326265	884,448.46	0.2681127	3,424,274.24	0.4137669	1,865,360.30	0.6658147
May 20, 2008	19,486,933.48	0.6940903	0.00	0.8326265	0.00	0.2681127	0.00	0.4137669	1,918,523.07	0.6402344
August 20, 2008	9,802,084.60	0.6739682	903,621.99	0.8266023	0.00	0.2681127	441,842.02	0.4058769	1,973,200.97	0.6139251
November 20, 2008	8,911,725.38	0.6556739	2,057,962.20	0.8128826	0.00	0.2681127	0.00	0.4058769	2,029,437.20	0.5868659
February 20, 2009	19,409,230.86	0.6158299	2,103,532.75	0.7988590	0.00	0.2681127	1,304,187.32	0.3825878	2,087,276.16	0.5590356
May 20, 2009	28,481,484.82	0.5573621	0.00	0.7988590	0.00	0.2681127	0.00	0.3825878	2,146,763.53	0.5304120
August 20, 2009	5,169,354.00	0.5467503	924,426.42	0.7926962	0.00	0.2681127	452,014.71	0.3745161	2,207,946.29	0.5009728
November 20, 2009	4,667,852.00	0.5371679	2,057,962.20	0.7789765	0.00	0.2681127	0.00	0.3745161	2,270,872.76	0.4706945

February 20, 2010	9,540,917.00	0.5175820	5,301,516.55	0.7436330	0.00	0.2681127	407,220.87	0.3672443	2,335,592.64	0.4395532
May 20, 2010	14,544,146.00	0.4877253	0.00	0.7436330	0.00	0.2681127	0.00	0.3672443	2,402,157.03	0.4075245
August 20, 2010	6,934,111.00	0.4734907	808,190.62	0.7382451	0.00	0.2681127	395,179.09	0.3601876	2,470,618.50	0.3745829
November 20, 2010	6,341,867.67	0.4604719	1,964,090.24	0.7251511	0.00	0.2681127	0.00	0.3601876	2,541,031.13	0.3407025
February 20, 2011	15,182,085.67	0.4293055	1,984,595.79	0.7119205	0.00	0.2681127	412,346.55	0.3528242	2,613,450.52	0.3058565
May 20, 2011	21,087,762.17	0.3860158	0.00	0.7119205	0.00	0.2681127	0.00	0.3528242	2,687,933.86	0.2700173
August 20, 2011	5,667,754.50	0.3743808	861,590.19	0.7061766	0.00	0.2681127	421,289.82	0.3453012	2,764,539.97	0.2331568
November 20, 2011	5,164,140.00	0.3637797	1,964,090.24	0.6930826	0.00	0.2681127	0.00	0.3453012	2,843,329.36	0.1952457
February 20, 2012	12,101,259.00	0.3389378	2,064,791.28	0.6793174	0.00	0.2681127	451,559.56	0.3372376	2,924,364.25	0.1562542
May 20, 2012	16,538,296.96	0.3049874	1,755,754.07	0.6676123	15,014,310.84	0.0000000	18,885,308.33	0.0000000	2,646,325.00	0.1209699
August 20, 2012	5,233,595.00	0.2942437	3,825,666.09	0.6421079	0.00	0.0000000	0.00	0.0000000	1,752,288.54	0.0976060
November 20, 2012	5,154,167.33	0.2836630	1,816,061.38	0.6300008	0.00	0.0000000	0.00	0.0000000	820,958.89	0.0866599
February 20, 2013	12,601,588.33	0.2577940	4,826,254.05	0.5978258	0.00	0.0000000	0.00	0.0000000	155,799.65	0.0845826
May 20, 2013	15,776,287.00	0.2254079	165,190.63	0.5967245	0.00	0.0000000	0.00	0.0000000	0.00	0.0845826
August 20, 2013	4,495,120.00	0.2161802	3,471,048.96	0.5735842	0.00	0.0000000	0.00	0.0000000	0.00	0.0845826
November 20, 2013	4,415,238.00	0.2071164	2,575,708.81	0.5564128	0.00	0.0000000	0.00	0.0000000	0.00	0.0845826
February 20, 2014	10,846,492.50	0.1848503	6,884,025.09	0.5105193	0.00	0.0000000	0.00	0.0000000	0.00	0.0845826
May 20, 2014	90,046,331.31	0.0000000	30,983,071.08	0.3039655	0.00	0.0000000	0.00	0.0000000	6,343,694.61	0.0000000
August 20, 2014	0.00	0.0000000	0.00	0.3039655	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
November 20, 2014	0.00	0.0000000	1,548,887.34	0.2936396	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
February 20, 2015	0.00	0.0000000	2,762,220.03	0.2752248	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
May 20, 2015	0.00	0.0000000	0.00	0.2752248	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
August 20, 2015	0.00	0.0000000	0.00	0.2752248	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
November 20, 2015	0.00	0.0000000	1,548,887.34	0.2648989	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
February 20, 2016	0.00	0.0000000	4,158,119.13	0.2371781	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
May 20, 2016	0.00	0.0000000	0.00	0.2371781	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
August 20, 2016	0.00	0.0000000	0.00	0.2371781	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
November 20, 2016	0.00	0.0000000	1,548,887.34	0.2268521	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
February 20, 2017	0.00	0.0000000	9,958,142.32	0.1604645	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
May 20, 2017	0.00	0.0000000	0.00	0.1604645	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
August 20, 2017	0.00	0.0000000	0.00	0.1604645	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
November 20, 2017	0.00	0.0000000	1,198,672.72	0.1524734	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
February 20, 2018	0.00	0.0000000	285,323.92	0.1505712	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
May 20, 2018	0.00	0.0000000	0.00	0.1505712	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
August 20, 2018	0.00	0.0000000	0.00	0.1505712	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
November 20, 2018	0.00	0.0000000	1,198,672.72	0.1425801	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
February 20, 2019	0.00	0.0000000	6,113,031.12	0.1018265	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
May 20, 2019	0.00	0.0000000	0.00	0.1018265	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
August 20, 2019	0.00	0.0000000	0.00	0.1018265	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
November 20, 2019	0.00	0.0000000	794,301.20	0.0965312	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
February 20, 2020	0.00	0.0000000	7,894,199.04	0.0439032	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
May 20, 2020	0.00	0.0000000	0.00	0.0439032	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
August 20, 2020	0.00	0.0000000	0.00	0.0439032	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
November 20, 2020	0.00	0.0000000	491,022.56	0.0406297	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
February 20, 2021	0.00	0.0000000	0.00	0.0406297	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
May 20, 2021	0.00	0.0000000	0.00	0.0406297	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
August 20, 2021	0.00	0.0000000	0.00	0.0406297	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000
November 20, 2021	0.00	0.0000000	6,094,456.48	0.0000000	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000

        The final schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above as a result of any reoptimization negotiated with an Owner Participant. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "—Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes—Redemption," or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event or any drawing under a Policy (other than in respect of interest on the related Certificates or on the deposits related to the Escrow Receipts attached to such Certificates). In the event of (i) any such redemption, purchase or default or (ii) any other change in the schedule of repayments from the Assumed Amortization Schedule, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after any change in the schedule of repayments and promptly after the occurrence of any event described in clause (i).

Reports to Certificateholders

        On each Regular Distribution Date and Special Distribution Date, the applicable Paying Agent and Trustee, as the case may be, will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i), (ii), (iii) (iv) and (v) below):

  (i)
  the aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Providers and/or the Policy Provider;

  (ii)
  the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Break Amount (if any) or Make-Whole Premium (if any);

  (iii)
  the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

  (iv)
  the amount of such distribution under the Escrow Agreement allocable to interest;

  (v)
  the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any, and the amount of such distribution under the Escrow Agreement allocable to Deposit Break Amount (if any) or Deposit Make-Whole Premium (if any);

  (vi)
  the Pool Balance and the Pool Factor for such Trust; and

  (vii)
  LIBOR for the current and immediately preceding Interest Periods, as determined by the Reference Agent. (Trust Supplements, Section 4.02(a))

        With respect to the Certificates registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

        In addition, after the end of each calendar year, the applicable Paying Agent and Trustee, as the case may be, will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i), (ii), (iii), (iv) and (v) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the applicable Paying Agent and Trustee, as the case may be, by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. See "—Book-Entry; Delivery and Form."

        With respect to the Certificates issued in definitive form, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

        So long as any of the Offered Certificates are listed on the Luxembourg Stock Exchange, all such reports furnished to such Certificateholders will be available in Luxembourg at the office of the Luxembourg Paying Agent, upon request free of charge and as long as such Certificates are outstanding, copies of any annual, quarterly and current reports of NWA Corp. filed with the U.S. Securities and Exchange Commission will be obtainable at the offices of the Luxembourg Paying Agent, upon request free of charge.

Indenture Defaults and Certain Rights Upon an Indenture Default

        An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes issued under such Indenture held by each such Trust. There are no cross-default provisions in the Indentures or Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture and events resulting in a Lease Event of Default under one Lease may or may not result in a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement—Priority of Distributions."

        With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

        In the event that the same institution acts as Trustee of more than one Trust, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company of Connecticut, National Association will be the initial Trustee under each Trust.

        Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party will direct the Loan Trustee thereunder in the exercise of remedies and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, NWA Corp., any Owner Trustee, any Owner Participant, any Liquidity Provider, the Policy Provider (except in the case of the Class G-1 or Class G-2 Certificates) or any Trustee.

        Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02)

        Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

        Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, Break Amount, if any, Make-Whole Premium, if any, or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.01) In the case of the Offered Trusts, any notice of default will be published by the applicable Trustee in the Luxemburger Wort or in another daily newspaper of general circulation in Luxembourg (or, if not practical, elsewhere in Europe) promptly after such notice of default is mailed to the applicable Certificateholders. The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

        Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.02(e))

        In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" and its consequences under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default with respect to such Trust and thereby annul any direction to such Loan Trustee with respect thereto, provided, however, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Break Amount, if any, Make-Whole Premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.

Right of Certificateholders to Purchase Certificates

        Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Certificateholder of the same Class,

  •
  if either of the Class G-1 or Class G-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of the other Class shall have the right to purchase all, but not less than all, of such Class of Certificates represented by the Controlling Party (unless the Policy Provider has elected to purchase the Class G-1 and Class G-2 Certificates as provided below);

  •
  the Class C-1 or Class C-2 Certificateholders shall have the right to purchase all, but not less than all, of the Class G-1 and Class G-2 Certificates (unless the Policy Provider has elected to purchase such Class G-1 and Class G-2 Certificates as provided below) and if both Class C-1 and Class C-2 Certificateholders wish to purchase the Class G-1 and Class G-2 Certificates, then whichever such Class shall have the larger Pool Balance of Certificates outstanding at the time shall have such right;

  •
  if the Class G-1 and Class G-2 Certificates have been purchased by the Class C-1 or Class C-2 Certificateholders, as the case may be, the Certificateholders of the other such Class shall have the right to purchase all, but not less than all, of the Class G-1, Class G-2 and the Class C-1 or Class C-2 (as the case may be) Certificates;

  •
  the Class D Certificateholders (other than Northwest or any of its affiliates) shall have the right to purchase all, but not less than all, of the Class G-1, Class G-2, Class C-1 and Class C-2

    Certificates (unless the Policy Provider has elected to purchase such Class G-1 and Class G-2 Certificates as provided below); and

  •
  whether or not the Certificateholders of any Class have purchased or elected to purchase the Class G-1 and Class G-2 Certificates, the Policy Provider (except in the event of a Policy Provider Default) shall have the right to purchase all, but less than all, of the Class G-1 and Class G-2 Certificates;

in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon and Break Amount (if any) to the date of purchase without Make-Whole Premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder.

PTC Event of Default

        A "PTC Event of Default" is defined under each Pass Through Trust Agreement as the failure to pay within 10 Business Days of the due date thereof

  •
  the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G-1 or Class G-2 Certificates, the Subordination Agent shall have made a drawing under the applicable Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Class G-1 or Class G-2 Trustee entitled thereto) or

  •
  interest due on the applicable Class of Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing under the Primary Liquidity Facility for such Class, or a withdrawal from the Primary Cash Collateral Account for such Class of Certificates, a withdrawal from the related Above-Cap Account (in the case of the Class G-1 or Class C-1 Certificates), or a drawing under the Policy for such Class (in the case of the Class G-1 or G-2 Certificates) with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

        Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

Obligation to Purchase Equipment Notes

        Each applicable Trustee will be obligated to purchase the corresponding series of Equipment Notes issued with respect to an Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement") and the applicable Participation Agreement. In the case of the Class D Trustee, the holders of the Class D Certificates will provide sufficient funds to the Class D Trustee to purchase a Series D Equipment Note with respect to each Aircraft other than a Selected Aircraft.

        Under the Note Purchase Agreement, Northwest agrees to finance each Aircraft in the manner provided therein. With respect to each Aircraft other than a Selected Aircraft, Northwest will finance such Aircraft by entering into a secured debt financing. Northwest will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Selected Aircraft. With respect to any Selected Aircraft, Northwest will have the ability to convert such Selected Aircraft initially financed as an Owned Aircraft to a Leased Aircraft at any time and, at the time of such conversion, if on or prior to the Delivery Period Termination Date, to have the applicable Owner Trustee issue reoptimized Leased Aircraft Notes to each Trustee (subject to the Mandatory Economic Terms and written confirmation from each Rating Agency that such conversion and/or such reoptimization will not result in a withdrawal, suspension or downgrading of the ratings of the Offered Certificates (without regard to the Policies in the case of the Class G-1 Certificates and Class G-2 Certificates)) in replacement for the Owned Aircraft Notes previously issued to each Trustee.

  •
  Northwest will enter into a secured debt financing with respect to each Aircraft other than a Selected Aircraft and, if Northwest chooses, may enter into a secured debt financing with respect to a Selected Aircraft (each Aircraft with respect to which Northwest enters into a secured debt financing, an "Owned Aircraft"). The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, an "Owned Participation Agreement,") and an indenture (each, an "Owned Aircraft Indenture") relating to the financing of such Owned Aircraft.

  •
  If Northwest chooses to enter into a leveraged lease financing with respect to a Selected Aircraft (such Aircraft, a "Leased Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Leased Participation Agreement," and together with any other Leased Participation Agreement and the Owned Participation Agreements, the "Participation Agreements"), a Lease and an indenture (each, a "Leased Aircraft Indenture," and together with any other Leased Aircraft Indenture and the Owned Aircraft Indentures, the "Indentures") relating to the financing of such Leased Aircraft.

        The description of such agreements in this prospectus supplement is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Selected Aircraft which is a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See "Description of the Equipment Notes." However, under the Note Purchase Agreement, the terms of such agreements are required to (a) contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Note Purchase Agreement) and (b) not vary the Mandatory Economic Terms except as expressly provided therein. In addition, Northwest is obligated (a) to certify to the Trustees of the Offered Trusts and the Policy Provider that any such modifications do not materially and adversely affect the Certificateholders or the Policy Provider or (b) if such agreements are modified in any material respect, to obtain written consent of the Policy Provider and written confirmation from each Rating Agency that the use of such agreements will not result in a withdrawal, suspension or downgrading of the rating of the Offered Certificates (in the case of the Class G-1 and Class G-2 Certificates, without regard to any Policy).

        Under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. In addition, it is a condition to the obligation of each Trustee (other than the Class D Trustee) to purchase Equipment Notes relating to an Aircraft (other than a Selected Aircraft) that either (x) the Class D Certificates shall have been issued concurrently or prior thereto and the Series D Equipment Note relating to such Aircraft shall be concurrently purchased by the Class D Trustee or (y) a portion of the Deposits for the Offered Trusts shall have been distributed on the date of issuance of the Equipment Notes for such Aircraft in an amount sufficient to obtain a written confirmation from the Rating Agencies as to the ratings of the Offered Certificates (without regard to the Policies in the case of the Class G-1 and Class G-2 Certificates).

        The Trustees have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

        The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, will require, among other things, that:

  •
  The maximum principal amount of all the Equipment Notes issued with respect to an Eligible Aircraft shall not exceed the maximum principal amount of Equipment Notes indicated for each such Eligible Aircraft as set forth in the following table:

Aircraft Type(1)	Scheduled Delivery Month(2)	Maximum Principal Amount of Equipment Notes(3)
Airbus A319-100	October 2002	$29,987,650.00
Airbus A319-100	February 2003	30,868,016.67
Airbus A319-100	March 2003	30,893,683.33
Airbus A319-100	May 2003	31,075,916.67
Airbus A319-100	May 2003	31,075,916.67
Airbus A319-100	June 2003	31,102,866.67
Airbus A319-100	June 2003	31,102,866.67
Airbus A319-100	July 2003	31,254,300.00
Airbus A319-100	August 2003	31,279,966.67
Airbus A319-100	September 2003	31,308,200.00
Airbus A319-100	October 2003	31,462,200.00
Airbus A319-100	October 2003	31,462,200.00
Airbus A319-100	November 2003	31,490,433.33
Airbus A319-100	December 2003	31,517,383.33
Airbus A319-100	December 2003	31,517,383.33
Boeing 757-300	November 2002	46,970,000.00
Boeing 757-300	December 2002	46,970,000.00
Boeing 757-300	February 2003	47,262,600.00
Boeing 757-300	March 2003	47,262,600.00
Boeing 757-300	April 2003	47,555,200.00
Boeing 757-300	May 2003	47,555,200.00
Boeing 757-300	June 2003	47,555,200.00
Boeing 757-300	July 2003	47,847,800.00
Boeing 757-300	August 2003	47,847,800.00
Boeing 757-300	September 2003	47,847,800.00
Boeing 757-300	October 2003	48,148,100.00
Airbus A330-300	June 2003	81,951,100.00
Airbus A330-300	July 2003	82,443,900.00
Airbus A330-300	August 2003	82,443,900.00
Airbus A330-300	September 2003	82,443,900.00
Airbus A330-300	October 2003	82,952,100.00
Airbus A330-300	December 2003	82,952,100.00

(1)
Includes all 32 Eligible Aircraft from which Northwest will choose the 20 Aircraft to be financed in this offering, subject to the terms of the Note Purchase Agreement.

(2)
This information is based upon Northwest's purchase agreements with the manufacturers. The actual delivery date for any of these Aircraft may be subject to delay or acceleration. Northwest has the option to designate another Eligible Aircraft or substitute other aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the Delivery Period Termination Date. See "Description of the Aircraft and the Appraisals—Substitute Aircraft."

(3)
The actual principal amount issued for any Aircraft may be less than the amounts set forth in this table depending upon the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the equipment notes of each series will not exceed the aggregate face amount of Certificates of the corresponding class. Series G-1 and/or Series G-2 Equipment Notes, Series C-1 and/or Series C-2 Equipment Notes and Series D Equipment Notes will be issued with respect to each Owned Aircraft (other than a Selected Aircraft). Only Series G-2 and Series C-2 Equipment Notes will be issued with respect to each Selected Aircraft.

•
One Airbus A330-300 Aircraft and one Boeing 757-300 Aircraft shall be designated as a Selected Aircraft.

•
The loan to aircraft value ratio with respect to each Eligible Aircraft (computed on the basis of the Appraised Base Value of such Aircraft and the Depreciation Assumption) at the time of issuance of the related Equipment Notes and on any Regular Distribution Date thereafter shall not exceed the amounts set forth in the following table:

Aircraft Type(1)	Scheduled Delivery Month	Series G-1 Equipment Notes	Series G-2 Equipment Notes	Series C-1 Equipment Notes	Series C-2 Equipment Notes	Series D Equipment Notes
Airbus A319-100	October 2002	56.5%	56.5%	68.0%	68.0%	73.7%
Airbus A319-100	February 2003	57.6%	57.6%	69.3%	69.3%	75.2%
Airbus A319-100	March 2003	57.6%	57.6%	69.5%	69.5%	75.4%
Airbus A319-100	May 2003	57.6%	57.6%	69.3%	69.3%	75.2%
Airbus A319-100	May 2003	57.6%	57.6%	69.3%	69.3%	75.2%
Airbus A319-100	June 2003	57.6%	57.6%	69.5%	69.5%	75.3%
Airbus A319-100	June 2003	57.6%	57.6%	69.5%	69.5%	75.3%
Airbus A319-100	July 2003	57.4%	57.4%	69.3%	69.3%	75.2%
Airbus A319-100	August 2003	57.6%	57.6%	69.3%	69.3%	75.1%
Airbus A319-100	September 2003	57.6%	57.6%	69.4%	69.4%	75.3%
Airbus A319-100	October 2003	57.4%	57.4%	69.3%	69.3%	75.2%
Airbus A319-100	October 2003	57.4%	57.4%	69.3%	69.3%	75.2%
Airbus A319-100	November 2003	57.4%	57.4%	69.3%	69.3%	75.2%
Airbus A319-100	December 2003	57.4%	57.4%	69.3%	69.3%	75.2%
Airbus A319-100	December 2003	57.4%	57.4%	69.3%	69.3%	75.2%
Boeing 757-300	November 2002	57.6%	57.6%	69.8%	69.8%	75.7%
Boeing 757-300	December 2002	57.5%	57.5%	69.6%	69.6%	75.5%
Boeing 757-300	February 2003	57.6%	57.6%	69.8%	69.8%	75.7%
Boeing 757-300	March 2003	57.5%	57.5%	69.6%	69.6%	75.5%
Boeing 757-300	April 2003	57.6%	57.6%	69.9%	69.9%	75.8%
Boeing 757-300	May 2003	57.6%	57.6%	69.8%	69.8%	75.8%
Boeing 757-300	June 2003	57.6%	57.6%	69.8%	69.8%	75.8%
Boeing 757-300	July 2003	57.6%	57.6%	69.8%	69.8%	75.8%
Boeing 757-300	August 2003	57.6%	57.6%	69.8%	69.8%	75.8%
Boeing 757-300	September 2003	57.6%	57.6%	69.8%	69.8%	75.8%
Boeing 757-300	October 2003	57.6%	57.6%	69.8%	69.8%	75.8%
Airbus A330-300	June 2003	57.6%	57.6%	70.1%	70.1%	76.0%
Airbus A330-300	July 2003	57.6%	57.6%	70.2%	70.2%	76.2%

Airbus A330-300	August 2003	57.6%	57.6%	70.1%	70.1%	76.1%
Airbus A330-300	September 2003	57.6%	57.6%	70.1%	70.1%	76.1%
Airbus A330-300	October 2003	57.6%	57.6%	70.1%	70.1%	76.1%
Airbus A330-300	December 2003	57.6%	57.6%	70.1%	70.1%	76.1%

(1)
Includes all 32 Eligible Aircraft from which Northwest will choose the 20 Aircraft to be financed in this offering, subject to the terms of the Note Purchase Agreement.

•
As of each Regular Distribution Date after the Delivery Period Termination Date, the LTV Ratio for each Class of Certificates (computed as of any such date on the basis of the Appraised Base Value of the Aircraft that have been delivered and the Depreciation Assumption) will not exceed 56.0% for the Class G-1 Certificates, 56.0% for the Class G-2 Certificates, 67.8% for the Class C-1 Certificates, 67.8% for the Class C-2 Certificates and 74.0% for the Class D Certificates.

•
The initial average life of the Series G-1 Equipment Notes, Series G-2 Equipment Notes, the Series C-1 Equipment Notes, the Series C-2 Equipment Notes and the Series D Equipment Notes on any Aircraft shall not be less than the minimum nor more than the maximum years from the Issuance Date set forth in the following table:

	Series G-1 Equipment Notes	Series G-2 Equipment Notes	Series C-1 Equipment Notes	Series C-2 Equipment Notes	Series D Equipment Notes
Minimum	6.5	8.5	3.0	3.5	6.0
Maximum	9.0	12.5	9.8	7.5	11.8
  •
  As of the first Regular Distribution Date following the Delivery Period Termination Date the average life of each Class of Certificates (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits) shall be not less than the minimum nor more than the maximum years from the Issuance Date set forth in the following table:

	Class G-1 Certificates	Class G-2 Certificates	Class C-1 Certificates	Class C-2 Certificates	Class D Certificates
Minimum	6.9	9.9	4.6	5.4	7.0
Maximum	7.9	10.9	5.1	5.9	11.8
  •
  The final maturity date of the Series G-1 Equipment Notes, the Series G-2 Equipment Notes, the Series C-1 Equipment Notes, the Series C-2 Equipment Notes and the Series D Equipment Notes will not extend beyond May 20, 2014, November 20, 2021, May 20, 2012, May 20, 2012 and May 20, 2014, respectively.

  •
  At the earlier of the date on which all Aircraft have been delivered and all Equipment Notes issued and the Delivery Period Termination Date, the aggregate principal amount of each Series of Equipment Notes (other than the Series D Equipment Notes) shall equal the original Pool Balance of the related Class of Certificates without giving effect to any principal payments on such Equipment Notes but after giving effect to any reductions to the Pool Balance for such Class of Certificates from Deposits not used to purchase Equipment Notes on or before such date.

  •
  The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

  •
  The payment dates for the Equipment Notes and basic rent under the Leases must be February 20, May 20, August 20 and November 20, provided that, at Northwest's election, basic rent may also be paid at the commencement of a Lease.

  •
  Basic rent (and supplemental rent), stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes.

  •
  The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value or, in the case of Owned Aircraft, 105% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance.

  •
  (a) The past due rate in the Indentures and the Leases, (b) the Break Amount or Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases and (e) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Policy Provider, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case must be no less favorable to the Loan Trustees, Subordination Agent, the Liquidity Providers, Policy Provider, the Trustees, the Escrow Agents and the Note Holders than as set forth in the form of Participation Agreements, Lease and Indentures (collectively, the "Aircraft Operative Agreements").

        The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

  •
  In the case of the Indentures, the following modifications are prohibited:

  (i)
  modifications to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft and, in the case of a Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby.

  (ii)
  modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Break Amount or the Make-Whole Premium in certain circumstances).

  (iii)
  modifications to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances.

  (iv)
  modifications to certain provisions relating to any replaced airframe or engines with respect to an Aircraft.

  (v)
  modifications to the provision that New York law will govern the Indentures.

  •
  In the case of the Lease, the following modifications are prohibited:

  (i)
  modifications to certain provisions regarding the unconditional obligation of Northwest to pay basic rent, stipulated loss value and termination value to the Leased Aircraft Trustee.

  (ii)
  modification of the obligations of Northwest to record the Leased Aircraft Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft.

    (iii)
    modification of the obligations of Northwest to furnish certain opinions with respect to a replacement airframe.

    (iv)
    modification of the obligations of Northwest to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

  •
  In the case of the Participation Agreement, the following modifications are prohibited:

  (i)
  modifications to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving obtaining a certificate of airworthiness with respect to such Aircraft, delivery of an opinion of outside counsel with respect to the entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration.

  (ii)
  modifications to the provisions restricting the Note Holder's ability to transfer such Equipment Notes.

  (iii)
  modifications to certain provisions requiring the delivery of legal opinions.

  (iv)
  modifications to the provision that New York law will govern the Participation Agreement.

  •
  In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Providers, the Policy Provider or the Loan Trustee in the definition of "Make-Whole Premium."

        Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action does not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Policy Provider, the Loan Trustees or the Certificateholders.

Merger, Consolidation and Transfer of Assets

        Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

  •
  the surviving successor or transferee corporation shall

  1.
  be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Aviation Act"),

  2.
  be a United States certificated air carrier, and

  3.
  expressly assume all of the obligations of Northwest contained in the Pass Through Trust Agreements, the Indentures, the Participation Agreements and the Leases, and any other operative documents;

  •
  immediately after giving effect to such transaction, no Indenture Default (in the case of an Owned Aircraft) or a Lease Event of Default (in the case of a Leased Aircraft) shall have occurred and be continuing; and

  •
  Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02)

        The Pass Through Trust Agreements and the Indentures will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Northwest or NWA Corp.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

        Each Pass Through Trust Agreement with respect to the Offered Certificates will contain provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement or any Liquidity Facility or, with respect to the Pass Through Agreement for the Class G-1 and Class G-2 Trusts, the Policy for such Class or the Policy Provider Agreement, without the consent of the holders of any of the Certificates of such Trust (but, in the case of certain of the following relating to the Class G-1 or Class G-2 Trust, subject to the prior written consent of the Policy Provider):

  •
  To provide for the formation of a Trust, to issue an additional series of Certificates and to enter into Trust Supplements setting forth the terms of any series of Certificates.

  •
  To evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s, as the case may be, obligations under such Pass Through Trust Agreement, the Note Purchase Agreement, any Liquidity Facility or the Policy Provider Agreement.

  •
  To add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Certificates or to surrender any right or power conferred upon Northwest or NWA Corp. in such Pass Through Trust Agreement, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement, any Liquidity Facility, such Policy or the Policy Provider Agreement.

  •
  Except where Certificateholder consent is required by the Trust Supplement (Sections 9.02(1)-9.02(6)) and as described below, to correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement, any Liquidity Facility, such Policy or the Policy Provider Agreement which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement, any Liquidity Facility, such Policy or the Policy Provider Agreement, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement, any Liquidity Facility, such Policy or the Policy Provider Agreement, provided that such action will not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement, such Policy, the Policy Provider Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Primary Liquidity Facility or a Replacement Above-Cap Liquidity Facility.

  •
  To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

  •
  To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Reference Agency Agreement, the

    Intercreditor Agreement, the Note Purchase Agreement, such Policy, the Policy Provider Agreement or any Liquidity Facility to such extent as is necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Reference Agency Agreement, the Intercreditor Agreement, the Note Purchase Agreement, such Policy, the Policy Provider Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

  •
  To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Reference Agency Agreement, the Intercreditor Agreement, the Note Purchase Agreement, such Policy, the Policy Provider Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Reference Agency Agreement, the Intercreditor Agreement, the Note Purchase Agreement, such Policy, the Policy Provider Agreement or any Liquidity Facility as is necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

        In each case, such modification or supplement may not adversely affect the status of the Trust as either a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, or a partnership for U.S. federal income tax purposes. (Trust Supplements, Section 5.01)

        Each Pass Through Trust Agreement with respect to the Offered Certificates also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement, any Liquidity Facility or, with respect to the Pass Through Agreement for the Class G-1 and Class G-2 Trusts, the Policy for such Class or the Policy Provider Agreement to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement, any Liquidity Facility, such Policy or the Policy Provider Agreement. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

  •
  reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due,

  •
  permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes,

  •
  alter the priority of distributions specified in the Intercreditor Agreement,

  •
  reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement,

  •
  modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment. (Section 9.01), or

  •
  terminate or modify such Policy, other than amendments already contemplated or required by Section 3.06 of the Policy Provider Agreement and/or Section 3.7(c) of the Intercreditor Agreement.

        In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice and the Policy Provider. The Policy Provider may direct the Class G-1 and Class G-2 Trustees with respect to the matters referred to above as long as the Final Distribution on the Class G-1 and Class G-2 Certificates has not been made or any Policy Provider Obligation remains outstanding and no Policy Provider Default shall have occurred and be continuing. The Trustee will request from the Certificateholders or the Policy Provider, as the case may be, a direction as to:

  •
  whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct,

  •
  whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party, and

  •
  how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

        If the Certificateholders are entitled to direct the Trustee and such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

  •
  other than as Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust; and

  •
  as the Controlling Party, the Trustee will vote as directed in any direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

        For purposes of the preceding sentence, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan

Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the Certificateholders. See "Description of the Intercreditor Agreement—Voting of Equipment Notes." (Section 10.01)

Possible Issuance of Class E Certificates

        Series E Equipment Notes may be issued in connection with the financing of an Aircraft other than a Selected Aircraft, which will be funded from sources other than this offering. The sale of the Series E Equipment Notes may be funded through the sale of Class E Certificates. No Series E Equipment Notes will be issued at any time prior to the consummation of this offering. The Note Purchase Agreement provides that the ability to issue any Series E Equipment Notes is contingent upon obtaining written confirmation from each Rating Agency that the issuance of such Series E Equipment Notes will not result in a withdrawal or downgrading of the rating of any Class of Offered Certificates (without regard to the Policies in the case of the Class G-1 and Class G-2 Certificates). If the Class E Certificates are issued, the Trustee with respect to such Certificates will become a party to the Intercreditor Agreement. See "Description of the Intercreditor Agreement." If Series E Equipment Notes are issued to any person other than the Class E Trust, such Series E Equipment Notes will nevertheless be subject to provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Default, to direct the Loan Trustee in taking action under the applicable Indenture and payments on the Series E Equipment Notes will be subordinated to the Series G-1, Series G-2, Series C-1, Series C-2 and Series D Equipment Notes issued under the same Indenture.

Termination of the Trusts

        The obligations of Northwest and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

The Trustee

        The Trustee for each Trust will initially be State Street Bank and Trust Company of Connecticut, National Association. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Sections 7.03 and 7.14) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity. (Section 7.02(e)) Each Pass Through Trust Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest, NWA Corp. and with any Owner Trustee with the same rights they would have if they were not the Trustee. (Section 7.04)

Book-Entry; Delivery and Form

        Upon issuance, each of the Offered Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Offered Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Offered Certificates, except as set forth in the Prospectus under "Book Entry Registration—Definitive Certificates." Unless and until definitive certificates ("Definitive Certificates") are issued under the limited circumstances described therein, all references to actions by Certificateholders of the Offered Certificates shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders of the Offered Certificates shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. "DTC Participants" refers to the participants in DTC who clear and settle securities transactions through DTC's electronic book-entry system.

        None of Northwest, NWA Corp. or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Replacement, Exchange and Transfers

        If any Certificate at any time is mutilated, defaced, destroyed, stolen or lost, such Certificate may be replaced at the cost of the applicant (including legal fees of Northwest and the Trustee) at the office of the Trustee or the Luxembourg Paying Agent (in the case of the Offered Certificates) upon provision of evidence satisfactory to the Trustee or the Luxembourg Paying Agent as applicable, and Northwest that such Certificate was destroyed, stolen or lost, together with such indemnity as the Trustee or the Luxembourg Paying Agent, as applicable, and Northwest may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

  Luxembourg Paying Agent

        So long as any of the Offered Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Offered Trusts will maintain a paying agent and transfer agent in Luxembourg. Crédit Lyonnais Luxembourg S.A. will initially act as such paying agent and transfer agent in Luxembourg (together with any subsequent paying agent in Luxembourg, the "Luxembourg Paying Agent"). Payments of principal and interest on any Offered Certificates in the form of Definitive Certificates may be made at the office of the Luxembourg Paying Agent upon written request of the registered holder of a Definitive Certificate to the applicable Trustee or the Luxembourg Paying Agent. If a successor Luxembourg Paying Agent is appointed, a notice of such appointment will be published in the Luxemburger Wort or in another daily newspaper of general circulation in Luxembourg (or, if not practical, elsewhere in Europe). Transactions may be conducted at the office of the Luxembourg Paying Agent only on days on which banks are open for business in the City of Luxembourg.

DESCRIPTION OF THE DEPOSIT AGREEMENTS

        The following is a description of the particular terms of the Deposit Agreements for the Offered Trusts. There is no deposit arrangement with respect to the Class D Certificates. Therefore the statements under this caption apply only to the Offered Trusts.

        The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

        Pursuant to the Escrow Agreements, the Escrow Agent will enter into a separate deposit agreement with the applicable Depositary with respect to each Offered Trust. Pursuant to the deposit agreements between the Escrow Agent and the applicable Depositary (the "Deposit Agreements"), the Depositaries will establish separate accounts in the name of the Escrow Agent (each such account, a "Deposit Account"). On the Issuance Date, the proceeds from the sale of the Offered Certificates will be deposited (each, a "Deposit") into the Deposit Accounts on behalf of such Escrow Agent.

        On each Regular Distribution Date the applicable Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts relating to the applicable Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust.

        In connection with the financing of each delivered Aircraft during the Delivery Period, the Trustee for each of the Trusts will request that the Escrow Agent relating to the applicable Trust withdraw from the Deposits relating to the applicable Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note (other than such portion thereof to be distributed to the Certificateholders in connection with the non-issuance of Series D Equipment Notes as described below) will be re-deposited by each Trustee into an account relating to the applicable Trust.

        The Deposits relating to the Trusts and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

        The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement and the Participation Agreements. See "Description of the Certificates—Obligation to Purchase Equipment Notes." No assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its purchase agreement with Northwest. See "Description of the Aircraft and Appraisals—Deliveries of Aircraft." Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

        If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date or, if earlier, upon the acquisition by such Trusts of the Equipment Notes with respect to all of the Aircraft, such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon to the holders of Escrow Receipts relating to the respective Trust after at least 15 days' prior written notice. Such distribution will include, in the case of Deposits relating to the Class G-1 and Class C-1 Certificates, the Deposit Break Amount, if any. In the case of Deposits relating to the Class G-2 Certificates, such distribution will include the Deposit Make-Whole Premium, provided that no Deposit Make-Whole Premium will be payable with respect to unused Deposits for the Class G-2 Certificates to the extent that the failure to deliver an Aircraft prior to the Delivery Period Termination Date is due to any reason not occasioned by Northwest's fault or negligence. In the case of Deposits relating to the Class C-2 Certificates, any distribution of any unused Deposits will include a Deposit Make-Whole Premium to the extent (i) such distribution relates to the non-delivery of an Aircraft due to Northwest's fault or negligence or (ii) the aggregate amount of all such distributions relating to Class C-2 Certificates (other than the amounts relating to the non-delivery of an Aircraft due to any reason not occasioned by Northwest's fault or negligence) exceeds $            .

        If Series D Equipment Notes are not issued in connection with the financing of an Aircraft other than a Selected Aircraft, there will be distributed to the holders of each Class of the Offered Certificates a portion of the Deposits held for them, together with accrued and unpaid interest thereon and any Deposit Break Amount (in the case of Deposits relating to the Class G-1 and Class C-1 Certificates) or Deposit Make-Whole Premium (in the case of Deposits relating to the Class G-2 and Class C-2 Certificates) on the date the Equipment Notes are issued with respect to such Aircraft. Such distribution will be in an amount sufficient to obtain written confirmation from each Rating Agency that, upon effectiveness of such distribution, the ratings of the Offered Certificates will not be withdrawn, suspended or downgraded (without regard to the Policies) due to failure to issue Series D Equipment Notes.

        Payment of any Deposit Break Amount and Deposit Make-Whole Premium will be unsecured obligations of Northwest.

        "Deposit Break Amount" means, with respect to the distribution to holders of Class G-1 and Class C-1 Certificates of any Deposits held for them that are not used to purchase Equipment Notes, as of the date the Depositary is obligated to pay the amount of such unused Deposits to the Paying Agent for purposes of such distribution (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below, provided, however, that no Deposit Break Amount will be payable (x) if the Deposit Break Amount, as calculated pursuant to the formula set forth below, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Regular Distribution Date.

        Deposit Break Amount = Z-Y

        Where:

  X
  = with respect to any applicable Interest Period, the sum of (i) the amount of such unused Deposits plus (ii) interest payable thereon during such entire Interest Period at the effective LIBOR.

  Y
  =  X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using then effective LIBOR as the discount rate.

  Z
  =  X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable

    Interest Period, determined by the Reference Agent as of two Business Days prior to the Applicable Date as the discount rate.

        "Deposit Make-Whole Premium" means:

            (x) with respect to the distribution of unused Deposits to holders of the Class G-2 or Class C-2 Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the related Series of Equipment Notes, in a principal amount equal to the maximum principal amount thereof (the "Maximum Amount") minus the sum of (1) the amount of Deposits relating to any Aircraft not delivered due to any reason not occasioned by Northwest's fault or negligence and (2) in the case of Class C-2 Certificates, $                        , on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a quarterly basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus    basis points in the case of Class G-2 certificates and    basis points in the case of the Class C-2 Certificates over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates minus the sum of (1) the amount of Deposits relating to any Aircraft not delivered due to any reason not occasioned by Northwest's fault or negligence and (2) in the case of Class C-2 Certificates, $                        , plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates); and

            (y) with respect to the distribution of unused Deposits to holders of the Class G-2 or Class C-2 Certificates resulting from the non-issuance of a Series D Equipment Note for an Aircraft other than a Selected Aircraft, an amount equal to the excess, if any, of (a) the present value of the scheduled payments of principal and interest to maturity of the related Series of Equipment Notes in a principal amount equal to the amount of such unused Deposits for such Class under (assuming (i) the principal payments in respect of such Equipment Notes will be made based upon the Assumed Amortization Schedule applied proportionately to such Equipment Notes and (ii) such present value will otherwise be computed on the basis set forth in paragraph (x) above) using a discount rate equal to the Treasury Yield over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates plus accrued and unpaid interest on such amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of such Certificates).

Distribution Upon Occurrence of a Triggering Event

        If a Triggering Event occurs prior to the Delivery Period Termination Date, the Escrow Agent for the Offered Trusts will withdraw any funds then held as Deposits with respect to such Trusts and cause such funds, with accrued and unpaid interest thereon and Deposit Break Amount in the case of the Class G-1 and Class C-1 Trusts, but without any premium, to be distributed to the holders of Escrow Receipts relating to such Trusts by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

Depositary

        Credit Suisse First Boston, New York branch, will act as depositary (the "Depositary"). Credit Suisse First Boston ("CSFB") is a Swiss bank with total consolidated assets of approximately Sfr 687.3 billion ($409.1 billion) and total consolidated shareholder's equity of approximately Sfr 27.0 billion ($16.1 billion), in each case at December 31, 2001. CSFB was founded in 1856 in Zurich. CSFB's registered head office is in Zurich, Switzerland.

        CSFB has been licensed by the Superintendent of Banks of the State of New York to operate a branch in New York. It is also subject to review and supervision by the Federal Reserve Bank.

        CSFB has long-term unsecured debt ratings of AA- from Fitch, Aa3 (outlook negative) from Moody's and a long-term corporate credit rating of AA- (negative watch) from Standard & Poor's, and short-term unsecured debt ratings of F1+ from Fitch and P-1 (outlook negative) from Moody's and a short-term corporate credit rating of A-1+ (negative watch) from Standard & Poor's.

        CSFB's New York branch has executive offices at Eleven Madison Avenue, New York, New York 10010, (212) 325-9000. A copy of the Annual Report of CSFB for the year ended December 31, 2001 may be obtained from CSFB by delivery of a written request to its New York branch, Attention: Corporate Affairs.

Replacement of Depositary

        If the Depositary's short-term rating falls below F1+ from Fitch, A-1+ from Standard & Poor's or P-1 from Moody's, then Northwest, after notification in writing from the Trustee and the Depositary must, within 45 days of such downgrade event, replace the Depositary with a new depositary bank that has a short-term corporate credit rating of at least A-1+ from Standard & Poor's and a short-term unsecured debt rating of at least P-1 from Moody's and F1+ from Fitch, or another depositary bank that will not result in a withdrawal or downgrading of the rating of any Offered Certificates (without regard to any downgrading of the rating of the Depositary being replaced, and, in the case of the Class G-1 and Class G-2 Certificates, without regard to the Policies). In either case, we must obtain the written confirmation of the Rating Agencies that the replacement of the Depositary will not cause a downgrade or a withdrawal of the rating of the Offered Certificates (without regard to the Policies) and the prior written consent of the Policy Provider (which consent will not be unreasonably withheld or delayed). Written notice from the Trustee and the Depositary regarding the downgrading of the Depositary's short-term rating does not toll the 45 day period for replacement of the Depositary.

DESCRIPTION OF THE ESCROW AGREEMENTS

        The following is a description of the particular terms of the escrow and paying agent agreements (the "Escrow Agreements") for the Offered Trusts. There is no escrow arrangement with respect to the Class D Certificates. Therefore the statements under this caption apply only to the Offered Trusts.

        The statements under this caption are summaries only and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

        Wells Fargo Bank Northwest, National Association, as escrow agent in respect of the Trusts (the "Escrow Agent"), State Street Bank and Trust Company, as paying agent on behalf of the Escrow Agent in respect of each such Trust (the "Paying Agent"), the Trustee of each Offered Trust and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each such Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder").

The proceeds of the offering of Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the applicable Depositary as Deposits relating to such Trusts.

        Each Escrow Agent will permit the Trustee of the related Offered Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date for such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent will direct the applicable Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

        Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which are non-interest-bearing. The Paying Agent will deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent will distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

        Upon receipt by the applicable Depositary of a portion of the cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts ("Escrow Receipts") which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

DESCRIPTION OF THE LIQUIDITY FACILITIES

        The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. There is no liquidity facility for the Class D Trust. Therefore the statements under this caption apply only to the Offered Trusts.

        The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. The term "Liquidity Facilities" refers to the Primary Liquidity Facilities and the Above-Cap Liquidity Facilities.

Primary Liquidity Facilities

General

        The Primary Liquidity Provider will enter into a separate revolving credit agreement with the Subordination Agent (each, a "Primary Liquidity Facility") with respect to each of the Offered Trusts. Under each Primary Liquidity Facility, the Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on the related Class of Offered Certificates when due, subject to certain limitations. The Primary Liquidity Facility for each Offered Trust, together, in the case of the Class G-1 Trust and Class C-1 Trust, with the amounts in the Above-Cap Accounts, if any, are expected to be sufficient to pay interest on the related Class of Certificates on up to six consecutive quarterly Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the respective Stated Interest Rates. If interest payment defaults occur that exceed the amount covered by and available under the Primary Liquidity Facility for any Offered Trust, and, in the case of the Class G-1 Trust and Class C-1 Trust, funds available in the respective Above-Cap Accounts, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Citibank, N.A. is the initial Primary Liquidity Provider for each Offered Trust, Citibank, N.A. may be replaced by one or more other entities with respect to any Trust under certain circumstances. Therefore, the Primary Liquidity Providers may differ.

Drawings

        The aggregate amounts available under the Primary Liquidity Facilities for the Offered Trusts at May 20, 2004, the first Regular Distribution Date after the Delivery Period Termination Date, assuming that Equipment Notes with respect to all Aircraft in the principal amounts specified in "Summary of Terms—Equipment Notes and the Aircraft" are acquired by the Trusts, that all of the Aircraft are delivered in their respective scheduled delivery months, and that all interest and principal due on or prior to May 20, 2004, is paid, will be $            , $            , $            and $            for the Class G-1, Class G-2, Class C-1 and Class C-2 Trusts, respectively.

        Except as otherwise provided below, the Primary Liquidity Facility for each Offered Trust will enable the Subordination Agent to make interest drawings ("Interest Drawings") thereunder on any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Primary Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Primary Liquidity Facility.

        "Maximum Available Commitment" at any time under each Primary Liquidity Facility is an amount equal to the then Required Amount of such Primary Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Primary Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Primary Liquidity Facility, the Maximum Available Commitment under such Primary Liquidity Facility will be zero.

        "Required Amount" means, for a Primary Liquidity Facility, on any day for any Offered Trust, the sum of the aggregate amount of interest, calculated for each relevant period, at the rate per annum equal to the Stated Interest Rate for such Trust (or in the case of the Class G-1 Trust and the Class C-1 Trust, the relevant Capped Interest Rate), that would be payable on such Certificates on each of the six successive quarterly Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of Certificates on such day and without regard to expected future payments of principal on such Class of Certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the Primary Liquidity Facility for the Class G-1 or Class G-2 Certificates shall, in the event of any Policy Provider Election with respect to such Class, be deemed to be reduced by an amount (if positive) by which (a) the outstanding principal balance of each Equipment Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal of such Equipment Note.

        "Capped Interest Rate" for the Class G-1 and Class C-1 Certificates is equal to    % per annum and    % per annum, respectively. "Capped LIBOR" will be    % per annum.

        The Primary Liquidity Facility for each Class of Offered Certificates will not provide for drawings thereunder to pay for principal of, premium on, or Break Amount with respect to, the Certificates of such Class or principal of or, interest, Break Amount or premium on the Certificates of any other Class. The Primary Liquidity Facility for each of the Class G-1 Certificates and the Class C-1 Certificates does not provide for drawings thereunder to pay interest thereon in excess of an amount equal to six full quarterly installments of interest calculated at the applicable Capped Interest Rate. The Primary Liquidity Facility for each of the Class G-2 Certificates and the Class C-2 Certificates does not provide for drawings thereunder to pay any interest on the Class G-2 Certificates or the Class C-2 Certificates, respectively, in excess of the Stated Interest Rate for such Class or more than six quarterly installments of interest thereon. (Primary Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Primary Liquidity Facility with respect to each Offered Trust will not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating such Trust.

        Each payment by the Primary Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the related Primary Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Primary Liquidity Facility, upon reimbursement of the Primary Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Primary Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Primary Liquidity Facility; provided, however, that such Primary Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. Any amounts paid by the Policy Provider to a Primary Liquidity Provider as described in "Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party" will not reinstate the relevant Primary Liquidity Provider, but any reimbursement of such amounts received by the Policy Provider under the distribution provisions of the Intercreditor Agreement will reinstate the relevant Primary Liquidity Facility to the extent of such reimbursement unless (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Primary Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Primary Liquidity Facility for the applicable Trust will be automatically reduced from time to time to an amount equal to the next six successive quarterly interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust (or, in the case of the Class G-1 Trust and the Class C-1 Trust, the Capped Interest Rate). (Liquidity Facilities, Section 2.04(a))

        "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving Northwest under the U.S. Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration until the expiration of the applicable period, (b) any payment default occurring after the date of the order of relief in such proceeding but during the Section 1110 Period will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (c) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Lease (in the case of a Leased Aircraft) or Owned Aircraft Indenture (in the case of an Owned Aircraft). (Intercreditor Agreement, Section 1.1)

Replacement of Primary Liquidity Facilities

        If at any time the short-term unsecured debt or corporate credit rating of the Primary Liquidity Provider for any Trust then issued by any Rating Agency is lower than the Threshold Rating applicable to such Trust (except under certain circumstances subject to written confirmation of the Rating Agencies that such circumstances will not result in the downgrading, withdrawal or suspension of the relevant Class of Certificates (without regard to the Policies)), and such Primary Liquidity Facility is not replaced with a Replacement Primary Liquidity Facility within 10 days, after such downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will draw the then Maximum Available Commitment under such Primary Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a cash collateral account (the "Primary Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

        A "Replacement Primary Liquidity Facility" for any Primary Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Offered Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider (without regard to any Policy)), be consented to (in the case of a Primary Liquidity Facility for either of the Class G-1 and Class G-2 Certificates) by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (calculated at the Stated Interest Rate for the Class G-2 Trust or the Class C-2 Trust, as the case may be, and the applicable Capped Interest Rate for the Class G-1 Trust or the Class C-1 Trust, as the case may be) as of the date of replacement of such Primary Liquidity Facility and issued by a person (or persons) having unsecured short-term debt or corporate credit ratings issued by Moody's, Standard & Poor's and Fitch (if rated by Fitch) that are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as the Controlling Party) under the Intercreditor Agreement as the replaced Primary Liquidity Provider.

        "Threshold Rating" means the short-term unsecured debt rating of F1 by Fitch (if rated by Fitch) and P-1 by Moody's and the short-term corporate credit rating of A-1 by Standard & Poor's.

        The Primary Liquidity Facility for each Trust will provide that the relevant Primary Liquidity Provider's obligations thereunder will expire on the earliest of:

  •
  364 days after the Issuance Date, counting from, and including, the Issuance Date.

  •
  The date on which the Subordination Agent delivers to such Primary Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

  •
  The date on which the Subordination Agent delivers to such Primary Liquidity Provider a certification that a Replacement Primary Liquidity Facility has been substituted for such Primary Liquidity Facility.

  •
  The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Primary Liquidity Provider. See "Liquidity Events of Default"

  •
  The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Primary Liquidity Facility.

  •
  The date on which the Primary Liquidity Provider honors a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections 1.01 and 2.04(b))

        Each Primary Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement. Under certain circumstances the Primary Liquidity Provider may extend its Primary Liquidity Facilities up to the day that is 15 days after the Final Maturity Date for the relevant Class of Certificates.

        The Intercreditor Agreement will provide for the replacement of the Primary Liquidity Facility for an Offered Trust if it is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust and such Primary Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Primary Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will draw the then Maximum Available Commitment under such Primary Liquidity Facility (the "Non-Extension Drawing"). The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Primary Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

        Subject to certain limitations, Northwest may, at its option, arrange for a Replacement Primary Liquidity Facility at any time to replace the Primary Liquidity Facility for any Offered Trust (including without limitation any Replacement Primary Liquidity Facility described in the following sentence). Subject to certain conditions, Citibank N.A. as the initial Primary Liquidity Provider, may, at its option, arrange for a Replacement Liquidity Facility for any or all of the Offered Trusts at any time. Citibank N.A. currently expects to arrange for Replacement Primary Liquidity Facilities with respect to all of the Offered Trusts as soon as it is feasible. In addition, a Primary Liquidity Provider may, at its option, arrange for a Replacement Primary Liquidity Facility (i) to replace a non-extended Primary Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Primary Liquidity Facility or at any time after such scheduled expiration date or (ii) after the short-term rating of such Primary Liquidity Provider is downgraded below the applicable Threshold Rating and (iii) at any time after a Primary Liquidity Provider has extended the scheduled expiration date under any such Primary Liquidity Facility up to a date that is 15 days after the applicable Final Legal Distribution Date. (Intercreditor Agreement, Section 3.6(c) and (e). If any Replacement Primary Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under a Primary Liquidity Facility, the funds with respect to such Primary Liquidity Facility on deposit in the Primary Cash Collateral Account for such Trust will be returned to the Primary Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f))

        Upon receipt by the Subordination Agent of a Termination Notice with respect to any Primary Liquidity Facility from the applicable Primary Liquidity Provider, the Subordination Agent will request a final drawing ("Final Drawing") under such Primary Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of such Final Drawing in the Primary Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

        Drawings under a Primary Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Primary Liquidity Facility. Upon receipt of such a certificate, the relevant Primary Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Primary Liquidity Provider of the amount specified in any drawing under any Primary Liquidity Facility, such Primary Liquidity Provider will be fully discharged of its obligations under such Primary Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Primary Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

Reimbursement of Drawings

        The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

  Interest Drawings and Final Drawings

        Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third business day thereafter, interest will accrue at the Base Rate plus    % per annum. Thereafter, interest will accrue at Liquidity Facility LIBOR for the applicable interest period plus    % per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus    % per annum on the last day of an Interest Period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at Liquidity Facility LIBOR for the applicable Interest Period plus    % per annum.

        "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (0.25%) per annum.

        "Liquidity Facility LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two London Banking Days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Primary Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two London Banking Days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period comparable to such interest period.

Downgrade Drawings and Non-Extension Drawings

        The amount drawn under any Primary Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

  •
  Such amount will be released on any Distribution Date to the applicable Primary Liquidity Provider to the extent that such amount exceeds the Required Amount.
  •
  Any portion of such amount withdrawn from the Primary Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.
  •
  The balance of such amount will be invested in Eligible Investments.

        Any Downgrade Drawing or Non-Extension Drawing under any of the Primary Liquidity Facilities, other than any portion thereof applied to the payment of interest on the related Offered Certificates, will bear interest (x) in the case of a Downgrade Drawing, subject to clause (z) below (i) at the Base Rate with respect to the period from the date of such Downgrade Drawing to (but excluding) the third business day thereafter, (ii) from and after such third business day, at a rate equal to LIBOR for the applicable Interest Period (and will continue to be subject to payment of a commitment fee on the amount of such Downgrade Drawing), (y) in the case of a Non-Extension Drawing, subject to clause (z) below, in an amount equal to investment earnings on amounts deposited in the Primary Cash Collateral Account attributable to such Primary Liquidity Facility (and will continue to be subject to payment of a commitment fee on the amount of such Non-Extension Drawing) and (z) from and after the date, if any, on which such Downgrade or Non-Extension Drawing is converted into a Final Drawing as described under "—Liquidity Events of Default", at a rate equal to LIBOR for the applicable Interest Period (or, as described in the first paragraph under "—Interest Drawings and Final Drawings" above, the Base Rate) plus 1.50% per annum (subject to an increase under certain circumstances up to a maximum of 2% per annum).

Liquidity Events of Default

        Events of Default under each Primary Liquidity Facility (each, a "Primary Liquidity Event of Default") will consist of:

  •
  The acceleration of all the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $300,000,000).
  •
  Certain bankruptcy or similar events involving Northwest. (Primary Liquidity Facilities, Section 1.01)

        If any Primary Liquidity Event of Default under any Primary Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Primary Liquidity Provider may, in its discretion, give a notice of termination of such Primary Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

  •
  The related Primary Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.
  •
  The Subordination Agent will promptly request, and the applicable Primary Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.
  •
  Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Primary Liquidity Facility.
  •
  All amounts owing to the applicable Primary Liquidity Provider automatically will be accelerated.

        Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Primary Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement Priority of Distributions." (Primary Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement Intercreditor Rights—Controlling Party," a Primary Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Primary Liquidity Provider

        The initial Primary Liquidity Provider for the Class G-1, Class G-2, Class C-1 and Class C-2 Trusts will be Citibank, N.A. Citibank, N.A. is an affiliate of Salomon Smith Barney Inc., which will act as an underwriter in this offering.

        Citibank, N.A. has long-term unsecured debt ratings of AA+ from Fitch and Aa1 from Moody's and a long-term corporate credit rating of AA from Standard & Poor's and short-term unsecured debt ratings of F1+ from Fitch and P1 from Moody's and a short-term corporate credit rating of A-1+ from Standard & Poor's.

Above-Cap Liquidity Facilities

  General

        The Subordination Agent and the Above-Cap Liquidity Provider will enter into irrevocable interest rate cap agreements (each, an "Above-Cap Liquidity Facility") with respect to the Class G-1 Trust and the Class C-1 Trust.

  Payments

        Under the Above-Cap Liquidity Facility for each of the Class G-1 Certificates and the Class C-1 Certificates, the Above-Cap Liquidity Provider will make payments on any Distribution Date if (i) after giving effect to the provisions of the Intercreditor Agreement (but without regard to drawings under the related Primary Liquidity Facility or withdrawals from the related Primary Cash Collateral Account or Above-Cap Account), the Subordination Agent does not have sufficient funds for the payment of interest on such Class of Certificates, and (ii) then effective LIBOR exceeds the Capped LIBOR, in an amount (an "Above-Cap Payment") equal to (regardless of whether any portion of such amount has been or is being funded by the relevant Primary Liquidity Provider as an Interest Drawing) the product of (x) the excess of LIBOR over the Capped LIBOR, multiplied by (y) the Pool Balance of the Class G-1 Certificates or Class C-1 Certificates (as the case may be), multiplied by (z) actual days elapsed in the applicable interest period divided by 360.

        An Above-Cap Payment under the relevant Above-Cap Liquidity Facility will be made to the Subordination Agent, which will immediately deposit such Above-Cap Payment in the related Above-Cap Account to be available for withdrawals as described in "Above-Cap Accounts" below.

        Each Above-Cap Liquidity Facility will be available to make payments only as long as the related Primary Liquidity Facility is available to be drawn or there are amounts available to be withdrawn in the related Primary Cash Collateral Account or the Above-Cap Account.

        Neither Above-Cap Liquidity Facility provides for payments thereunder to pay, directly or indirectly, principal of, Break Amount on or premium on the Certificates of such Class or principal of or interest, Break Amount or premium on the Certificates of any other Class. (Intercreditor Agreement, Section 3.6.) In addition, neither Above-Cap Liquidity Facility provides for payments thereunder to pay any amounts payable with respect to Deposits. The Subordination Agent will have no obligation to reimburse the Above-Cap Liquidity Provider for any Above-Cap Payment.

  Early Termination

        If at any time the short-term rating of the Above-Cap Liquidity Provider then issued by any Rating Agency is lower than the Threshold Rating, then either Above-Cap Liquidity Facility may be replaced by a Replacement Above-Cap Liquidity Facility to be provided by one or more financial institutions having such unsecured debt ratings issued by Moody's, Standard & Poors and Fitch (if rated by Fitch) that are equal to or higher than the Threshold Rating. If either Above-Cap Liquidity Facility is not replaced within 10 days of such downgrading but no later than the expiration date of the Above-Cap Liquidity Facility provided by such Above-Cap Liquidity Provider, the Above-Cap Liquidity Provider will pay to the Subordination Agent for deposit into a reserve account (each, an "Above-Cap Reserve Account") for the benefit of the related Class of Certificates an amount in cash (the "Above-Cap Reserve Amount") equal to the product of:

  •
  1.528, multiplied by
  •
  20.0% per annum minus Capped LIBOR, multiplied by
  •
  the Pool Balance of the applicable Class of Certificates,

plus all other unpaid amounts then due under such Above-Cap Liquidity Facility. Upon such payment, such Above-Cap Liquidity Facility shall terminate.

        Each Above-Cap Liquidity Facility may be terminated upon the occurrence of certain other specified events with respect to the Above-Cap Liquidity Provider and upon the occurrence of any such event, the Above-Cap Liquidity Provider will pay the Above-Cap Reserve Amount into the applicable Above-Cap Reserve Account.

        A "Replacement Above-Cap Liquidity Facility" for either Above-Cap Liquidity Facility means an irrevocable interest rate cap agreement (or agreements) in substantially the form of the replaced Above-Cap Liquidity Facility as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Class of Certificates (in the case of the Class G-1 Certificates, without regard to the related Policy) (before downgrading of such ratings, if any, as a result of the downgrading of the Above-Cap Liquidity Provider) and issued by a person (or persons) having ratings issued by each of the Rating Agencies that are equal to or higher than the Threshold Rating (which person, in the case of the Above-Cap Liquidity Facility for the Class G-1 Certificates, will be consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed); provided that in certain circumstances involving imposition of withholding taxes upon payments to be made by the Above-Cap Liquidity Provider, (i) no prior ratings confirmation or consent of the Policy Provider will be required if the initial Above-Cap Liquidity Provider assigns all of its rights and obligations under the Above-Cap Liquidity Facilities to one of its offices or pre-identified affiliates then meeting the Threshold Ratings requirements and (ii) no consent of the Policy Provider will be required if such assignment is made by the initial Above-Cap Liquidity Provider to one of its affiliates other than such pre-identified affiliates. (Intercreditor Agreement, Section 1.01)

        Amounts will be withdrawn from each Above-Cap Reserve Account and deposited in the related Above-Cap Account as needed, to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of "Above-Cap Payments" under the related Above-Cap Liquidity Facility (were such Liquidity Facility still in effect) would be used. Cash deposited into the Above-Cap Reserve Account will be invested in certain specified eligible investments.

        Each Above-Cap Liquidity Facility provides that the Above-Cap Liquidity Provider's obligations thereunder will expire on the earlier of the first Business Day after (i) the Final Legal Distribution Date for the related Trust and (ii) the date on which the Pool Balance of such Trust equals zero.

  Above-Cap Accounts

        The Subordination Agent will maintain an account (each, an "Above-Cap Account") for each of the Class G-1 Trust and Class C-1 Trust into which Above-Cap Payments made by the applicable Above-Cap Liquidity Provider will be deposited.

        If, on any Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement and after giving effect to any Interest Drawing under the relevant Primary Liquidity Facility or withdrawals from the related Primary Cash Collateral Account, there are insufficient funds available to the Subordination Agent to pay interest on the Class G-1 Certificates or Class C-1 Certificates, as the case may be (regardless of whether LIBOR is lower or higher than the Capped LIBOR), the Subordination Agent shall make a withdrawal from the related Above-Cap Account to fund such shortfall to the extent funds are available in such Above-Cap Account (after giving effect to any Above-Cap Payment or any transfer required from the related Above-Cap Reserve Account).

        Amounts deposited into the Above-Cap Accounts are not available to pay principal of or any premium on, or Break Amount (if any) with respect to, any Certificates. On the earlier of the first Business Day after (i) the Final Legal Distribution Date for the Class G-1 Trust or the Class C-1 Trust, as the case may be, and (ii) the date of payment of Final Distributions with respect to the Certificates of such Trust, the Subordination Agent will pay to the Above-Cap Liquidity Provider an amount equal to the sum of the amounts remaining in the Above-Cap Account and the Above-Cap Reserve Account for such Trust, if any.

        Amounts available under the Above-Cap Liquidity Facility for each of the Class G-1 Certificates and the Class C-1 Certificates, together with the maximum amount of Interest Drawings available under the related Primary Liquidity Facility, are expected to be sufficient to pay interest (calculated at the Stated Interest Rate for such Class of Certificates) on the related Class of Certificates on up to six consecutive Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates).

        Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Class G-1 Certificates and the Class C-1 Certificates will be entitled to receive and retain the proceeds of withdrawals from the Above Cap-Account for such Class.

  Initial Above-Cap Liquidity Provider

        The initial above-cap liquidity provider for the Class G-1 and C-1 Trusts will be Credit Suisse First Boston International ("CSFBI") (the "Above-Cap Liquidity Provider" and, together with the Primary Liquidity Provider, the "Liquidity Providers"), an affiliate of Credit Suisse First Boston Corporation, one of the underwriters in this offering. CSFBI is an unlimited liability company incorporated in England and Wales. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange and credit. CSFBI is an authorized institution under the Banking Act of 1987 and is regulated by The Financial Services Authority. CSFBI has short-term debt ratings of F-1+ from Fitch and P-1 (outlook negative) from Moody's and a short-term corporate credit rating of A-1+ (negative watch) from Standard & Poor's and long-term debt ratings of AA- from Fitch and Aa3 (outlook negative) from Moody's and a long-term corporate credit rating of AA- (negative watch) from Standard & Poor's.

DESCRIPTION OF THE POLICIES AND THE POLICY PROVIDER AGREEMENT

        The following summary describes certain terms of the Policies and certain provisions of the Policy Provider Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Policies which will be filed by NWA Corp. with the Commission as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K. The provisions of the Policies are substantially identical except as otherwise indicated.

The Policies

        The Policy Provider will issue two financial guarantee insurance policies (each, a "Policy") in favor of the Subordination Agent for the benefit of the holders of the Class G-1 and Class G-2 Certificates, respectively. The Policies do not cover any amounts payable on any other Class of Certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy for the relevant Class of Certificates under the following five circumstances:

  Interest Drawings

        If, on any Regular Distribution Date (other than the Final Legal Distribution Date) for the Class G-1 or G-2 Certificates, after giving effect to

  •
  the application of funds in accordance with the priorities set forth under "Description of the Intercreditor Agreement—Priority of Distributions,"
  •
  the application of any amounts available to the Escrow Agent in the Paying Agent Account for such Class in respect of accrued interest on the Deposits for such Class,
  •
  any drawings paid under the Primary Liquidity Facility for such Class in respect of accrued interest on the Certificates of such Class,
  •
  any withdrawal of funds from the Primary Cash Collateral Account for such Class in respect of such interest, and
  •
  in the case of the Class G-1 Certificates, any withdrawal from the related Above-Cap Account,

the Subordination Agent (or, in the case of the Escrow Receipts, the Paying Agent) does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the Certificates of such Class (or the attached Escrow Receipts) at the applicable Stated Interest

Rate and, without duplication, accrued and unpaid interest on any Deposit relating to the Escrow Receipts attached to such Certificates, the Subordination Agent is to request a Policy Drawing under the Policy for such Class in an amount sufficient to enable the Subordination Agent to pay such interest.

  Proceeds Deficiency Drawing

        If the Subordination Agent receives a Special Payment consisting of proceeds of the Disposition of any Defaulted Series G Equipment Note or the related Trust Indenture Estate or Collateral under (and as defined in) the related Indenture, on any Policy Business Day elected by the Subordination Agent upon 20 days' notice to the Policy Provider, the Policy Provider will pay, after giving effect to the application of any Disposition proceeds and (if such Disposition occurs prior to a Policy Provider Election with respect to such Defaulted Series G Equipment Note) Prior Funds, the amount, if any, required to reduce the Pool Balance of such Class of Certificates by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) plus accrued and unpaid interest from the immediately preceding Regular Distribution Date on the amount of such reduction.

  No Proceeds Drawing

        On the first Policy Business Day (which shall be a Special Distribution Date) that is 21 months after the last date on which full payment was made on a Series G-1 or Series G-2 Equipment Note as to which there has subsequently been a failure to pay principal or that has been accelerated, if there has not previously been a Proceeds Deficiency Drawing as described in the preceding paragraph with respect to such Equipment Note, then on that Special Distribution Date the Subordination Agent will request a drawing under the Policy for such Trust in an amount equal to the then outstanding principal amount of such Defaulted Series G Equipment Note plus accrued and unpaid interest thereon from the immediately preceding Regular Distribution Date. The Subordination Agent is to give prompt notice to each Trustee, the Liquidity Providers and the Policy Provider establishing the Special Distribution Date, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of the requested drawing, the Subordination Agent will have no right to make any further drawing under the Policy for such Trust in respect of the Defaulted Series G Equipment Note except for an Avoidance Drawing as described below.

        Notwithstanding the foregoing, at the end of any such 21-month period the Policy Provider may, so long as no Policy Provider Default shall have occurred and be continuing, by giving notice to the Subordination Agent at least five days prior to the end of such 21-month period, elect (the "Policy Provider Election") instead to pay

  •
  on such Special Distribution Date an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during such 21-month period (after giving effect to the application of funds received from the related Primary Liquidity Facility, the related Primary Cash Collateral Account and, in the case of the Class G-1 Certificates, the related Above-Cap Account, in each case with respect to such interest) and
  •
  thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest payable on the Defaulted Series G Equipment Note on the related payment date (without regard to any acceleration thereof or any funds available under any Primary Liquidity Facility, any Primary Cash Collateral Account or, in the case of the Class G-1 Certificates, the related Above-Cap Account) until the establishment of an Election Distribution Date or a Special Distribution Date.

        Following a Policy Provider Election, on any Policy Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice to the Subordination Agent, the

Policy Provider may (notwithstanding the Policy Provider Election) request the Subordination Agent to, and the Subordination Agent shall, make a Policy Drawing under the related Policy for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 or Class G-2 Certificates, as applicable, from the immediately preceding Regular Distribution Date to such Special Distribution Date.

        Further, after a Policy Provider Election, following the occurrence and continuation of a Policy Provider Default, the Subordination Agent shall be required on a Policy Business Day specified by the Subordination Agent upon 20 days' notice to the Policy Provider (such specified Policy Business Day, an "Election Distribution Date,"which shall be a Special Distribution Date), to make a Policy Drawing under the Policy for such Trust for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal on such Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 or Class G-2 Certificates, as applicable, from the immediately preceding Regular Distribution Date to such Election Distribution Date.

        Regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of the 21-month period, endorse the related Policy (if not already endorsed to so provide) to provide for the payment to the Primary Liquidity Provider with respect to the Class G-1 Certificates and the Primary Liquidity Provider with respect to the Class G-2 Certificates of interest accruing on the outstanding drawings of the related Primary Liquidity Facilities from and after the end of such 21-month period as and when such interest becomes due in accordance with such Primary Liquidity Facilities.

  Final Policy Drawing

        If on the Final Legal Distribution Date of the Class G-1 or Class G-2 Certificates, after giving effect to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distribution (calculated as at such date but excluding any accrued and unpaid Make-Whole Premium or Break Amount) on such Certificates, the Subordination Agent shall request a Policy Drawing under the Policy for such Class in an amount sufficient to enable the Subordination Agent to pay the Final Distribution (calculated as at such date but excluding any accrued and unpaid Make-Whole Premium or Break Amount) on such Certificates.

  Avoidance Drawing

        If at any time the Subordination Agent has actual knowledge of the issuance of any Order prior to the expiration of either Policy, the Subordination Agent is to give prompt notice to each Trustee, each Liquidity Provider and the Policy Provider of such Order and establishing as a Special Distribution Date the date that is the earlier of the third Business Day that immediately precedes the expiration of such Policy and the Business Day that immediately follows the 25th day after that notice. With respect to that Special Distribution Date, the Subordination Agent is to request a Policy Drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by such Policy with respect to such Order.

General

        All requests by the Subordination Agent for a Policy Drawing under any Policy are to be made by it no later than 1:00 p.m. (New York City time) on (or, in the case of any Preference Amount, at least three Business Days prior to) the applicable Distribution Date and in the form required by such Policy and delivered to the Policy Provider in accordance with such Policy. All proceeds of any Policy Drawing are to be deposited by the Subordination Agent in the related policy account established by the Subordination Agent pursuant to the Intercreditor Agreement (a "Policy Account") and from there paid to the Trustee or Escrow Agent, as the case may be, for such Trust for distribution to the holders of the Certificates issued by such Trust without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Preference Amounts, however, all or part of the Policy Drawing will be paid directly to the receiver, conservator, debtor-in-possession or trustee in bankruptcy to the extent such amounts have not been paid by the Certificateholders. If any request for a Policy Drawing is rejected because it does not satisfy the requirements of the relevant Policy, the Subordination Agent will resubmit the request so as to satisfy those requirements.

        Each Policy provides that if such a request for a policy drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in the Policy Account the applicable payment under such Policy no later than 3:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or on the next Policy Business Day (if the request is received after that time).

        The Policy Provider will be subrogated to all of the rights of the holders of the Class G-1 and Class G-2 Certificates to payment on such Certificates to the extent of the payments made under the related Policy. Once any payment made under a Policy is received by the Subordination Agent (or, in the case of payments made in respect of Escrow Receipts, the Paying Agent), the Policy Provider will have no further obligation in respect of those payments, regardless of whether or not the funds are properly distributed by the Subordination Agent, the Paying Agent or the relevant Trustee. The Policy Provider shall not be required to make any payment except at the times and in the amounts expressly set forth in the Policies.

        The Policies do not cover (i) shortfalls, if any, attributable to the liability of the Class G-1 or Class G-2 Trusts, the Class G-1 or Class G-2 Trustee, the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any premium, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to the Class G-1 or Class G-2 Certificates or the related Escrow Receipts, or (iii) any failure of the Subordination Agent or the Trustee of such Trust to make any payment due to the holders of the Class G-1 or Class G-2 Certificates for the Class G-1 or Class G-2 Trust, as the case may be, from funds received.

        The Policy Provider's obligation under each Policy will be discharged to the extent that funds are received by the Subordination Agent for distribution to the Trustee for such Trust and the holders of the related Class of Certificates or the applicable Escrow Agent and the holders of Escrow Receipts attached to such Certificates, whether or not the funds are properly distributed by the Subordination Agent, the applicable Escrow Agent or the Trustee for such Trust.

        Each Policy is noncancellable. The Policy for the Class G-1 or Class G-2 Trust, as the case may be, expires and terminates without any action on the part of the Policy Provider or any other person on the date that is one year and one day following the date on which the Certificates issued by such Trust have been paid in full, unless an Insolvency Proceeding exists, in which case on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding and (ii) the date on which the Policy Provider has made all payments required to be made under the terms of such Policy in respect of a Preference Amount. No portion of the premium under the Policy is refundable for any reason including payment, or provision being made for payment.

        Each Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles that might invoke the substantive laws of other jurisdictions.

Definitions

        "Insolvency Proceeding" means the commencement of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against Northwest, any Liquidity Provider or any Owner Trustee and the commencement of any proceedings by Northwest, any Liquidity Provider or any Owner Trustee for the winding up or liquidation of its affairs or the consent to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to Northwest, any Liquidity Provider or any Owner Trustee.

        "Order" means the order referred to in the definition of the term "Preference Amount."

        "Policy Business Day", for the purposes of this "Description of the Policies and the Policy Provider Agreement", means any day that is not a Saturday, a Sunday or other day on which insurance companies in New York, New York or commercial banking institutions in the cities in which the Corporate Trust Office of the Subordination Agent or the Policy Provider (or its fiscal agent) are located are authorized or obligated by law or executive order to close.

        "Preference Amount" means, with respect to the Policy relating to the Class G-1 or Class G-2 Trust, any amount paid or required to be paid in respect of the Certificates issued by such Trust to a Certificateholder that is voided under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding and, as a result, the Trustee for such Trust, the Subordination Agent or any holder of Certificates issued by such Trust (as the case may be) is required to return all or any portion of such voided payment (including any disgorgement from the holders of the Certificates issued by such Trust resulting from an Insolvency Proceeding whether such disgorgement is determined by a theory of preferential conveyance or otherwise) in accordance with a final, nonappealable order of a court of competent jurisdiction.

The Policy Provider Agreement

        The Subordination Agent, Northwest, the Class G-1 Trustee, the Class G-2 Trustee and the Policy Provider will enter into an insurance and indemnity agreement (the "Policy Provider Agreement") to be dated as of the Issuance Date. Under the Policy Provider Agreement, the Subordination Agent will agree to reimburse the Policy Provider for drawings paid under the Policies. These rights to reimbursement from the Subordination Agent are subject, pursuant to the terms of the Policy Provider Agreement and the Intercreditor Agreement, to the priorities set forth in the Intercreditor Agreement. Pursuant to a policy fee letter (the "Policy Fee Letter"), Northwest and the Subordination Agent (but without duplication) will agree to pay the Policy Provider a premium for the Policies based on the Pool Balance of the Class G-1 and Class G-2 Certificates and a fee in connection with certain prepayments of the Certificates and to reimburse the Policy Provider for certain expenses.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

        The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission.

Intercreditor Rights

  Controlling Party

        With respect to any Indenture at any given time, the Trustee, the Policy Provider and the Liquidity Providers will agree that the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes, except so long as the Final Distributions on the Class G-1 and Class G-2 Certificates have not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Class G-1 Trustee with respect to the Series G-1 Equipment Notes or the Class G-2 Trustee with respect to the Series G-2 Equipment Notes. (Intercreditor Agreement, Section 2.6(a))

        At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)) Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of the Primary Liquidity Provider, the Policy Provider and each Certificateholder, reduce the amount of rent, supplemental rent or termination values payable by Northwest under any Lease or reduce the amount of principal or interest payable by Northwest under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)) See "Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

        The "Controlling Party" will be:

  •
  the Policy Provider or, if a Policy Provider Default has occurred and is continuing:

  (1)
  prior to the payment of Final Distributions to the holders of the Class G-1 and Class G-2 Certificates, the Class G-1 Trustee or the Class G-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time that the Indenture Event of Default occurs;

  (2)
  upon payment of Final Distributions to the holder of such larger Class of Certificates, the other of the Class G-1 Trustee or the Class G-2 Trustee;

  •
  upon payment of Final Distributions to the holder of Class G-1 and Class G-2 Certificates and, unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the Class C-1 or Class C-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time that the Indenture Default occurs, until payment of Final Distributions to the holders of such larger Class, and thereafter the other of the Class C-1 Trustee or Class C-2 Trustee, until payment of Final Distributions to the holders of such other Class;

  •
  upon payment of Final Distributions to the holders of the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates, and unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, the Class D Trustee; and

  •
  under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph.

        At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Primary Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and any amount remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Primary Cash Collateral Account to pay interest on the relevant Class of Certificates or has been converted into a Final Drawing and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $300,000,000), the Primary Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as such Primary Liquidity Provider has not defaulted in its obligation to make any advance under its Primary Liquidity Facility) will have the right to become the Controlling Party with respect to any Indenture, provided that if the Policy Provider pays to each Primary Liquidity Provider all outstanding drawings and interest thereon owing to such Primary Liquidity Provider under such Primary Liquidity Facilities (as so determined) as of the end of such 18 month period, the Policy Provider shall remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing and the Policy Provider thereafter pays to the Primary Liquidity Providers with respect to the Class G-1 and the Class G-2 Certificates all subsequent drawings, together with accrued interest thereon, under the related Primary Liquidity Facilities as and when such obligations become due (and if a Policy Provider Default has occurred and is continuing, the Primary Liquidity Provider with the highest amount of unreimbursed Liquidity Obligations, if it so elects, shall become the Controlling Party). (Intercreditor Agreement, Section 2.6(c))

        For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes—Remedies."

        "Policy Provider Default" shall mean the occurrence of any of the following events (a) the Policy Provider fails to make a payment required under either Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or

(c) a court of competent jurisdiction, the New York Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

        "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium or Break Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or Break Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

  Sale of Equipment Notes or Aircraft

        Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture or the related Aircraft to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Northwest, without the consent of each Trustee (other than the Trustee of any Trust, all of the Certificates of which are held or beneficially owned by Northwest and/or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Northwest under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Northwest under such Lease before giving effect to such adjustment.

        "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such Aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Priority of Distributions

  Before a Triggering Event

        So long as no Triggering Event has occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

  •
  to the Primary Liquidity Provider to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata;

  •
  to the Primary Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the

    Primary Liquidity Provider in respect of interest on drawings under the Primary Liquidity Facilities) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Provider attributable to interest accrued on such drawings, pro rata;

  •
  if applicable, to replenish each Primary Cash Collateral Account up to the applicable Required Amount and then, to the Primary Liquidity Provider to the extent required to pay or reimburse the Primary Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses and as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facilities) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facilities;

  •
  if applicable, to the extent necessary to replenish ratably each Above-Cap Reserve Account up to an amount equal to the Above-Cap Reserve Amount for the related Above Cap Liquidity Facility as recalculated as of such date (less any amount then on deposit in the Above-Cap Account);

  •
  to the Class G-1 and Class G-2 Trustees, to the extent required to pay Expected Distributions on the Class G-1 and Class G-2 Certificates, except that if available funds are insufficient to pay an Expected Distribution to each such Class in full, available funds will be distributed to each of the Class G-1 Trustee and Class G-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions;

  •
  to the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the clauses above and any Excess Reimbursement Obligations) and any amounts due under the Policy Fee Letter;

  •
  to the Class C-1 and Class C-2 Trustees to the extent required to pay Expected Distributions on the Class C-1 and Class C-2 Certificates except that if available funds are insufficient to pay an Expected Distribution to each such Class in full, available funds will be distributed to each of the Class C-1 Trustee and Class C-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions;

  •
  to the Policy Provider to the extent required to pay Excess Reimbursement Obligations;

  •
  if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay Expected Distributions on the Class D Certificates, provided that if all of the Class D Certificates are owned by one or more persons that are not affiliates of Northwest and the sale or sales of such Certificates to such persons occurred prior to an Indenture Default under any Indenture, the Expected Distribution on the Class D Certificates shall be distributed prior to the payment of the Excess Reimbursement Obligations to the Policy Provider;

  •
  to the Subordination Agent and each Trustee for the payment of certain fees and expenses; and

  •
  if applicable to the extent necessary to replenish ratably each Above-Cap Reserve Account up to an amount equal to the Above-Cap Reserve Amount for the related Above-Cap Liquidity Facility as recalculated as of such date.

        "Triggering Event" means (a) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (b) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, such Equipment Notes have an aggregate principal balance in excess of $300,000,000) or (c) the occurrence of certain bankruptcy or insolvency events involving Northwest.

        "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Primary Liquidity Facilities.

        "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Primary Liquidity Provider under the Primary Liquidity Facilities or certain other agreements.

        "Policy Expenses" means all amounts (including amounts in respect of expenses) owing to the Policy Provider under the Policy Provider Agreement or certain other agreements other than any amounts due under the Policy Fee Letter, the amount of any Excess Reimbursement Obligations, any Policy Drawing and any interest accrued thereon, reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Provider, any indemnity payments owed to the Policy Provider and any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Intercreditor Agreement, including without limitation, fees and expenses incurred in connection with the enforcement of such rights.

        "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement but shall not include (i) any amounts due under the Policy Fee Letter and (ii) any interest on Policy Drawings except, if the Primary Liquidity Provider has failed to honor its obligation to make a payment on any Interest Drawing with respect to the Class G-1 or Class G-2 Certificates, as applicable, interest on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by the Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of six such Policy Drawings. For the avoidance of doubt and subject to the effect of the payment priorities with respect to Excess Reimbursement Obligations, Policy Provider Obligations include reimbursement of and interest on the Liquidity Obligations in respect of the Primary Liquidity Facilities paid by the Policy Provider to the Primary Liquidity Provider.

        "Policy Drawing" means any payment of a claim under the Policy.

        "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents interest on the Series G-1 or Series G-2 Equipment Note in respect of which the Policy Provider Election has been made in excess of 21 months of interest at the interest rate applicable to such Equipment Note and (b) any interest on the Liquidity Obligations in respect of the Liquidity Facilities for the Class G-1 Trust and Class G-2 Trust paid by the Policy Provider to the Liquidity Provider from and after the end of the 21-month period referred to under the caption "Description of the Policies and the Policy Provider Agreement—The Policies—No Proceeds Drawing."

        "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such Certificates

(excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

  (A)
  the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

  (B)
  the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). (Intercreditor Agreement, Section 1.1)

        For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium or Break Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or Break Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

  After a Triggering Event

        Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

  •
  to the Subordination Agent, any Trustee, any Certificateholder, the Policy Provider and the Primary Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder, the Policy Provider or the Primary Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "Administration Expenses"), in each case, on a pro rata basis;

  •
  to the Primary Liquidity Provider to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata;

  •
  to the Primary Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of interest on drawings under the Primary Liquidity Facilities) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Provider, attributable to interest accrued on such drawings, pro rata;

  •
  (i) if applicable with respect to any particular Primary Liquidity Facility, to replenish the Primary Cash Collateral Account with respect to such Primary Liquidity Facility up to the applicable Required Amount for the related Class of Certificates (less the amount of any repayments of

    Interest Drawings under such Primary Liquidity Facility while sub-clause (x) of this clause is applicable) unless, in the case of this clause (i), (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Primary Liquidity Facility; and then (ii) to the Primary Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facilities) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facilities;

  •
  if applicable, with respect to any particular Above-Cap Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the related Primary Liquidity Facility or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish ratably the Above-Cap Reserve Account with respect to such Above-Cap Liquidity Facility up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date (less any amount then on deposit in the related Above-Cap Account);

  •
  to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable, in each case, on a pro rata basis;

  •
  to the Class G-1 and Class G-2 Trustees, to the extent required to pay Adjusted Expected Distributions on the Class G-1 and Class G-2 Certificates, except if available funds are insufficient to pay an Adjusted Expected Distribution to each such Class in full, available funds will be distributed to each of the Class G-1 Trustee and Class G-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions;

  •
  to the Policy Provider in payment of the Policy Provider Obligations (other than amounts payable pursuant to the first three clauses above and any Excess Reimbursement Obligations) and any amounts due under the Policy Fee Letter to the Policy Provider;

  •
  to the Class C-1 and Class C-2 Trustees, to the extent required to pay Adjusted Expected Distributions on the Class C-1 and Class C-2 Certificates, except if available funds are insufficient to pay an Adjusted Expected Distribution to each such Class in full, available funds will be distributed to each of the Class C-1 Trustee and Class C-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions;

  •
  to pay any Excess Reimbursement Obligations to the Policy Provider;

  •
  to the Class D Trustee to the extent required to pay Adjusted Expected Distributions on the Class D Certificates, provided that if all of the Class D Certificates are owned by one or more persons that are not affiliates of Northwest and the sale or sales of such Certificates to such persons occurred prior to an Indenture Default under any Indenture, the Adjusted Expected Distribution of the Class D Certificates shall be distributed prior to the payment of the Excess Reimbursement Obligations to the Policy Provider; and

  •
  if applicable, with respect to any particular Above-Cap Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing

    Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the related Primary Liquidity Facility or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish ratably the Above-Cap Reserve Account with respect to such Above-Cap Liquidity Facility up to an amount equal to the related Above-Cap Reserve Amount (as recalculated as of such date).

        "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

  (A)
  the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes except to the extent monies are received as a result of such acceleration) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

  (B)
  the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, (x) until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) will not apply and (y) in the case of the Class D Certificates, clause (B) will not apply.

        For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Premium or Break Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Premium or Break Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

        "Aggregate LTV Collateral Amount" for any Class of Certificates (other than the Class D Certificates) for any Distribution Date means the amount, not less than zero, equal to the product of (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes and (iii)(a) in the case of Class G-1 Certificates or Class G-2 Certificates, a fraction the numerator of which equals the Pool Balance for the Class G-1 Certificates or Class G-2 Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balances for the Class G-1 Certificates and the

Class G-2 Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such Class of Certificates and (b) in the case of the Class C-1 or Class C-2 Certificates, a fraction the numerator of which equals the Pool Balance for the Class C-1 Certificates or Class C-2 Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balance for the Class C-1 Certificates and the Class C-2 Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such Class of Certificates.

        "LTV Collateral Amount" of any Aircraft for any Class of Certificates (other than the Class D Certificates) means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

        "LTV Ratio" means for the Class G-1 and Class G-2 Certificates 55.2%, for the Class C-1 and Class C-2 Certificates 64.9%, and for the Class D Certificates 73.0%. (Intercreditor Agreement, Section 1.1)

        "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

        "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

        "Non-Performing Equipment Note" means an Equipment Note that is not a Performing Equipment Note.

        Interest Drawings under each Primary Liquidity Facility, withdrawals from each Primary Cash Collateral Account, drawings under the Policy in respect of the Class G-1 or Class G-2 Trust, and, in the case of the Class G-1 Trust, withdrawals from the related Above-Cap Account, in each case in respect of interest on the Certificates of the applicable Trust will be distributed to the Trustee for such Trust and the Class C-1 Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Primary Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust will be paid to the Primary Liquidity Provider.

Voting of Equipment Notes

        In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment

Note or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes, except that so long as the Final Distribution on the Class G-1 and Class G-2 Certificates has not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Class G-1 and Class G-2 Trustees with respect to the Equipment Notes held in the Class G-1 and Class G-2 Trusts. The Trustee in turn will request directions from Certificateholders of such Trust. The Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or an Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust. If any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1(b))

Addition of Trustee for Class for Class E Certificates

        If the Class E Certificates are issued, the Class E Trustee will be a party to the Intercreditor Agreement.

The Subordination Agent

        State Street Bank and Trust Company, a Massachusetts trust company, will be the Subordination Agent under the Intercreditor Agreement. Northwest and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is 2 International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

        The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or Northwest may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

        The Aircraft are comprised of eleven new Airbus A319-100 Aircraft, six new Boeing 757-300 Aircraft and three new Airbus A330-300 Aircraft to be selected by Northwest from among 32 Eligible Aircraft scheduled for delivery beginning in October 2002 and continuing through December 2003. The period beginning on the date of original issuance of the Certificates and ending on March 31, 2004, is referred to herein as the "Delivery Period". The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

        The Airbus A319-100 Aircraft are narrowbody commercial jet aircraft. Seating capacity in Northwest's two class configuration is 124 seats. These aircraft are powered by two CFM56 model commercial jet engines manufactured by CFM International, Inc. and have a two-person cockpit. These aircraft fly primarily on Northwest's domestic route system.

        The Boeing 757-300 Aircraft are narrowbody commercial jet aircraft. Seating capacity in Northwest's two class configuration is expected to be 224 seats. These aircraft are powered by two PW2040 model commercial jet engines manufactured by Pratt & Whitney and have a two-person cockpit. These aircraft fly primarily on Northwest's domestic route system.

        The Airbus A330-300 Aircraft are widebody commercial jet aircraft. Seating capacity in Northwest's two class configuration is expected to be 298 seats. These aircraft are powered by two PW 4168 model commercial jet engines manufactured by Pratt & Whitney and have a two person cockpit. The aircraft fly primarily on Northwest's international route system.

        See the Aircraft Appraisals in Appendix II for further information. The table below sets forth certain additional information concerning the Eligible Aircraft. Under the Note Purchase Agreement, Northwest will select to be financed or refinanced pursuant to this offering eleven of the fifteen Airbus A319-100 Eligible Aircraft listed below, six of the eleven Boeing 757-300 Eligible Aircraft listed below and three of the six Airbus A330-300 Eligible Aircraft listed below.

		Appraised Base Value
Aircraft Type	Scheduled Delivery Month(1)				Appraised Base Value(2)
		AISI	Avitas	MBA
Airbus A319-100	October 2002	$42,220,000	$38,890,000	$40,960,000	$40,690,000
Airbus A319-100	February 2003	42,710,000	39,130,000	41,300,000	41,046,667
Airbus A319-100	March 2003	42,830,000	39,130,000	41,380,000	41,113,333
Airbus A319-100	May 2003	43,080,000	39,380,000	41,550,000	41,336,667
Airbus A319-100	May 2003	43,080,000	39,380,000	41,550,000	41,336,667
Airbus A319-100	June 2003	43,200,000	39,380,000	41,640,000	41,406,667
Airbus A319-100	June 2003	43,200,000	39,380,000	41,640,000	41,406,667
Airbus A319-100	July 2003	43,330,000	39,620,000	41,730,000	41,560,000
Airbus A319-100	August 2003	43,450,000	39,620,000	41,810,000	41,626,667
Airbus A319-100	September 2003	43,580,000	39,620,000	41,900,000	41,700,000
Airbus A319-100	October 2003	43,700,000	39,870,000	41,980,000	41,850,000
Airbus A319-100	October 2003	43,700,000	39,870,000	41,980,000	41,850,000
Airbus A319-100	November 2003	43,830,000	39,870,000	42,070,000	41,923,333
Airbus A319-100	December 2003	43,960,000	39,870,000	42,150,000	41,993,333
Airbus A319-100	December 2003	43,960,000	39,870,000	42,150,000	41,993,333
Boeing 757-300	November 2002	66,250,000	61,000,000	62,070,000	62,070,000
Boeing 757-300	December 2002	66,430,000	61,000,000	62,200,000	62,200,000
Boeing 757-300	February 2003	66,820,000	61,380,000	62,460,000	62,460,000

Boeing 757-300	March 2003	67,010,000	61,380,000	62,590,000	62,590,000
Boeing 757-300	April 2003	67,200,000	61,760,000	62,720,000	62,720,000
Boeing 757-300	May 2003	67,400,000	61,760,000	62,840,000	62,840,000
Boeing 757-300	June 2003	67,600,000	61,760,000	62,970,000	62,970,000
Boeing 757-300	July 2003	67,790,000	62,140,000	63,100,000	63,100,000
Boeing 757-300	August 2003	67,990,000	62,140,000	63,230,000	63,230,000
Boeing 757-300	September 2003	68,190,000	62,140,000	63,360,000	63,360,000
Boeing 757-300	October 2003	68,380,000	62,530,000	63,490,000	63,490,000
Airbus A330-300	June 2003	108,580,000	106,430,000	108,490,000	107,833,333
Airbus A330-300	July 2003	108,890,000	107,070,000	108,710,000	108,223,333
Airbus A330-300	August 2003	109,200,000	107,070,000	108,930,000	108,400,000
Airbus A330-300	September 2003	109,520,000	107,070,000	109,160,000	108,583,333
Airbus A330-300	October 2003	109,830,000	107,730,000	109,380,000	108,980,000
Airbus A330-300	December 2003	110,470,000	107,730,000	109,830,000	109,343,333

(1)
Future dates reflect the scheduled delivery month under Northwest's purchase agreements with the manufacturers. The actual delivery date for any undelivered Eligible Aircraft may be subject to delay or acceleration.

(2)
The appraised base value of each Eligible Aircraft set forth above is based upon the lesser of the average and median values of each Eligible Aircraft, as appraised by each appraiser.

Appraised Value

        The appraised base values set forth in the foregoing chart were determined by Aircraft Information Systems, Inc. ("AISI") as of June 27, 2002, Avitas, Inc. ("AVITAS") as of June 21, 2002 and Morten Beyer and Agnew, Inc. ("MBA," and together with AISI and AVITAS, the "Appraisers") as of June 27, 2002. All three Appraisers were asked to provide their respective opinion as to the projected base value as of the scheduled delivery month of each Eligible Aircraft. Each Appraiser performed a "desk-top" appraisal without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies, which vary among the Appraisals. The Appraisers have delivered letters summarizing their respective Appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a definition of appraised base value and discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to such summaries.

        An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. In its appraisal letter, one of the appraisers points out that, as a result of the events of September 11, 2001, there has been a significant negative effect on the current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals and Realizable Value of Aircraft." Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

  Deliveries of Aircraft

        The Eligible Aircraft are scheduled for delivery between October 2002 and December 2003 under the three purchase agreements Northwest has entered into separately with two manufacturers. See the table under "—The Aircraft" for the scheduled month of delivery of each Eligible Aircraft. The purchase agreements for the Eligible Aircraft provide that delivery of an Aircraft may be delayed due to "Excusable Delay," which is defined to include delays in delivery or failure to deliver or perform due to causes reasonably beyond Airbus', Boeing's or any associated contractor's control or not occasioned by Airbus', Boeing's or any associated contractor's fault, misconduct or negligence. Northwest cannot predict whether adjustments in such schedule will be required.

        If delivery of an Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond the Delivery Period Termination Date, Northwest has the right to replace such Aircraft with an Eligible Aircraft or a Substitute Aircraft of the same model as such Aircraft. In the case where Northwest replaces such Aircraft with a Substitute Aircraft, such substitution is subject to certain conditions. See "—Substitute Aircraft." If delivery of an Aircraft is delayed beyond the Delivery Period Termination Date and Northwest does not exercise its right to substitute an Eligible Aircraft for such Aircraft or replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon and, in certain circumstances, a Deposit Break Amount or a Deposit Make-Whole Premium. See "Description of the Deposit Agreements—Unused Deposits."

Substitute Aircraft

        If the delivery date for any Aircraft is delayed more than 30 days after the month scheduled for delivery or beyond the Delivery Period Termination Date, Northwest may identify for delivery an Eligible Aircraft of the same model as such Aircraft as a replacement aircraft therefor. In addition, Northwest may also identify a substitute aircraft (each, together with the substitute aircraft referred to below, a "Substitute Aircraft") therefor meeting the following conditions (for the avoidance of doubt, an Eligible Aircraft that replaces an Aircraft is not considered a Substitute Aircraft):

  •
  A Substitute Aircraft must be the same model as the Aircraft for which delivery was delayed and manufactured after the Issuance Date.

  •
  After giving effect thereto the maximum principal amount of Equipment Notes of each Series issued in respect of the Substitute Aircraft under the Mandatory Economic Terms would not exceed the maximum principal amount of the Equipment Notes of each Series that could have been issued under the Mandatory Economic Terms in respect of the replaced Aircraft.

  •
  Northwest will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of the Offered Certificates (in the case of the Class G-1 and Class G-2 Certificates, without regard to the Policies).

DESCRIPTION OF THE EQUIPMENT NOTES

        The following description of the terms of the Equipment Notes supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreement") and the Note Purchase Agreement set forth in the prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement, which will be filed as exhibits to an Annual Report on Form 10-K, a Quarterly Report on

Form 10-Q, or a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

General

        With respect to each Aircraft (other than the Selected Aircraft), the Equipment Notes will be issued in up to five series: the "Series G-1 Equipment Notes," the "Series G-2 Equipment Notes," the "Series C-1 Equipment Notes," "Series C-2 Equipment Notes," and the "Series D Equipment Notes" (together the "Equipment Notes"). Series G-1 and/or G-2 Equipment Notes, Series C-1 and/or Series C-2 Equipment Notes and Series D Equipment Notes will be issued with respect to each Owned Aircraft (other than a Selected Aircraft). Only Series G-2 and Series C-2 Equipment Notes will be issued with respect to each Selected Aircraft.

        The Equipment Notes with respect to each Owned Aircraft (whether or not a Selected Aircraft) (the "Owned Aircraft Notes") will be issued under a separate Owned Aircraft Indenture between Northwest and State Street Bank and Trust Company, as Owned Aircraft Trustee. The Equipment Notes with respect to each Selected Aircraft which is a Leased Aircraft (the "Leased Aircraft Notes") will be issued under a separate Leased Aircraft Indenture between Wells Fargo Bank Northwest, National Association, as Owner Trustee of a trust for the benefit of the owner participant that will be the beneficial owner of such Aircraft (the "Owner Participant"), and State Street Bank and Trust Company, as Leased Aircraft Trustee. The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the prospectus.

        The related Owner Trustee will lease each Leased Aircraft to Northwest pursuant to a separate Lease between such Owner Trustee and Northwest with respect to such Leased Aircraft. Under each Lease, Northwest will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, obligations of, or guaranteed by, Northwest. Northwest's rental obligations under each Lease and obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Northwest.

Subordination

        Series G-1 and/or Series G-2 Equipment Notes issued in respect of an Aircraft will rank equally with one another in right of payment and will rank senior to the other Equipment Notes issued in respect of such Aircraft; Series C-1 and/or Series C-2 Equipment Notes issued in respect of an Aircraft will rank equally with one another and will be subordinated in right of payment to Series G-1 and Series G-2 Equipment Notes issued in respect of such Aircraft; Series D Equipment Notes issued in respect of an Aircraft will be subordinated in right of payment to the other Equipment Notes issued in respect of such Aircraft. (Indentures, Section 2.15) On each Equipment Note payment date, payments of interest and principal due on Series G-1 and/or Series G-2 Equipment Notes issued in respect of the applicable Aircraft will be made prior to payments of interest and principal due on Series C-1 and/or Series C-2 Equipment Notes issued in respect of such Aircraft, and payments of interest and principal due on Series C-1 and/or Series C-2 Equipment Notes issued in respect of such Aircraft will be made prior to payments of interest and principal due on Series D Equipment Notes issued in respect of such Aircraft. (Indentures, Article III)

Principal and Interest Payments

        Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust until the final Distribution Date for such Trust.

        Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on February 20, May 20, August 20 and November 20 of each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of (i) in the case of the Series G-1, Series C-1 and Series D Equipment Notes, the actual number of days elapsed over a 360-day year and (ii) in the case of the Series G-2 and Series C-2 Equipment Notes, a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium (if any), Break Amount (if any) and interest on any Series of Equipment Notes will bear interest at a rate equal to at least 1.00% per annum over the applicable rate on such Series of Equipment Notes. The interest rate for Series D Equipment Notes will be LIBOR for the applicable Interest Period plus a margin, which will be determined in connection with the issuance of the Class D Certificates.

        Scheduled principal payments on the Equipment Notes will be made on February 20, May 20, August 20 or November 20 in certain years. See "Description of the Certificates—Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

        If any date scheduled for a payment of principal, Break Amount (if any), premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, and interest will be added for such additional period in the case of the Series G-1, C-1 or D Equipment Notes but not in the case of the Series G-2 or C-2 Equipment Notes.

Determination of LIBOR

        LIBOR for the period commencing on and including the date of initial issuance of Series G-1, Series C-1 and Series D Equipment Notes and ending on but excluding the next Equipment Note payment date shall, unless such date of initial issuance is an Equipment Note payment date, be LIBOR determined for the Interest Period commencing on the immediately preceding Equipment Note payment date.

        For the purpose of calculating LIBOR for the periods from and including an Equipment Note payment date to but excluding the next succeeding Equipment Note payment date (each, an "Interest Period"), Northwest has entered into a Reference Agency Agreement to be dated the Issuance Date (the " Reference Agency Agreement") with State Street Bank and Trust Company, as reference agent (the "Reference Agent"), the Subordination Agent, the Loan Trustee and the Escrow Agent. The Reference Agent will determine LIBOR for each Interest Period following the Initial Interest Period, on a date (the "Reference Date") that is two London Banking Days ("London Banking Days" meaning days on which commercial banks are open for general business in London, England) before the date on which such Interest Period commences.

        On each Reference Date, the Reference Agent will determine LIBOR ("LIBOR") as the rate for deposits in U.S. dollars for a period of three months that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it) as of 11:00 a.m. (London time) on such date.

        If the rate determined as described in the foregoing paragraph does not appear on the Telerate Page 3750, the Reference Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by certain reference banks as described in the Reference Agency Agreement at approximately 11:00 a.m., London time, on the Reference Date for such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the London interbank market at the relevant time. The Reference Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the interest rate for the next Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Reference Agent in good faith and in a commercially reasonable manner, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. Dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the New York market at the relevant time, except that, if the banks so selected by the Reference Agent are not quoting as mentioned above, LIBOR shall be the rate of interest in effect for the last preceding Interest Period.

        The Reference Agent's determination of LIBOR (in the absence of negligence, willful default, bad faith or manifest error) will be conclusive and binding upon all parties.

        As promptly as is practicable after the determination thereof, the Reference Agent will give notice of its determination of LIBOR for the relevant Interest Period to Northwest, the Trustees, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Primary Liquidity Provider and the Above-Cap Liquidity Provider.

        Northwest reserves the right to terminate the appointment of the Reference Agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the Certificates. The Reference Agent may not be removed or resign its duties without a successor having been appointed.

Redemption and Purchase

        If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Northwest under the related Owned Aircraft Indenture (in the case of an Owned Aircraft) or under the related Lease (in the case of a Leased Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption, Break Amount (if any) and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement, but without premium, on a Special Distribution Date. (Indentures, Section 2.10(a))

        All of the Equipment Notes issued with respect to an Owned Aircraft may be redeemed in whole prior to maturity at any time at the option of Northwest and all, but not less than all, of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under Section 17 of the applicable Leased Participation Agreement or otherwise with the consent of Northwest, in each case at a price equal to 100% of the unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, a Break Amount or Make-Whole Premium (as applicable). (Indentures, Section 2.11) If notice of such a redemption is given in connection with the redemption of Equipment Notes with respect to an Owned Aircraft or in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Indentures, Section 2.12)

        Northwest may elect at any time, subject to certain conditions, to redeem all of the Series D Equipment Notes without redeeming the other Series of Equipment Notes. Redemption of the Series D Equipment Notes is subject to the requirement that Northwest simultaneously issue new Series D Equipment Notes having terms the same in all material respects as the redeemed Series D Equipment Notes, except that the interest rate may be changed, the maturity date may be extended and the principal amount may be increased; provided, however, that if Northwest obtains written confirmation from the Rating Agencies stating that the ratings of the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates (without regard to the Policies in the case of the Class G-1 and Class G-2 Certificates) will not be withdrawn, suspended or downgraded due to failure to re-issue Series D Equipment Notes upon redemption, Northwest will not be required to re-issue new Series D Equipment Notes. In addition, such new Series D Equipment Notes must be held by a pass through trust subject to the same subordination provisions as are applicable to the Class D Trust, and Northwest must obtain confirmation from the Rating Agencies that the redemption and issuance of the new Series D Equipment Notes will not result in a withdrawal, suspension or downgrading of the ratings of the Class G-1, Class G-2, Class C-1 and Class C-2 Certificates (without regard to the Policies in the case of the Class G-1 and Class G-2 Certificates). The redemption price of the Series D Equipment Notes will be the unpaid principal amount of such Equipment Notes, together with accrued interest and Break Amount, if any, but without any premium.

        If Northwest exercises its right to terminate a Lease under its voluntary termination or early buyout options under such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed (unless Northwest elects to assume the Equipment Notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium (as applicable), provided that in lieu of redeeming the Leased Aircraft Notes in connection with any such purchase of an Aircraft, Northwest may elect to assume all of the obligations of the relevant Owner Trustee under the related Leased Aircraft Indenture pursuant to Section 2.13 of the Leased Aircraft Indenture and Section 8(x) of the relevant Leased Aircraft Participation Agreement. In connection with any such assumption of the Owner Trustee's obligations in respect of the Leased Aircraft Notes, the Leased Aircraft Indenture will be amended and restated to be substantially the same as an Owned Aircraft Indenture. In addition, as conditions to any such assumption, NWA Corp. shall deliver a guaranty of the Leased Aircraft Notes substantially in the form of the Guaranty and Northwest shall deliver an opinion of counsel that (i) such assumption has been duly and validly effected and (ii) holders of the Certificates of the related Classes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred. Furthermore, such assumption shall be subject to obtaining a written confirmation from the Rating Agencies that such assumption will not result in withdrawal, suspension or downgrading of the ratings of the Offered Certificates (in the case of the Class G-1 and Class G-2 Certificates, without regard to the Policies). Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the related Leased Aircraft Indenture and the related Leased Aircraft Participation Agreement. (Note Purchase Agreement, Section 5(a)(vii); Leased Aircraft Indentures, Sections 2.10(b) and 2.13; Leased Aircraft Participation Agreements, Section 8(x); Leases, Section 19(d)) See "Certain Provisions of the Owned Aircraft Indentures and the Leases—Renewal and Purchase Options."

        If, with respect to a Leased Aircraft, (i) one or more Lease Events of Default have occurred and are continuing or (ii) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium is payable if such Equipment Notes are to be purchased pursuant to clause (i) when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 2.14) Northwest, as owner of the Owned Aircraft, has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

        "Break Amount" means, as of any date of payment, redemption or acceleration for any Series G-1, Series C-1 or Series D Equipment Notes (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below.

        The Break Amount will be calculated as follows:

        Break Amount = Z-Y

        Where:

  X=
  with respect to any applicable Interest Period, the sum of (i) the amount of the outstanding principal amount for such Series of Equipment Notes as of the first day of the then applicable Interest Period plus (ii) interest payable thereon during such entire Interest Period at then effective LIBOR.

  Y=
  X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using then effective LIBOR as the discount rate.

  Z=
  X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period, determined by the Reference Agent as of two London Banking Days prior to the Applicable Date as the discount rate.

        No Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Regular Distribution Date.

        "Make-Whole Premium" means, (1) with respect to any Series G-1 or Series C-1 Equipment Note, the applicable Prepayment Premium and (2) with respect to any Series G-2 or Series C-2 Equipment Note, the amount (as determined by an independent investment banker selected by Northwest and reasonably acceptable to the relevant Loan Trustees and, in the case of a Leased Aircraft Indenture, related Owner Participants) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each payment on a quarterly basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

        For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the time of determination with respect to any Series G-2 or Series C-2 Equipment Note, the interest rate (expressed as a quarterly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

        "Average Life Date" for any Series G-2 or Series C-2 Equipment Note to be redeemed means the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

        "Remaining Weighted Average Life" of a Series G-2 or Series C-2 Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note.

        "Prepayment Premium" means, with respect to any Series G-1 or Series C-1 Equipment Note, a prepayment premium equal to the following percentage of the principal amount prepaid:

If redeemed during the year prior to the anniversary of the Issuance Date indicated below	Series G-1 Equipment Note Prepayment Premium	Series C-1 Equipment Note Prepayment Premium
1st	1.50%	3.00%
2nd	1.25%	2.00%
3rd	1.00%	1.00%
4th	0.75%	0.00%
5th	0.50%	0.00%
6th	0.25%	0.00%
Thereafter	0.00%	0.00%

Security

        The Equipment Notes issued with respect to each Aircraft will be secured by a first priority security interest in the Aircraft, the related Lease and all rent thereunder (with respect to Leased Aircraft), as well as all rents, profits and other income of such Aircraft, certain rights under the aircraft purchase agreement between Northwest and the Aircraft manufacturer, all requisition proceeds with respect to such Aircraft, all insurance proceeds with respect to the Aircraft (other than proceeds under third party liability policies and under policies maintained by the Owner Participant), all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. (Indentures, Granting Clause) Unless an Indenture Default with respect to an Aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related Lease except such Owner Trustee's right to receive rent. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease excludes the rights of the Owner Trustee and the Owner Participant relating to the indemnification by Northwest for certain matters, certain insurance proceeds payable to the Owner Trustee in its individual and trust capacities and to the Owner Participant under liability insurance maintained by Northwest under the Lease or by the Owner Trustee or such Owner Participant, and certain reimbursement payments made by Northwest to the Owner Trustee and the Owner Participant. (Leased Aircraft Indentures, Granting Clause)

        The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any Aircraft will not be secured by any of the other Aircraft or the Leases related thereto. This means that any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall the Equipment Notes issued with respect to any other Aircraft.

        There will not be any cross- default provisions in the Indentures or Leases and, consequently, events resulting in an event of default under any particular Indenture or Lease may or may not result in an event of default occurring under any other Indenture or Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

Loan to Value Ratios of Equipment Notes

        The following tables set forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of one Airbus A319-100 Owned Aircraft, one Boeing 757-300 Owned Aircraft, one Airbus 330-300 Owned Aircraft, one Boeing 757-300 Selected Aircraft and one Airbus 330-300 Selected Aircraft as of the November 20 Regular Distribution Date that occurs after the scheduled date of original issuance of such Equipment Notes and each November 20 Regular Distribution Date thereafter, assuming that the Equipment Notes in the expected principal amount are issued in respect of each such Aircraft. This example was utilized by Northwest in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedules set forth below may not be applicable in the case of any particular Aircraft. See "Description of the Certificates—Pool Factors." The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes (without regard to any cross-collateralization). The table assumes that (i) no prepayments of interest or principal on the Equipment Notes will occur and (ii) no payment defaults shall have occurred and be continuing with respect to the Equipment Notes.

        The following table is based on the Depreciation Assumption that the value of the Aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by approximately 3% of the initial appraised value per year for the first fifteen years after the year of delivery of such Aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

	Airbus A319-100 (Owned Aircraft)
Date	Equipment Note Outstanding Balance (millions)	Assumed Aircraft Value (millions)	Loan to Value Ratio
November 20, 2003	$28.81	$41.11	70.1%
November 20, 2004	27.26	39.88	68.3%
November 20, 2005	25.76	38.65	66.7%
November 20, 2006	23.73	37.41	63.4%
November 20, 2007	21.88	36.18	60.5%
November 20, 2008	19.84	34.95	56.8%
November 20, 2009	16.40	33.71	48.6%
November 20, 2010	14.40	32.48	44.3%
November 20, 2011	11.63	31.25	37.2%
November 20, 2012	7.47	30.01	24.9%
November 20, 2013	5.63	28.78	19.6%
November 20, 2014	0.00	0.00	NA
November 20, 2015	0.00	0.00	NA
November 20, 2016	0.00	0.00	NA
November 20, 2017	0.00	0.00	NA
November 20, 2018	0.00	0.00	NA
November 20, 2019	0.00	0.00	NA
November 20, 2020	0.00	0.00	NA
November 20, 2021	0.00	0.00	NA

	Boeing 757-300 (Owned Aircraft)
Date	Equipment Note Outstanding Balance (millions)	Assumed Aircraft Value (millions)	Loan to Value Ratio
November 20, 2003	$44.69	$60.21	74.2%
November 20, 2004	42.37	58.35	72.6%
November 20, 2005	39.05	56.48	69.1%
November 20, 2006	35.12	54.62	64.3%
November 20, 2007	30.67	52.76	58.1%
November 20, 2008	25.54	50.90	50.2%
November 20, 2009	22.59	49.04	46.1%
November 20, 2010	18.49	47.17	39.2%
November 20, 2011	14.97	45.31	33.0%
November 20, 2012	7.51	43.45	17.3%
November 20, 2013	5.12	41.59	12.3%
November 20, 2014	0.00	0.00	NA
November 20, 2015	0.00	0.00	NA
November 20, 2016	0.00	0.00	NA
November 20, 2017	0.00	0.00	NA
November 20, 2018	0.00	0.00	NA
November 20, 2019	0.00	0.00	NA
November 20, 2020	0.00	0.00	NA
November 20, 2021	0.00	0.00	NA
	Airbus A330-300 (Owned Aircraft)
Date	Equipment Note Outstanding Balance (millions)	Assumed Aircraft Value (millions)	Loan to Value Ratio
November 20, 2003	$79.29	$107.83	73.5%
November 20, 2004	77.77	104.60	74.4%
November 20, 2005	70.49	101.36	69.5%
November 20, 2006	62.27	98.13	63.5%
November 20, 2007	52.47	94.89	55.3%
November 20, 2008	44.68	91.66	48.7%
November 20, 2009	35.71	88.42	40.4%
November 20, 2010	30.51	85.19	35.8%
November 20, 2011	23.32	81.95	28.5%
November 20, 2012	17.33	78.72	22.0%
November 20, 2013	12.49	75.48	16.5%
November 20, 2014	0.00	0.00	NA
November 20, 2015	0.00	0.00	NA
November 20, 2016	0.00	0.00	NA
November 20, 2017	0.00	0.00	NA
November 20, 2018	0.00	0.00	NA
November 20, 2019	0.00	0.00	NA
November 20, 2020	0.00	0.00	NA
November 20, 2021	0.00	0.00	NA

	Boeing 757-300 (Selected Aircraft)
Date	Equipment Note Outstanding Balance (millions)	Assumed Aircraft Value (millions)	Loan to Value Ratio
November 20, 2003	$38.96	$62.46	62.4%
November 20, 2004	37.63	60.59	62.1%
November 20, 2005	35.26	58.71	60.1%
November 20, 2006	33.59	56.84	59.1%
November 20, 2007	31.82	54.96	57.9%
November 20, 2008	29.90	53.09	56.3%
November 20, 2009	27.85	51.22	54.4%
November 20, 2010	25.58	49.34	51.8%
November 20, 2011	24.44	47.47	51.5%
November 20, 2012	21.54	45.60	47.2%
November 20, 2013	19.12	43.72	43.7%
November 20, 2014	15.53	41.85	37.1%
November 20, 2015	12.77	39.97	31.9%
November 20, 2016	8.61	38.10	22.6%
November 20, 2017	4.40	36.23	12.1%
November 20, 2018	4.11	34.35	12.0%
November 20, 2019	3.83	31.85	12.0%
November 20, 2020	0.00	0.00	NA
November 20, 2021	0.00	0.00	NA
	Airbus A330-300 (Selected Aircraft)
Date	Equipment Note Outstanding Balance (millions)	Assumed Aircraft Value (millions)	Loan to Value Ratio

November 20, 2003	$67.19	$108.40	62.0%
November 20, 2004	64.68	105.15	61.5%
November 20, 2005	61.50	101.90	60.4%
November 20, 2006	58.05	98.64	58.9%
November 20, 2007	54.31	95.39	56.9%
November 20, 2008	50.24	92.14	54.5%
November 20, 2009	48.18	88.89	54.2%
November 20, 2010	44.02	85.64	51.4%
November 20, 2011	42.05	82.38	51.0%
November 20, 2012	37.07	79.13	46.8%
November 20, 2013	33.36	75.88	44.0%
November 20, 2014	28.52	72.63	39.3%
November 20, 2015	26.97	69.38	38.9%
November 20, 2016	25.42	66.12	38.4%
November 20, 2017	18.47	62.87	29.4%
November 20, 2018	17.27	59.62	29.0%
November 20, 2019	10.65	55.28	19.3%
November 20, 2020	6.09	50.95	12.0%
November 20, 2021	0.00	0.00	NA

Limitation of Liability

        The Equipment Notes issued with respect to any Owned Aircraft will be direct obligations of Northwest.

        The Equipment Notes issued with respect to the Leased Aircraft are not obligations of, or guaranteed by, Northwest, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Northwest under the Lease with respect to such Leased Aircraft).

        Except as otherwise provided in the Indentures, no Owner Trustee or Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

Indenture Defaults, Notice and Waiver

        Indenture Defaults under each Indenture include: (a) in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee to the Leased Aircraft Trustee that such failure will constitute an Indenture Default), (b) the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or Northwest, in the case of an Owned Aircraft Indenture, to pay any interest or principal, Break Amount (if any) (if such Indenture relates to an Aircraft other than a Selected Aircraft) or premium (if any) when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest, Break Amount (if any) (if such Indenture relates to an Aircraft other than a Selected Aircraft) or Make-Whole Premium (if any), and, in all other cases, 10 Business Days after the relevant Owner Trustee or Owner Participant, or Northwest, in the case of an Owned Aircraft, receives written demand from the related Loan Trustee or holder of an Equipment Note, (c) the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft, or Northwest, in the case of an Owned Aircraft, to discharge certain liens that continue after notice and specified cure periods, (d) any representation or warranty made by the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or by Northwest (in the case of an Owned Aircraft) in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods, (e) failure by the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) to perform or observe, or, in the case of an Owned Aircraft, failure by Northwest to perform or observe in any material respect, any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of Leased Aircraft) not being a citizen of the United States, as defined in Title 49 of the United States Code relating to aviation (subject to a cure period), or (g) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or Northwest (in the case of the Owned Aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures, Section 4.01) There will not be any cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

        If Northwest fails to make any quarterly basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured each of the six immediately preceding quarterly basic rental payment defaults or the Owner Trustee has cured an aggregate of twelve previous quarterly basic rental payment defaults. The applicable Owner Trustee also may cure any other default by Northwest in the performance of its obligations under any Lease that can be cured by the payment of money. (Leased Aircraft Indentures, Section 4.03)

        The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on such date issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders (subject to the Intercreditor Agreement) waive, together under certain circumstances with the applicable Owner Trustee and applicable Owner Participant, any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium, if such Indenture relates to an Aircraft other than a Selected Aircraft, Break Amount or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 4.06)

Remedies

        Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture will, subject to the applicable Owner Participant's or Owner Trustee's right to cure in the case of Leased Aircraft Indentures, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon and, if such Indenture relates to an Aircraft other than a Selected Aircraft, Break Amount (if any) (but without the Make-Whole Premium). The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under such Indenture have been cured or waived. (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indentures, Section 4.02(b))

        Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. If an Event of Default has occurred and is continuing under the corresponding Lease in the case of Leased Aircraft Indentures, the related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the Lease to terminate the Lease or take possession of and/or sell the Aircraft; provided that the requirement to exercise such remedies under such Lease does not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of the Section 1110 Period (plus an additional period, if any, resulting from (i) Northwest or its trustee in such proceeding agreeing to perform its obligations under, such Lease with the approval of the applicable court, (ii) such Loan Trustee's consent to an extension of such Section 1110 Period, or (iii) such Loan Trustee's failure to give any requisite notice). See "—Certain Provisions of the Owned Aircraft Indentures and the Leases—Events of Default under the Leases." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and Northwest, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including, if a Lease Event of Default has occurred and is continuing, the rights of Northwest under the Lease with respect to such Aircraft. No exercise of any remedies by the related Loan Trustee may affect the rights of Northwest under any Lease unless a Lease Event of Default has occurred and is continuing. The Owned Aircraft Indentures will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture. (Leased Aircraft Indentures, Section 4.04; Leases, Section 15)

        If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

        Section 1110 of the Bankruptcy Code ("Section 1110") provides that, subject to the limitation specified therein, the right of lessors and conditional vendors of, and holders of security interests in, "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, and to enforce any of its rights or remedies thereunder, is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110 provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief in reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest and approved by the court), if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

        Cadwalader, Wickersham & Taft, special counsel to Northwest, has advised the Loan Trustees that, if Northwest were to become a debtor under Chapter 11 of the Bankruptcy Code, (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related

Indentures, would be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the related Aircraft, or (y) if such Aircraft is an Owned Aircraft, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the related Aircraft, but in each case may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future. The replacement of any Aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to benefits of Section 1110 would not be diminished as a result of such replacement. This opinion is subject to certain qualifications and assumptions, including the assumptions that Northwest at the time of entering into the applicable Lease or the Owned Aircraft Indenture, as the case may be, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "—The Leases and Certain Provisions of the Owned Aircraft Indentures—Events of Loss." The opinion of Cadwalader, Wickersham & Taft, does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of a Leased Aircraft, or any possible lessee of Owned Aircraft, if it is leased by Northwest. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "—Indenture Defaults, Notice and Waiver."

        In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

Modification of Indentures and Leases

        Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Lease, the Participation Agreement and the Trust Agreement corresponding thereto may not be amended or modified, except to the extent indicated below.

        Certain provisions of any Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Loan Trustee or any holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease, (ii) the voluntary early termination of such Lease by Northwest, and (iii) the renewal of such Lease and the option of Northwest at the end of the term of such Lease to purchase the related Aircraft. (Leased Aircraft Indentures, Section 9.01) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01(b))

        Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment of or supplement to such Indenture may among other things (a) reduce the principal amount of, or, Break Amount (if any) (if such Indenture relates to an Aircraft other than a Selected Aircraft), Make-Whole Premium (if any) or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, Break Amount (if any) (if such Indenture relates to an Aircraft other than a Selected Aircraft), Make-Whole Premium (if any) or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indentures, Section 10.01(a))

Indemnification

        Northwest will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Policy Provider, the Subordination Agent, the Escrow Agent, the Paying Agent and each Trustee, but not the holders of Certificates (unless otherwise expressly agreed to by Northwest), for certain losses, claims and other matters. Northwest will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft. Each Owner Trustee will indemnify the Loan Trustee to the extent not reimbursed by Northwest. Prior to seeking indemnification from the Indenture Estate, the Loan Trustee will demand and take necessary action to pursue indemnification under the Participation Agreement. If necessary, the Loan Trustee will be entitled to indemnification from the Indenture Estate for any liability, obligation, loss, damage, penalty, claim or action to the extent not reimbursed by Northwest. The Loan Trustee will not be indemnified, however, for actions arising from its gross negligence, willful misconduct or, in the case of handling funds, negligence, or for the inaccuracy of any representation or warranty made in its individual capacity under the Indenture.

        Each Owner Participant will be required to indemnify the related Loan Trustee and the holders of the Equipment Notes issued with respect to the Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture. The Loan Trustee will not be under any obligation to take any action, risk liability or expend its own funds under the Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

The Guaranty

        NWA Corp. will irrevocably, fully and unconditionally guarantee the payment and performance of all obligations of Northwest as obligor under the relevant Equipment Notes in the case of an Owned Aircraft and as lessee under the relevant Lease in the case of a Leased Aircraft. If Northwest fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, NWA Corp. will make the payment and perform the nonfinancial obligations. Each Guaranty will be an absolute, present and continuing guaranty of performance and payment rather than collectibility, and will not be contingent upon any attempt to collect payment from or file suit against Northwest.

Certain Provisions of the Owned Aircraft Indentures and the Leases

        Each Owned Aircraft will be owned by Northwest. Each Leased Aircraft will be leased by the relevant Owner Trustee to Northwest under the relevant Lease.

  Lease Terms and Rentals

        Each Leased Aircraft will be leased separately by the relevant Owner Trustee to Northwest for a term commencing on the date of the delivery of such Aircraft to such Owner Trustee and expiring not earlier than the latest maturity date of the relevant Equipment Notes issued pursuant to the related Indenture. Basic Rent payments for each Leased Aircraft will be payable quarterly on each February 20, May 20, August 20 and November 20 (or, if such date is not a business day, on the next business day). Such payments will be assigned by the Owner Trustee to the Loan Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes to be issued under such Indenture. In certain cases, the Basic Rent payments under the Leases may be adjusted, but each Lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related Equipment Notes. (Leases, Section 3) The balance of any such quarterly Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related Equipment Notes and certain other amounts, including certain amounts owing to the Liquidity Providers and the Policy Provider, will be paid over to the related Owner Trustee. (Leased Aircraft Indentures, Sections 3.01 and 3.04)

  Net Lease

        Under the terms of each Lease, Northwest's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated under each Lease, among other things and at its expense, to cause the Aircraft to be duly registered in the name of the relevant Owner Trustee (or Northwest in connection with the re-registration of the Aircraft in certain jurisdictions), to pay all costs of operating the Aircraft and, to the extent set forth in such Lease, to maintain, service, repair and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired and overhauled) so as to keep the Aircraft in as good an operating condition as delivered to Northwest under the Lease, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times (a) under the Federal Aviation Act except, subject to certain limitations, when all aircraft of the same model and type powered by engines of the same type and registered in the United States have been grounded by the FAA, or (b) subject to certain limitations, under the applicable laws of any other jurisdiction in which the Aircraft may be registered. Notwithstanding anything to the contrary set forth above, Northwest will also be required to cause the Aircraft then subject to such Leases to be maintained in accordance with maintenance standards approved by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom. In all cases Northwest will utilize, except when a sublease is in effect, the same manner and standards of maintenance, service, repair or overhaul used by Northwest with respect to similar aircraft operated by Northwest in similar circumstances and, during any period that a sublease is in effect, cause the Sublessee thereunder to agree to utilize the same manner and standards of maintenance, service, repair or overhaul used by such Sublessee with respect to similar aircraft operated by such Sublessee in similar circumstances. (Leases, Section 7(a)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a))

        Northwest will not (and will not permit any Sublessee to) maintain, use, service, repair, overhaul or operate any Aircraft in violation of any law or any rule, regulation, order or certificate of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent Northwest (or any Sublessee) is in good faith contesting the validity or application of any such requirements, in any reasonable manner which, among other things specified in each Lease, does not materially adversely affect the Owner Trustee. (Leases, Section 7(a)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a))

        Northwest must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may be registered; provided, however, that Northwest (or any Sublessee) may in good faith contest the validity or application of any such standards in any reasonable manner which, among other things specified in each Lease, does not adversely affect the Owner Trustee or the relevant Loan Trustee. Northwest (or any Sublessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Northwest (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of parts determined by Northwest (or any Sublessee) in its reasonable judgment to be obsolete or no longer suitable or appropriate for use, so long as such alterations, modifications or additions, do not, among other things specified in each Lease, (x) materially diminish the value, utility or remaining useful life of such Airframe or Engine, below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Lease), except that the value (but not the utility or remaining useful life) of any Airframe or Engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate value of such obsolete parts removed and not replaced shall not exceed $400,000 with respect to the Airbus A319-100 Aircraft, $500,000 with respect to the Boeing 757-300 Aircraft and $800,000 with respect to the Airbus A330-300 Aircraft. Title to parts incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions vest in the Owner Trustee subject to certain exceptions. In certain circumstances, Northwest (or any Sublessee) is permitted to remove parts which were added by Northwest (or any Sublessee) (without replacement) from an Airframe or Engine so long as certain conditions are met and any such removal does not, among other things specified in each Lease, diminish or impair the value, utility, or remaining useful life which such Airframe or Engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Section 8) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.03)

        Except as set forth above, Northwest will be obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Northwest or unsuitable parts that Northwest is permitted to remove to the extent described above) that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related Lease and the lien of the related Indenture in lieu of the part replaced. (Leases, Section 8(a)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.03(a))

  Registration, Subleasing and Possession

        Although Northwest has no current intention to do so, Northwest will be permitted, under certain circumstances, to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Participation Agreement. These conditions include a requirement that the lien of the related Indenture will continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7(a); Leased Aircraft Participation Agreements, Section 8(f)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a); Owned Aircraft Participation Agreements, Section 8(f)) Northwest will also be permitted, subject to certain limitations, to sublease any Aircraft to any United States certificated air carrier or to certain foreign entities so long as the term of any such sublease does not extend beyond the term of the Lease applicable to such Aircraft subject to certain exceptions. In addition, subject to certain limitations, Northwest will be permitted to transfer possession of any Airframe or any Engine other than by sublease, including transfers of possession by Northwest or any Sublessee in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, "wet leases" and transfers in connection with maintenance or modifications. There are no general geographical restrictions on Northwest's (or any Sublessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. See "Description of the Equipment Notes—Remedies." In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States and has been registered in a foreign jurisdiction or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. (Leases, Section 7(b)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(b))

        In addition, at the time of obtaining repossession of the Aircraft under the related Lease or foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Lease may not be equipped with Engines subject to the same Lease and, in such case, Northwest will be required to deliver engines attached to such Airframe which have not less than equivalent value, utility and remaining useful life as the Engines subject to such Lease. Notwithstanding Northwest's agreement in each Lease, in the event Northwest fails to transfer title to engines not owned by the Owner Trustee that are attached on repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Lease. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Repossession."

  Liens

        Northwest will be required to maintain each Aircraft free of any liens, other than the respective rights of the applicable Owner Trustee as owner of the Aircraft (in the case of a Leased Aircraft), and Northwest as provided in the Lease (in the case of a Leased Aircraft) or as owner of the Aircraft (in the case of an Owned Aircraft), the lien of the Indenture, and any other rights existing pursuant to the operative documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Lease (in the case of a Leased Aircraft) or the Owned Aircraft Indenture (in the case of an Owned Aircraft), and other than certain other customary liens permitted under such documents, including liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not, among other things as may be specified in each Lease, involve any material danger of the sale, forfeiture or loss of or any interest therein; materialmen's, mechanics' and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days, or are being contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such Airframe or Engines or any interest therein; judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after the expiration of such stay; any other lien with respect to which Northwest (or any Sublessee, in the case of a Leased Aircraft, or lessee, in the case of an Owned Aircraft) has provided a bond or other security adequate in the reasonable opinion of the relevant Owner Trustee (in the case of a Leased Aircraft) or the Loan Trustee (in the case of the Owned Aircraft); and any lien approved in writing by the Owner Trustee (in the case of a Leased Aircraft) or the Loan Trustee (in the case of the Owned Aircraft). (Leases, Section 6; Owned Aircraft Indentures, Section 7.01)

  Insurance

        Subject to certain exceptions, Northwest is obligated, at its or any Sublessee's (in the case of a Leased Aircraft) or lessee's (in the case of an Owned Aircraft) expense, to maintain or cause to be maintained on each Aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer's product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Northwest (or, in the case of a Leased Aircraft, if a sublease is then in effect, as the Sublessee or, in the case of an Owned Aircraft, if a lease is then in effect, as the lessee) customarily maintains with respect to other aircraft owned or operated by Northwest (or, in the case of a Leased Aircraft, if a sublease is then in effect, by the Sublessee or, in the case of an Owned Aircraft, if a lease is then in effect, by the lessee), in each case similar to such Aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to the stipulated loss value (in the case of a Leased Aircraft) or 105% of the unpaid principal amount of the related Equipment Notes (in the case of an Owned Aircraft) and the public liability and property damage insurance shall be in an amount of not less than (i) $250,000,000 per occurrence with respect to the Airbus A319-100 Aircraft, (ii) $300,000,000 per occurrence with respect to the Boeing 757-300 Aircraft and (iii) $350,000,000 per occurrence with respect to the Airbus 330-300 Aircraft. (Leases, Sections 11(a) and 11(b); Owned Aircraft Indentures, Sections 7.04(a) and 7.04(b))

        Subject to certain exceptions, the policies covering loss of or damage to an Aircraft shall be made payable, up to the stipulated loss value (in the case of a Leased Aircraft) or unpaid principal amount of the related Equipment Notes plus all accrued and unpaid interest thereon (in the case of an Owned Aircraft), to the related Loan Trustee for any loss involving proceeds in excess of $5,000,000 with respect to the Airbus A319-100 Aircraft and the Boeing 757-300 Aircraft and $7,000,000 with respect to the Airbus 330-300 Aircraft and the entire amount of any loss involving proceeds of $5,000,000 with respect to the Airbus A319-100 Aircraft and the Boeing 757-300 Aircraft and $7,000,000 with respect to the Airbus 330-300 Aircraft or less shall be paid to Northwest so long as the related Owner Trustee or the related Loan Trustee has not notified the insurers that a Lease Event of Default (in the case of a Leased Aircraft) or Indenture Default (in the case of an Owned Aircraft) exists. (Leases, Section 11(b) and 11(g); Owned Aircraft Indentures, Sections 7.04(b) and 7.04(g))

        With respect to any insurance required, Northwest may self-insure by way of deductible, premium adjustment or otherwise under a program applicable to all aircraft in Northwest's fleet; provided, that, the aggregate amount of such self-insurance during any policy year shall not be in excess of the lower of (a) 50% of the largest replacement value of any single aircraft in Northwest's fleet or (b) 1 1/2% of the average aggregate insurable value of all aircraft on which Northwest carries insurance. In addition, Northwest (and any Sublessee) may self-insure to the extent of any applicable minimum amount of hull or liability insurance deductible imposed by the aircraft hull or liability insurers. (Leases, Section 11(d); Owned Aircraft Indentures, Section 7.04(d))

        In respect of each Aircraft, Northwest is required to cause the relevant Owner Trustee (in the case of a Leased Aircraft) and Loan Trustee and certain other persons to be included as additional insureds as their respective interests may appear under all insurance policies required by the terms of the Lease (in the case of a Leased Aircraft) or the Owned Aircraft Indenture (in the case of an Owned Aircraft) with respect to such Aircraft. (Leases, Sections 11(a) and 11(b); Owned Aircraft Indentures, Sections 7.04(a) and 7.04(b))

        Subject to certain customary exceptions, Northwest may not operate (or permit any Sublessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Lease. (Leases, Section 7(a)). The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a))

        Northwest's obligation to provide any required insurance shall be satisfied if indemnification from, or insurance provided by, the United States government or one of certain other permitted foreign governments or any agency or instrumentality thereof, against the risks requiring such insurance under such Lease or Owned Aircraft Indenture is at least equal, when added to the amount of insurance against such risks otherwise maintained by Northwest (or, in the case of a Leased Aircraft, any Sublessee or, in the case of an Owned Aircraft, any lessee), to the amount of insurance against such risks otherwise required. (Leases, Section 11(f); Owned Aircraft Indentures, Section 7.04(f))

  Lease Termination

        Northwest may terminate any Lease on any Lease Payment Date occurring on or after the fifth anniversary of the lease commencement of the Aircraft subject to such Lease if it determines that such Aircraft is obsolete or surplus to its needs and subject to certain other limitations specified in such Lease. Upon payment of termination value for such Aircraft, which will be in an amount at least equal to the outstanding principal amount of the related Equipment Notes and an amount equal to the Make-Whole Premium (if any) payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Northwest thereafter to make scheduled rent payments under such Lease shall cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.10(b) and 2.12) See "—Description of the Equipment Notes—Redemption."

  Renewal and Purchase Options

        At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Northwest will have certain options to renew such Lease for additional limited periods. In addition, Northwest will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 19)

        Northwest may also have the right to purchase the Aircraft subject to each Lease on certain Lease Payment Dates occurring in or after the year 2012. In the event Northwest exercises a purchase option in respect of an Aircraft, the purchase price therefor shall be calculated in accordance with the provisions of the related Lease, but in any event shall be sufficient to pay all principal of, Make-Whole Premium (if any) and interest on, the related Equipment Notes in full and, upon payment thereof, Northwest shall acquire such Aircraft free of the lien of the related Indenture, unless upon satisfaction of certain conditions, Northwest chooses to assume on a full recourse basis all of such Owner Trustee's obligations in respect of the related Equipment Notes and acquires the Aircraft subject to the lien of the related Indenture. (Leases, Section 19; Leased Aircraft Indentures, Sections 2.10(b) and 2.13; Participation Agreements, Section 8(x)) See "—Description of the Equipment Notes—Redemption."

  Events of Loss

        If an Event of Loss occurs with respect to any Aircraft, Northwest will be obligated either (i) to replace such Aircraft or (ii) to pay to the applicable Owner Trustee the applicable stipulated loss value for such Aircraft (or, in the case of an Owned Aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft plus accrued and unpaid interest thereon and, if the Aircraft is not a Selected Aircraft, Break Amount (if any)), together with certain additional amounts, but, in any case, without any Make-Whole Premium. If Northwest elects to replace such Aircraft, it must do so no later than the Business Day next succeeding the 120th day after the related Event of Loss, with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to such Aircraft immediately prior to the Event of Loss, assuming maintenance thereof in accordance with the related Lease or Owned Aircraft Indenture, as the case may be. Northwest is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed for recordation and (ii) such Owner Trustee (in the case of a Leased Aircraft) and

Loan Trustee (in the case of a Leased Aircraft, as assignee of the Owner Trustee's rights and interests under the Lease), will be entitled to receive the benefits of Section 1110 with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). If Northwest elects to pay the stipulated loss value for such Aircraft (or, in the case of an Owned Aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft plus accrued and unpaid interest thereon and, if the Aircraft is not a Selected Aircraft, Break Amount (if any)) or elects to replace such Aircraft but fails to do so within the time periods specified therefor, Northwest must make such payment not later than the Business Day next succeeding 120 days after the related Event of Loss. Upon the payment of the stipulated loss value for such Aircraft (in the case of a Leased Aircraft) or the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft), together with all other amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon and, if the Aircraft is not a Selected Aircraft, Break Amount (if any) (but without any Make-Whole Premium), the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft will terminate with respect to such Aircraft, the obligation of Northwest thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect to such Equipment Notes will cease and (in the case of a Leased Aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the related Aircraft to Northwest. The stipulated loss value and other payments made under the Lease by Northwest will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to Northwest, as the case may be. (Leases, Sections 3(d)(v) and 10(a); Leased Aircraft Indentures, Sections 3.02 and 5.06; Owned Aircraft Indentures, Sections 3.02 and 7.06(a))

        If an Event of Loss occurs with respect to an Engine alone, Northwest will be required to replace such Engine within 60 days from the date of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens), of the same or improved make and model (subject to certain exceptions) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to the Engine being replaced (assuming that such Engine had been maintained in accordance with the Lease). (Leases, Section 10(b); Leased Aircraft Indentures, Section 5.06; Owned Aircraft Indentures, Section 7.06(b))

        An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect thereto:

  (i)
  loss of such property or its use due to destruction or damage rendering repair uneconomic or such property permanently unfit for normal use;

  (ii)
  any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

  (iii)
  the theft, disappearance, confiscation, condemnation or seizure of, or requisition of title to or use of, such property (other than a requisition for use by the United States government or certain other specified governments of registry of the Aircraft or any agency or instrumentality thereof), involving, in the case of any event referred to in this clause (iii) (other than a requisition of title), loss of possession of such property for a period of more than 180 consecutive days or, in the case of a requisition of title, such requisition has not been reversed within 90 days;

  (iv)
  as a result of any law, rule, regulation, order or other action by the FAA, or any other governmental authority of the country of registry of such property, the use of such property in the normal course of business of air transportation shall have been prohibited for 180 consecutive days, unless Northwest (or, in the case of a Leased Aircraft, any Sublessee or, in the case of an Owned Aircraft, any lessee), prior to the expiration of such 180-day period, has undertaken and is diligently carrying forward all steps necessary or desirable to permit normal use of such property, but in any event (subject to certain limitations) if such prohibition has continued for a period of three years;

  (v)
  in the case of a Leased Aircraft the requisition for use by the United States government or certain other specified governments of registry of the Aircraft or any instrumentality or agency thereof that continues for 30 days beyond the term of the relevant Lease (unless the Owner Trustee has elected not to treat such event as an Event of Loss); and

  (vi)
  with respect to any Engine, any divestiture of title to or interest in an Engine in connection with pooling or certain other arrangements or any event with respect to an Engine that is deemed to be an Event of Loss will be an Event of Loss with respect to such Engine.

        An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. (Leases, Section 1; Owned Aircraft Indentures, Annex A)

  Lease Events of Default

        Lease Events of Default include: (i) failure by Northwest to pay any payment of Basic Rent or stipulated loss value under such Lease within 10 Business Days after the same shall have become due; (ii) failure by Northwest to pay Supplemental Rent (other than stipulated loss value) within 10 Business Days after Northwest's receipt of written demand therefor (provided that failure to pay any amount that is excluded from the lien of the Indenture shall not constitute a Lease Event of Default unless notice is given by the Owner Participant); (iii) failure by Northwest to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or certain other related operative documents (other than the related tax indemnity agreement between Northwest and the Owner Participant), and such failure shall have continued unremedied for a period of 30 days after Northwest shall have received written notice of such failure from the applicable Owner Trustee or the Loan Trustee; provided, however, that no such failure with respect to covenants in such Lease pertaining to maintenance, service, repair, alteration, modification and replacement of parts shall constitute a Lease Event of Default so long as such failure is curable and Northwest is diligently proceeding to remedy such failure, and such failure is remedied not later than 365 days after receipt of such notice; (iv) any representation or warranty made by Northwest under such Lease, the related Participation Agreement or any other document or certificate furnished by Northwest in connection therewith (other than in the related tax indemnity agreement between Northwest and the Owner Participant and other than in the Underwriting Agreement, the Pass Through Trust Agreements or the Note Purchase Agreement), shall prove to have been incorrect in any material respect when made and shall remain unremedied for a period of 30 days after notice to Northwest of such incorrectness from the applicable Owner Trustee or the Loan Trustee; (v) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Northwest or the occurrence of involuntary events of bankruptcy, reorganization or insolvency of Northwest which continues undismissed, unvacated or unstayed for a period of ninety (90) days; and (vi) failure by Northwest to carry and maintain (or cause to be carried and maintained) insurance on or in respect of any Aircraft in accordance with the provisions of such Lease, subject to certain exceptions. No event will constitute a Lease Event of Default if such event is caused solely by reason of an event that constitutes an Event of Loss and Northwest is complying with the terms relating to an Event of Loss of the Aircraft set forth in such Lease. (Leases, Section 14)

        Indenture Events of Default under the Owned Aircraft Indenture are comparable and are discussed above under "Indenture Defaults, Notice and Waiver." (Owned Aircraft Indentures, Section 4.01)

        If a Lease Event of Default has occurred and is continuing and the Lease has been declared to be in default, the applicable Owner Trustee may (or, so long as the Indenture is in effect, the applicable Loan Trustee may, subject to the terms of the Indenture), subject to certain limitations relating to aircraft subject to the Civil Reserve Air Fleet Program, exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. Such remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Northwest's rights, except as provided in the Lease, and retain the proceeds, and to require Northwest to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the stipulated loss value of such Aircraft over either (i) the fair market sales value or fair market rental value of such Aircraft (as determined by independent appraisal) or (ii) if such Aircraft has been sold, the net sale proceeds thereof. (Leases, Section 15)

  Certain Defined Terms Under the Leases

        "Basic Rent" means, for any Aircraft, the scheduled rent payable quarterly for the term for such Aircraft pursuant to the related Lease.

        "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program of the United States government.

        "Lease Default" means a default under a Lease.

        "Lease Payment Dates" means, with respect to each Lease, February 20, May 20, August 20 and November 20 of each year, so long as Equipment Notes are outstanding under the related Indenture, commencing on the first Regular Distribution Date to occur after such Aircraft is leased by the Company.

        "Sublessee" means any sublessee under a Lease from time to time.

        "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which are owed by Northwest under each Lease and the agreements related thereto.

  Transfer of Owner Participant Interests

        Subject to certain restrictions, each Owner Participant may transfer its interest in the related Leased Aircraft. (Leased Aircraft Participation Agreements, Section 8(n))

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

        The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Offered Certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of Offered Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations or partnerships (including entities treated as such for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust ("U.S. Persons") that will hold the Offered Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Offered Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Offered Certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

        This discussion is based upon the tax laws of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. This discussion supplements the discussion in the Prospectus under the heading "United States Federal Income Tax Consequences" and supersedes it to the extent inconsistent therewith. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the Offered Certificates.

Tax Status of the Offered Trusts

        In the opinion of Cadwalader, Wickersham & Taft, special counsel to Northwest, each Offered Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to U.S. federal income tax. Each Offered Trust will file U.S. federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If an Offered Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Cadwalader, Wickersham & Taft, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. See "Taxation of Certificateholders—Trusts Classified as Partnerships" below. The remainder of this discussion describes the consequences of the treatment of each Offered Trust as a grantor trust. Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Offered Certificates.

Taxation of Certificateholders

  Generally

        A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Offered Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of Break Amount, if any, and Make-Whole Premium, if any, paid on the Equipment Notes will be treated as capital gain. Each U.S. Certificateholder's share of interest income on the Deposits will be taxable as it is paid or accrued, in accordance with such holder's method of accounting for U.S. federal income tax purposes. In addition, the Deposits may be subject to the original issue discount rules, with the result that a U.S. Certificateholder may be required to include any such original issue discount income from a Deposit using the accrual method of accounting regardless of its normal method. A U.S. Certificateholder's share of Deposit Break Amount and Deposit Make-Whole Premium, if any, paid with respect to the return of unused Deposits may be treated as ordinary income. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility or from a Policy will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

        Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider and the Policy Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

  Effect of Reallocation of Payments or Subordination of Subordinated Certificateholders

        If any Offered Trust (such Trusts being the "Shortfall Trusts" and the related Certificates being the "Shortfall Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement or because of provisions in the Intercreditor Agreement requiring that distributions be allocated on a pro-rata basis between Trusts of equal seniority, the corresponding owners of beneficial interests in the Shortfall Certificates issued by such Trust (the "Shortfall Certificateholders") would probably be treated for U.S. federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant senior or equal classes of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Shortfall Certificateholders with respect to such Shortfall Amount.

        Under this analysis, (1) Shortfall Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the related Shortfall Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to another class or classes of Certificateholders, (2) a loss would only be allowed to such Shortfall Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Shortfall Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Shortfall Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Shortfall Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

  Original Issue Discount

        It is anticipated that the Equipment Notes will not be issued with original issue discount ("OID") for U.S. federal income tax purposes. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for U.S. federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

  Sale or Other Disposition of the Certificates

        Upon the sale, exchange or other disposition of an Offered Certificate and the related Deposit, a U.S. Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) allocable to the related Equipment Notes or other Trust property and the related Deposit and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust or in the related Deposit, respectively. A U.S. Certificateholder's adjusted tax basis in the Certificate will equal the holder's cost for its Certificate (other than the portion thereof allocated to Deposits and not yet applied to the purchase of Equipment Notes or distributed) less any payments of principal received and any previously recognized losses. A U.S. Certificateholder's basis allocable to the related Deposit will be the dollar amount thereof. Any gain or loss will be capital gain or loss if the Certificate and the Deposit were held as capital assets. Net long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum rate for property held for more than one year than ordinary income and short-term capital gains of such taxpayer. The deductibility of capital losses are subject to limitation.

  Trusts Classified as Partnerships

        If an Offered Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by such Trust will be calculated at the Trust level but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of such Trust's items of income and deduction on its tax return for its taxable year within which the Trust's taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes), plus its share of the Trust's net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. Non-U.S. Certificateholders (as defined below) should not be subject to U.S. withholding tax to the extent provided under "Non-U.S. Certificateholders" below and should not be treated as engaged in a U.S. trade or business solely by reason of a Trust being classified as a partnership.

  Non-U.S. Certificateholders

        Subject to the discussion of backup withholding below, payments of principal and interest (including OID) on the Equipment Notes to, or on behalf of, any beneficial owner of an Offered Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax, provided, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant (in the case of Leased Aircraft Notes) or of Northwest (in the case of Owned Aircraft Notes), (ii) such Non-U.S. Certificateholder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (ii) a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant (in the case of Leased Aircraft Notes) or of Northwest (in the case of Owned Aircraft Notes), and (iii) either (A) the Non-U.S. Certificateholder certifies on Form W-8BEN, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Offered Certificate certifies on Form W-8IMY, under penalties of perjury, that the beneficial owner is a Non-U.S. Certificateholder and such owner has furnished to it the applicable certification or other proof of foreign status. Such an intermediary that holds a Certificate may be required to attach the beneficial owner's Form W-8BEN to the Form W-8IMY. Non-U.S. Certificateholders should consult their own tax advisors as to the information required to be furnished to such an intermediary or other pass-through entity.

        If a Non-U.S. Certificateholder cannot satisfy the requirements described above, payments of interest on the Equipment Notes made to a Non-U.S. Certificateholder with respect to a Certificate will be subject to a 30% U.S. withholding tax unless the beneficial owner of the Certificate provides a properly executed (i) Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (ii) Form W-8ECI (or successor form) stating that the interest paid on the Equipment Note is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

        Any capital gain realized upon the sale, exchange, retirement or other disposition of an Offered Certificate or upon receipt of a Break Amount or Make Whole Premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and (ii) in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

        Any interest or gain described in the two preceding paragraphs will be subject to regular U.S. federal income tax at graduated rates (and in certain cases a branch profits tax) if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

  Backup Withholding

        In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and Premium on the Offered Certificates, and to payments of the proceeds of certain sales of Offered Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A "backup withholding" tax at a rate of 30% (reducing to 29% in 2004 and 28% in 2006) may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. Payments made on an Offered Certificate, and proceeds from the sale of an Offered Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption; provided in each case that applicable Trustee or Paying Agent, as the case may be, does not have actual knowledge or reason to know that the payee is a U.S. Person. Payments on the sale, exchange or other disposition of a Certificate by a Non-U.S. Certificateholder effected outside the United States to or through a foreign office of a broker will not be subject to backup withholding. However, if the broker is a U.S. Person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50 percent or more of whose gross income is derived from its conduct of a United States trade or business for a specified three-year period (or, in addition, a foreign partnership engaged in a United States trade or business in which United States persons hold more than 50 percent of the income or capital interests, or certain United States branches of foreign banks or insurance companies), information reporting will be required unless the beneficial owner has provided certain required information or documentation to the broker to establish its non-United States status or otherwise establishes an exemption. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Non-U.S. Certificateholder certifies under penalties of perjury to its Non-U.S. Person status or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

CERTAIN CONNECTICUT TAXES

        The Trustee is a national banking association with its chief executive office in Hartford, Connecticut. In the opinion of Bingham Dana LLP, counsel to the Trustee, under currently applicable law, assuming that, for federal tax purposes, each Offered Trust will not be treated as a corporation, but rather, will be classified either as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code or as a partnership, (i) the Offered Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling an Offered Certificate.

ERISA CONSIDERATIONS

        ERISA imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities which are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (or the assets of those plans and entities that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

        Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

        Governmental plans, non-U.S. plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code ("Similar Laws"). Fiduciaries of any such plans should consult with their counsel before purchasing Certificates.

        Any insurance company proposing to invest assets of its general account in the Certificates should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Plan Assets Issues

        The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, non-U.S. and church plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors") is not "significant" within the meaning of the Plan Asset Regulation. The extent to which there is equity participation in a particular Trust by, or on behalf of, Benefit Plan Investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of such Trust could be subject to fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

Prohibited Transaction Exemptions

        In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of Plan assets. Such parties in interest or disqualified persons could include, without limitation, Northwest and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Escrow Agent, the Depositaries, the Owner Trustees, the Policy Provider and the Liquidity Providers. Moreover, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering

Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions, which may include the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

        Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) it is not a Benefit Plan Investor or (ii) the purchase and holding of such Certificate or interest therein will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code, or a violation under any Similar Law.

        EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAWS OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated                        , 2002, the Company and Northwest have agreed to sell to the underwriters named below, for whom Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation are acting as representatives, the following respective principal amounts of the Offered Certificates.

Underwriter	Principal Amount of Class G-1 Certificates	Principal Amount of Class G-2 Certificates	Principal Amount of Class C-1 Certificates	Principal Amount of Class C-2 Certificates
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Credit Lyonnais Securities (USA) Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Incorporated
Morgan Stanley & Co. Incorporated
U.S. Bancorp Piper Jaffray Inc.
BNP Paribas Securities Corp.
The Royal Bank of Scotland plc

Total	$487,131,000	$150,000,000	$56,000,000	$56,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the Offered Certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting underwriters may be increased or the offering of Offered Certificates may be terminated.

        Northwest estimates that the expenses associated with the offer and sale of the Offered Certificates will be approximately $                        (exclusive of the ongoing costs of each Policy, the Liquidity Facilities and the Deposit arrangements).

        The underwriters propose to offer the Offered Certificates initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concessions set forth below. The underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts to brokers/dealers may be changed by the underwriters. Certain suppliers of Northwest have expressed interest in purchasing a significant principal amount of the Class C-1 and Class C-2 Certificates.

Pass Through Certificate Designation	Concession To Selling Group Members	Discount to Brokers/Dealers
2002-1G-1
2002-1G-2
2002-1C-1
2002-1C-2

        The Offered Certificates are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Offered Certificates. However, they are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

        The Company and Northwest have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

        From time to time, several of the underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, the Company, Northwest and their affiliates. The Royal Bank of Scotland plc is not registered as a broker-dealer under United States law and will not conduct any selling activity within the United States, other than through affiliates who are registered as broker-dealers under United States law.

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a stabilizing or syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

        The stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

        Northwest expects that delivery of the Offered Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the                business day following the date of pricing of the Offered Certificates. Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates on the date of pricing or the following                business days will be required, by virtue of the fact that the Offered Certificates initially will settle in T+    , to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

LUXEMBOURG LISTING AND GENERAL INFORMATION

        1.    In connection with any application to list the Offered Certificates on the Luxembourg Stock Exchange, a legal notice relating to the issue of the Offered Certificates and the Pass Through Trust Agreements will be deposited with the Chief Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et à Luxembourg) where such documents may be examined and copies obtained.

        2.    As of the Issuance Date, the Offered Certificates will have been accepted for clearance by the Euroclear and Clearstream clearing systems.

        3.    The Common Code number for the Class G-1 Certificates is            .

        4.    The Common Code number for the Class G-2 Certificates is            .

        5.    The Common Code number for the Class C-1 Certificates is            .

        6.    The Common Code number for the Class C-2 Certificates is            .

        7.    The CINS number for the Class G-1 Certificates is            .

        8.    The CINS number for the Class G-2 Certificates is            .

        9.    The CINS number for the Class C-1 Certificates is            .

        10.  The CINS number for the Class C-2 Certificates is            .

        11.  The ISIN number for the Class G-1 Certificates is            .

        12.  The ISIN number for the Class G-2 Certificates is            .

        13.  The ISIN number for the Class C-1 Certificates is            .

        14.  The ISIN number for the Class C-2 Certificates is            .

        15.  All documents mentioned in this prospectus supplement that have been prepared in connection with the issuance of the Offered Certificates will be available at the office of the Luxembourg Paying Agent in the City of Luxembourg, so long as any of the Offered Certificates are outstanding.

        16.  As of the Issuance Date, the Offered Trusts will have obtained all necessary consents, approvals and authorizations in connection with the issuance of the Offered Certificates. The Offered Trusts will be authorized, as of the Issuance Date, to issue the Offered Certificates.

        17.  None of the Offered Trusts is involved in litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issuance of the Offered Certificates, nor, so far as each of the Offered Trusts is aware, is any litigation or arbitration involving such Offered Trust, pending or threatened. Except as disclosed or incorporated by reference in this prospectus supplement, neither the Company nor Northwest is involved in litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issuance of the Offered Certificates and, so far as the Company is aware, that such litigation or arbitration proceedings are pending or threatened.

        18.  As of the Issuance Date, each of the Offered Trusts will represent that there has been no material adverse change in its financial position since its formation. Except as disclosed or incorporated by reference in this prospectus supplement, there has been no material adverse change in the financial situation of the Company since the last publication of its financial statements of March 31, 2002 in its Form 10-Q for the quarter ended March 31, 2002, as amended.

        19.  The Listing Agent will notify the Luxembourg Stock Exchange promptly of any change in the outstanding amount of the Offered Certificates. Information relating to changes in the outstanding principal amount of the Offered Certificates will be made available at the offices of the Luxembourg Paying Agent in the City of Luxembourg.

        20.  As long as any of the Offered Certificates are outstanding, copies of the reports described in "Description of the Certificates—Reports to Certificateholders" will be made available free of charge at the offices of the Luxembourg Paying Agent.

LEGAL MATTERS

        The validity of the Offered Certificates will be passed upon for NWA Corp. and Northwest by Simpson Thacher & Bartlett, New York, New York, and for the underwriters by Shearman & Sterling, New York, New York. Certain federal income tax matters with respect to the Offered Trusts and Certificateholders will be passed upon by Cadwalader, Wickersham & Taft, special tax counsel to Northwest. The respective counsel for Northwest and the underwriters may rely upon Bingham Dana LLP, Hartford, Connecticut, counsel to State Street Bank and Trust Company of Connecticut, National Association, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the issuance of the Offered Certificates.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited NWA Corp.'s consolidated financial statements and schedule included in NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in the prospectus accompanying this prospectus supplement. NWA Corp.'s consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        The consolidated balance sheets of MBIA Inc., and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

        The references to AISI, AVITAS and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I—INDEX OF CERTAIN DEFINED TERMS

        The following is an index showing the page in this prospectus supplement where certain defined terms appear.

Defined Term	Page
Above-Cap Account	S-80
Above-Cap Liquidity Facility	S-79
Above-Cap Liquidity Provider	S-81
Above-Cap Payment	S-79
Above-Cap Reserve Account	S-79
Above-Cap Reserve Amount	S-79
Adjusted Expected Distributions	S-93
Administration Expenses	S-91
Aggregate LTV Collateral Amount	S-93
Aircraft	S-5
Aircraft Operative Agreements	S-61
AISI	S-97
American	S-41
Applicable Date	S-69
Appraised Current Market Value	S-94
Appraisers	S-97
ASM	S-28
ASMs	S-27
Assumed Aircraft Value	S-105
Assumed Amortization Schedule	S-50
Available seat miles	S-27
Average Life Date	S-104
Aviation Act	S-62
AVITAS	S-97
Avoidance Drawing	S-48
Bankruptcy Code	S-23
Base Rate	S-77
Basic Agreement	S-44
Basic Rent	S-121
Benefit Plan Investors	S-127
Break Amount	S-103
Business Day	S-49
Capped Interest Rate	S-73
Capped LIBOR	S-73
Cargo ton miles	S-27
Cede	S-67
Certificate Account	S-48
Certificate Owner	S-67
Certificateholders	S-44
Certificates	S-10
Civil Reserve Air Fleet Program	S-121
Class C-1 Certificates	S-44
Class C-1 Trust	S-44
Class C-1 Trustee	S-10
Class C-2 Certificates	S-44

A-1-1

Class C-2 Trust	S-44
Class C-2 Trustee	S-10
Class D Certificates	S-44
Class D Trust	S-44
Class D Trustee	S-10
Class Exemptions	S-128
Class G-1 Certificates	S-44
Class G-1 Trust	S-44
Class G-1 Trustee	S-10
Class G-2 Certificates	S-44
Class G-2 Trust	S-44
Class G-2 Trustee	S-10
Code	S-23
Company	S-4
Continental	S-27
Controlling Party	S-86
CRJ	S-39
CRS	S-43
CSFB	S-71
CSFBI	S-81
Current Distribution Date	S-90
Defaulted Series G Equipment Note	S-15
Definitive Certificates	S-67
Delivery Period	S-96
Delivery Period Termination Date	S-5
Deposit Account	S-68
Deposit Agreements	S-68
Deposit Break Amount	S-69
Deposit Make-Whole Premium	S-70
Depositary	S-71
Depreciation Assumption	S-7
Disposition	S-16
Distribution Date	S-48
DOT	S-42
Downgrade Drawing	S-75
DTC Participants	S-67
DTC	S-67
Election Distribution Date	S-83
Eligible Aircraft	S-5
Equipment	S-111
Equipment Notes	S-99
ERISA	S-23
ERISA Plans	S-126
Escrow Agent	S-71
Escrow Agreements	S-71
Escrow Receipts	S-72
Event of Loss	S-119
Excess Reimbursement Obligations	S-90
Excusable Delay	S-98
Expected Distributions	S-90
Fifth freedom	S-41

A-1-2

Final Distributions	S-88
Final Drawing	S-76
Final Expected Distribution Date	S-44
Final Legal Distribution Date	S-47
Fitch	S-34
GAAP	S-38
H.15(519)	S-104
Indenture Defaults, Notice and Waiver	S-109
Indentures	S-57
Index of Certain Defined Terms	S-3
Initial Interest Period	S-46
Insolvency Proceeding	S-84
Intercreditor Agreement	S-12
Interest Drawings	S-73
Interest Period	S-100
IRS	S-122
Issuance Date	S-46
KLM	S-39
Lease	S-22
Lease Default	S-121
Lease Event of Default	S-53
Lease Payment Dates	S-121
Leased Aircraft Indenture	S-57
Leased Aircraft Notes	S-99
Leased Participation Agreement	S-57
LIBOR	S-100
Liquidity Expenses	S-90
Liquidity Facilities	S-72
Liquidity Facility LIBOR	S-77
Liquidity Obligations	S-90
Liquidity Providers	S-81
Listing Agent	S-46
London Banking Days	S-100
LTV Appraisal	S-94
LTV Collateral Amount	S-94
LTV Ratio	S-94
LTVs	S-6
Luxembourg Paying Agent	S-67
Make-Whole Premium	S-103
Mandatory Document Terms	S-61
Mandatory Economic Terms	S-58
Maximum Amount	S-70
Maximum Available Commitment	S-73
MBA	S-97
MBIA	S-37
Mesaba	S-39
Minimum Sale Price	S-88
MLT	S-42
Moody's	S-34
NATCO	S-43
No Proceeds Drawing	S-48

A-1-3

Non-Extension Drawing	S-76
Non-Performing Equipment Note	S-94
Non-U.S. Certificateholder	S-125
Northwest	S-4
Note Holders	S-61
Note Purchase Agreement	S-56
NWA Corp.	S-4
Offered Certificates	S-10
Offered Trusts	S-10
OID	S-124
Order	S-85
Owned Aircraft	S-57
Owned Aircraft Indenture	S-57
Owned Aircraft Notes	S-99
Owned Participation Agreement	S-57
Owner Participant	S-99
Owner Trustee	S-45
Parent Company	S-37
Participation Agreements	S-57
Pass Through Trust Agreements	S-44
Passenger load factor	S-27
Paying Agent Account	S-48
Performing Equipment Note	S-74
Permitted Investments	S-54
Pinnacle Airlines	S-39
Plan Asset Regulation	S-127
Plans	S-126
Policy	S-81
Policy Account	S-83
Policy Business Day	S-85
Policy Drawing	S-90
Policy Expenses	S-90
Policy Fee Letter	S-85
Policy Provider	S-37
Policy Provider Agreement	S-85
Policy Provider Default	S-87
Policy Provider Election	S-82
Policy Provider Obligations	S-90
Pool Balance	S-49
Pool Factor	S-49
Preference Amount	S-85
Prepayment Premium	S-104
Primary Cash Collateral Account	S-75
Primary Liquidity Event of Default	S-78
Primary Liquidity Facility	S-72
Primary Liquidity Provider	S-10
Prior Funds	S-15
PTC Event of Default	S-56
PTCE	S-128
Rating Agencies	S-23
Receiptholder	S-71

A-1-4

Reference Agency Agreement	S-100
Reference Agent	S-100
Reference Date	S-100
Regular Distribution Dates	S-47
Remaining Weighted Average Life	S-104
Replacement Above-Cap Liquidity Facility	S-80
Replacement Primary Liquidity Facility	S-75
Required Amount	S-73
Revenue passenger miles	S-27
Revenue yield per passenger mile	S-27
RPMs	S-27
SAP	S-38
Scheduled Payments	S-47
Section 1110	S-111
Section 1110 Period	S-74
Selected Aircraft	S-4
Series C-1 Equipment Notes	S-99
Series C-2 Equipment Notes	S-99
Series D Equipment Notes	S-99
Series G-1 Equipment Notes	S-99
Series G-2 Equipment Notes	S-99
SFAS	S-27
Shortfall Amounts	S-123
Shortfall Certificateholders	S-123
Shortfall Certificates	S-123
Shortfall Trusts	S-123
Similar Laws	S-127
Special Distribution Date	S-48
Special Payment	S-47
Special Payments Account	S-48
Standard & Poor's	S-34
Stated Interest Rate	S-46
Sublessee	S-121
Substitute Aircraft	S-98
Supplemental Rent	S-121
Termination Notice	S-78
Threshold Rating	S-75
Treasury Yield	S-103
Triggering Event	S-90
Trust Agreement	S-98
Trust Indenture Act	S-64
Trust Property	S-45
Trust Supplement	S-44
Trusts	S-10
U.S. Certificateholders	S-122
U.S. Persons	S-122
United	S-41
WORLDSPAN	S-43

A-1-5

(This page has been left blank intentionally.)

APPENDIX II—SUMMARY OF AIRCRAFT APPRAISALS

A-2-1

[AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]

27 June 2002

Northwest Airlines, Inc.
Department A4010
2700 Lone Oak Parkway
Eagan, MN 55121

Subject:	AISI Report No.: A2S030BVO-A AISI Sight Unseen New Aircraft Base Value Appraisal Fifteen A319-100, Six A330-300 and Eleven B757-300 Aircraft.

Reference:	(a) Salomon Smith Barney Email messages 07/10/17/19 June 2002

Dear Ladies and Gentlemen:

Aircraft Information Services, Inc. (AISI) is pleased to offer Northwest Airlines our opinion of the sight unseen base value of fifteen A319-100, six A330-300 and eleven B757-300 aircraft scheduled to be delivered from the manufacturer to Northwest Airlines between October 2002 and December 2003 as listed and defined in Table I and referenced (a) data above.

1.    Methodology and Definitions

The standard terms of reference for commercial aircraft value are 'base value' and 'current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time.

A-2-2

27 June 2002
AISI File No. A2S030BVO-A
Page -2-

An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An 'adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

A-2-3

27 June 2002
AISI File No. A2S030BVO-A
Page -3-

If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2. Valuation

Following is AISI's opinion of the base value for the subject aircraft on their respective scheduled delivery dates in current US Dollars.

Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein and are predicated upon the reference (a) data which describes the aircraft MTOW, engines installed, and any item or capability which would have a significant effect on value.

The terrorist actions that occurred in the United States on 11 September 2001 have had a significant negative effect on current market values of all commercial aircraft as demand for air travel has declined sharply. The amount of decline varies considerably with new aircraft affected the least and older aircraft affected the most. The present used aircraft market is considered to be a distressed market and is very tenuous, with very few transactions upon which to base value opinions. The best value indicators available at present are lease rates and numbers of stored aircraft. Base value opinions have also declined but only where irreversible market changes have occurred with regard to specific aircraft types in the judgment of AISI. Typically an irreversible market change occurs when it is believed that the decline in current market value is permanent, thus causing a corresponding but usually smaller decline in base value.

A-2-4

27 June 2002
AISI File No. A2S030BVO-A
Page -4-

Table I

Scheduled Manufacturer's Delivery Date	New Delivery Base Value Current US Dollar
Airbus A319-100; CFM56-5A5 Engines, 154,000 lb. mtow
Oct-02	$42,220,000
Feb-03	$42,710,000
Mar-03	$42,830,000
May-03	$43,080,000
May-03	$43,080,000
Jun-03	$43,200,000
Jun-03	$43,200,000
Jul-03	$43,330,000
Aug-03	$43,450,000
Sep-03	$43,580,000
Oct-03	$43,700,000
Oct-03	$43,700,000
Nov-03	$43,830,000
Dec-03	$43,960,000
Dec-03	$43,960,000
Airbus A330-300; PW4168A Engines, 514,000 lb. mtow
Jun-03	$108,580,000
Jul-03	$108,890,000
Aug-03	$109,200,000
Sep-03	$109,520,000
Oct-03	$109,830,000
Dec-03	$110,470,000
Boeing 757-300; PW2040 Engines, 272,500 lb. mtow
Nov-02	$66,250,000
Dec-02	$66,430,000
Feb-03	$66,820,000
Mar-03	$67,010,000
Apr-03	$67,200,000
May-03	$67,400,000
Jun-03	$67,600,000
Jul-03	$67,790,000
Aug-03	$67,990,000
Sep-03	$68,190,000
Oct-03	$68,380,000

A-2-5

27 June 2002
AISI File No. A2S030BVO-A
Page -5-

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

/s/ John D. McNicol

John D. McNicol
 Vice President
Appraisals &Forecasts

A-2-6

[LETTERHEAD OF AVITAS, INC.]

June 21, 2002
Northwest Airlines, Inc. Department A4010 2700 Lone Oak Parkway Eagan, MN 55121 Phone: (612) 727-0561 Fax: (612) 726-0665

Dear Ladies and Gentlemen:

AVITAS, Inc. has been retained by Northwest Airlines, Inc. (the "Client") to provide its opinion as to the Base Values for 32 aircraft. The subject aircraft are identified and their values are set forth in Figure 1.

The opinions expressed in this report reflect the latest analysis from AVITAS and include the effect on values of the events of September 11, 2001. Since then, the commercial aircraft trading activity has been at a minimum, and it will be some time before a volume of transaction information can confirm to us the true state of the market. We have, however, adapted our methodology to take account of recent extraordinary events and this has allowed us to predict the magnitude of the effects of the economy and traffic on asset value. The market is changing rapidly and will lead us to update our opinions as more information becomes available.

The values presented in this letter assume that the aircraft will be in new, "flyaway" condition and fully certificated for commercial operations. We have further assumed that the subject aircraft will be operated under the air transport regulations of a major nation.

The values presented in this letter do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

Definitions

AVITAS's value definitions conform to those of the In ernational Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:

A-2-7

Northwest Airlines, Inc.
June 21, 2002

•
Base Value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use. "An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value ypically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

Aircraft Values

AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars.

With regard to new aircraft, AVITAS considers the Base Value and the Market Value to be the same. The Base Value of a new aircraft is the ypical price paid by an average operator in a single unit or small lot sale. Actual transaction prices may be either above or below that level due to a number of factors. For example, a launch order or a large fleet order may result in discounts, whereas a single unit sale to a small operator who needs a substantial amount of support may be approaching the list price.

Furthermore, implicit in these values is AVITAS's assumption that the new aircraft will remain with the original operator for at least two years. If a newly delivered aircraft comes onto the market, the seller is at an immediate disadvantage as he is likely to be in competition with the manufacturer who can offer training and support.

A-2-8

Northwest Airlines, Inc.
June 21, 2002

Figure 1

Northwest Airlines, Inc.
Summary of Aircraft Values
U.S. Dollars in Millions

No.	Type	Engine	Manufacture Date	Delivery Date	MTOW	Base Value @Delivery
1	A319-100	CFM56-5A5	Oct-02	Oct-02	154,000	$38.9
2	A319-100	CFM56-5A5	Feb-03	Feb-03	154,000	39.1
3	A319-100	CFM56-5A5	Mar-03	Mar-03	154,000	39.1
4	A319-100	CFM56-5A5	May-03	May-03	154,000	39.4
5	A319-100	CFM56-5A5	May-03	May-03	154,000	39.4
6	A319-100	CFM56-5A5	Jun-03	Jun-03	154,000	39.4
7	A319-100	CFM56-5A5	Jun-03	Jun-03	154,000	39.4
8	A319-100	CFM56-5A5	Jul-03	Jul-03	154,000	39.6
9	A319-100	CFM56-5A5	Aug-03	Aug-03	154,000	39.6
10	A319-100	CFM56-5A5	Sep-03	Sep-03	154,000	39.6
11	A319-100	CFM56-5A5	Oct-03	Oct-03	154,000	39.9
12	A319-100	CFM56-5A5	Oct-03	Oct-03	154,000	39.9
13	A319-100	CFM56-5A5	Nov-03	Nov-03	154,000	39.9
14	A319-100	CFM56-5A5	Dec-03	Dec-03	154,000	39.9
15	A319-100	CFM56-5A5	Dec-03	Dec-03	154,000	39.9
16	A330-300	PW4168A	Jun-03	Jun-03	514,000	106.4
17	A330-300	PW4168A	Jul-03	Jul-03	514,000	107.1
18	A330-300	PW4168A	Aug-03	Aug-03	514,000	107.1
19	A330-300	PW4168A	Sep-03	Sep-03	514,000	107.1
20	A330-300	PW4168A	Oct-03	Oct-03	514,000	107.7
21	A330-300	PW4168A	Dec-03	Dec-03	514,000	107.7
22	757-300	PW2040	Nov-02	Nov-02	272,500	61.0
23	757-300	PW2040	Dec-02	Dec-02	272,500	61.0
24	757-300	PW2040	Feb-03	Feb-03	272,500	61.4
25	757-300	PW2040	Mar-03	Mar-03	272,500	61.4
26	757-300	PW2040	Apr-03	Apr-03	272,500	61.8
27	757-300	PW2040	May-03	May-03	272,500	61.8
28	757-300	PW2040	Jun-03	Jun-03	272,500	61.8
29	757-300	PW2040	Jul-03	Jul-03	272,500	62.1
30	757-300	PW2040	Aug-03	Aug-03	272,500	62.1
31	757-300	PW2040	Sep-03	Sep-03	272,500	62.1
32	757-300	PW2040	Oct-03	Oct-03	272,500	62.5

	Total					$1,915.0

NOTE: Totals may not add due to rounding.

A-2-9

Northwest Airlines, Inc.
June 21, 2002

Covenants

Unless otherwise noted, the values presented in this Opinion Letter assume an arm's-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

This letter represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or any other party, with regard to this equipment. By accepting this letter, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

Statement of Independence

AVITAS hereby states that this Opinion Letter has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.

/s/ KIMBERLY S. HIGGINS Kimberly S. Higgins Senior Market Analyst

A-2-10

MORTEN BEYER & AGNEW

AVIATION CONSULTING FIRM

Current Base Value Appraisal of
(15) A319-100, (6) A330-300 & (11) B757-300
((NWA 2002-1 EETC)

PREPARED FOR:

Northwest Airlines

JUNE 27, 2002

Washington, D.C. 2107 Wilson Blvd. Suite 750 Arlington, Virginia 22201 United States Phone +703 276 3200 Fax +703 276 3201	Europe 12/14 Rond Point des Champs Elysees Paris 75008 France Phone +33 1 5353-1664 Fax +33 1 5353-1400	Pacific Rim 3-16-16 Higashiooi Shinagawa-ku Tokyo 140-0011 Japan Phone +81 3 3763 6845

A-2-11

I.    INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER & AGNEW, INC. (MBA), has been retained by Northwest Airlines to determine the Current Base Value of (15) Airbus A319, (6) Airbus A330-300, and (11) Boeing 757-300 aircraft to be delivered new throughout 2002-2003. The aircraft are further identified in Section II of this report.

Based on the information set forth further in this report, it is our opinion that the Current Base Value of the aircraft is $1,971,320,000 as noted in Section IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

A-2-12

II.    AIRCRAFT

[Graphic]	A319-114 Engines: MGTOW: Capacity:	CFM56-5A5 154,000 lbs 16F/108Y
[Graphic]	A330-323 Engines: MGTOW: Capacity:	PW4168A 514,000 lbs 34F/264Y
[Graphic]	B757-351 Engines: MGTOW: Capacity:	PW2040 272,500 lbs 24F/200Y

A-2-13

III. CURRENT MARKET CONDITIONS

[GRAPHIC]	Airbus A319-100

HISTORY & DEVELOPMENT

        The Airbus A319 is the shorter variant of the original A320. Launched in 1992, with a modest six aircraft order by leasing giant ILFC, the A319 did not really takeoff until a thirty-four aircraft order was placed by Air Canada in 1994. Like the rest of the A320 family, the A319 has complete cockpit commonality with the other A320 family aircraft and fly-by-wire technology. The A319 is offered with both the CFM56-5 and IAE V2500 powerplant variants, and with 719 orders to date is garnering more orders than even its bigger sibling,the A320. The A319 is currently in operation with 43 operators, and has a backlog of 271 aircraft.

MARKET DEVELOPMENT

        The Airbus concept of extremely efficient designs and cockpit commonality has provided an attractive avenue for some operators to follow a head to toe fleet refurbishment of both narrowbody and widebody capabilities. The A319 has appeared to benefit from just this type of family concept. The market for the A319 will continue to remain strong in comparison with the less efficient and older narrowbody aircraft currently in operation. While no aircraft type will be immune from a recession like this, the A319 will continue to be a strong contender. The A319 will enjoy a long production life—common with the likes of the Boeing 727 and 757 type aircraft.

MARKET OUTLOOK

        The A319 is currently the most popular single model aircraft in production, outclassing not only the A320,but also all models of the Boeing 737 Next Generation series. As older remaining DC-9's and Boeing 727's and 737's are being retired potential markets are emerging for the A319.

A-2-14

[GRAPHIC]	Airbus A330-300

HISTORY & DEVELOPMENT

        The A330-300 is one of the rising stars of the A330/340 family. Designed to meet dense domestic or international markets, the A330-300 is taking the Boeing 767-200/300 head-on. Designed like all of the new generation Airbus aircraft with cockpit commonality and fly-by-wire technology, it is configured to complement the A320 narrowbody family in fleet capabilities and crew training. The A330-300 has a longer fuselage than the -200, but a shorter range. Because of this its operating economics are greatly superior. The widebody A330 shares the same fuselage as the A340, but outfitted with only two engines.

MARKET DEVELOPMENT

        The market for the A330-300 will remain strong, relatively speaking. It will be aircraft like the A330-300, and Boeing 777s, that will become the bright lights in newer, more modern, airline fleets. The A330-300 does take on the Boeing 767 family, and to some extent the Boeing 777. The A330-300 has remained popular with European charter operators and finally reached the United States in 2000, with launch customer US Airways. Northwest will be taking deliveries of the A330-300 next year as it starts to phase out its DC10-30/40 fleet. A total of 257 A330-300s have been ordered by 16 operators. The current backlog stands at 64 aircraft.

MARKET OUTLOOK

        The A330-300 brings all of the advantages of the Airbus family commonality to the market, and offers lower operating weight and fuel burn that its B777 competitor with the same passenger capacity. While B777s offer greater range, this advantage applies only to a few markets.

A-2-15

[GRAPHIC]	Boeing A757-300

HISTORY & DEVELOPMENT

        The 757-300 was introduced as Boeing's answer to the Airbus A321 ten years later. Taking advantage of the design economics of the 757-200, the 23-foot stretch allows for 50 additional seats. Launched by Lufthansa's Condor Flugdienst,the 757-300 has made an initial home with some charter operators. Other deliveries have been made to Icelandair, Continental and American Trans Air; Northwest is expected to take its first delivery July 2002.

MARKET DEVELOPMENT

        The market for the 757-300 is in its infantile stages and will only be determined by future orders for the aircraft. Although there are only 7 operators and 30 aircraft in operation, the 757-300 retains economic superiority with one of the lowest cost per seat mile in the industry as a new generation aircraft. As airlines restructure and reorganize their fleets, it might be the enhanced capacity and range of the 757-300 that may best fit their needs. The current backlog for the 757-300 stands at 33 aircraft.

MARKET OUTLOOK

        It is expected that Boeing will eventually discontinue the B757-200 and replace it with the more economical 757-300 model, as airlines require more capacity, and are looking for fleet commonality and superior fuel efficiency.

A-2-16

IV. VALUATION

        In developing the Current Base Value for these aircraft, MBA did not inspect the aircraft or the historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows, for each aircraft:

  1.
  The aircraft is considered new.

  2.
  The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of zero time unless otherwise specified.

  3.
  The historical maintenance documentation will be maintained to acceptable international standards.

  4.
  The specifications of the aircraft are those most common for an aircraft of its type and vintage.

  5.
  The aircraft is in a standard airline configuration.

  6.
  Its modification status is comparable to that most common for an aircraft of its type and vintage.

  7.
  No accounting is made for lease obligations or terms of ownership.

A-2-17

Northwest Airlines 2002-1

	Engine	MGTOW (lbs)	Values ($000,000) Current Base Value
Airbus A319-100
Oct-02	CFM56-5A5	154,000	40.96
Feb-03	CFM56-5A5	154,000	41.30
Mar-03	CFM56-5A5	154,000	41.38
May-03	CFM56-5A5	154,000	41.55
May-03	CFM56-5A5	154,000	41.55
Jun-03	CFM56-5A5	154,000	41.64
Jun-03	CFM56-5A5	154,000	41.64
Jul-03	CFM56-5A5	154,000	41.73
Aug-03	CFM56-5A5	154,000	41.81
Sep-03	CFM56-5A5	154,000	41.90
Oct-03	CFM56-5A5	154,000	41.98
Oct-03	CFM56-5A5	154,000	41.98
Nov-03	CFM56-5A5	154,000	42.07
Dec-03	CFM56-5A5	154,000	42.15
Dec-03	CFM56-5A5	154,000	42.15
Airbus A330-300
Jun-03	PW4168A	514,000	108.49
Jul-03	PW4168A	514,000	108.71
Aug-03	PW4168A	514,000	108.93
Sep-03	PW4168A	514,000	109.16
Oct-03	PW4168A	514,000	109.38
Dec-03	PW4168A	514,000	109.83
Boeing 757-300
Nov-02	PW2040	272,500	62.07
Dec-02	PW2040	272,500	62.20
Feb-03	PW2040	272,500	62.46
Mar-03	PW2040	272,500	62.59
Apr-03	PW2040	272,500	62.72
May-03	PW2040	272,500	62.84
Jun-03	PW2040	272,500	62.97
Jul-03	PW2040	272,500	63.10
Aug-03	PW2040	272,500	63.23
Sep-03	PW2040	272,500	63.36
Oct-03	PW2040	272,500	63.49

		Total	1,971.32

A-2-18

V. COVENANTS

        This report has been prepared for the exclusive use of Northwest Airlines and shall not be provided to other parties by MBA without the express consent of Northwest Airlines.

        MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

        This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by Northwest Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

PREPARED BY:
/s/ BRYSON P. MONTELEONE Bryson P. Monteleone Vice President
REVIEWED BY:

June 27,2002	/s/ MORTEN S. BEYER Morten S. Beyer, Appraiser Fellow Chairman and CEO ISTAT Certified Senior Appraiser

A-2-19

(This page has been left blank intentionally.)

PROSPECTUS

$1,500,000,000

NORTHWEST AIRLINES, INC.

Pass Through Certificates

Applicable Underlying Payments Fully and Unconditionally Guaranteed

by

NORTHWEST AIRLINES CORPORATION

        Northwest Airlines, Inc. may from time to time offer pass through certificates. Pass through certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering.

        The pass through certificates will represent interests in the assets of one or more pass through trusts formed to finance the acquisition of specified aircraft. The assets of the pass through trusts will include equipment notes issued

  (a)
  on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the cost of aircraft which have been or will be leased to Northwest Airlines, Inc., or

  (b)
  with recourse to Northwest Airlines, Inc. to finance all or a portion of the cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft which have been or will be purchased and owned by Northwest Airlines, Inc.

        The pass through certificates will not represent interests in or obligations of Northwest Airlines, Inc. or any of its affiliates. Northwest Airlines Corporation will fully and unconditionally guarantee the lease and recourse obligations of Northwest Airlines, Inc. referred to above.

        When we decide to sell a particular series of pass through certificates, we will provide the specific terms of those certificates in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used for sales of pass through certificates unless accompanied by a prospectus supplement.

        The pass through certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. The prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the pass through certificates in respect of which this prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2001

        You should rely only on the information provided in this prospectus and any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Northwest Airlines, Inc. will offer to sell the securities and seek offers to buy the securities, only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sales of the securities.

ABOUT THIS PROSPECTUS

        This prospectus is part of registration statements that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell pass through certificates described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

        This prospectus provides you with a general description of the pass through certificates we may offer. Each time we offer pass through certificates, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Incorporation of Certain Documents by Reference."

        This prospectus does not contain all of the information in the registration statements. Statements we make in this prospectus about the contents of any contract, agreement or other document are not necessarily complete. If that contract, agreement or other document has been filed as an exhibit to the registration statements, we refer you to the exhibit for a more complete description. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

        In this prospectus, "Northwest" refers to Northwest Airlines, Inc., "NWA Corp." to Northwest Airlines Corporation and the "Company," "we," "us" or "our" to NWA Corp. and its consolidated subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        NWA Corp. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the internet at the SEC's web site at http://www.sec.gov. Northwest is not required to file separate reports, proxy and information statements or other information with the SEC pursuant to the Securities Exchange Act of 1934. Instead, we have provided information with respect to Northwest, to the extent required, in filings made by NWA Corp.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities:

  •
  Annual Report on Form 10-K for the year ended December 31, 2000;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

  •
  Current Reports on Form 8-K filed on February 15, 2001, March 14, 2001, May 1, 2001, June 5, 2001 and June 20, 2001.

        You may request a copy of these filings (other than exhibits to them) at no cost, by writing or telephoning us at the following address:

    Secretary's Office
    Northwest Airlines Corporation
    5101 Northwest Drive, Dept. A1180
    St. Paul, Minnesota 55111-3034
    Telephone: (612) 726-2111

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements are typically identified by the words "may," "will," "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of a number of factors. It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook of an airline operating in the global economy. Some factors that could significantly impact expected capacity, load factors, revenues, expenses and cash flows include the airline pricing environment, fuel costs, labor negotiations both at the Company and other carriers, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation, the general economic environment in the U.S. and other regions of the world and other factors discussed herein.

        In light of these risks and uncertainties, we cannot assure you that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact be realized. Potential investors should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the factors described above.

THE COMPANY

        NWA Corp. is the indirect parent corporation of Northwest. Northwest operates the world's fourth largest airline (as measured by 2000 revenue passenger miles ("RPMs")) and is engaged in the business of transporting passengers and cargo. Northwest began operations in 1926 and its business focuses on the development of a global airline network through its strategic assets that include:

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  domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

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  an extensive Pacific route system with hubs at Tokyo and Osaka;

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  a trans-Atlantic alliance with KLM Royal Dutch Airlines which operates through a hub in Amsterdam; and

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  a global alliance with Continental Airlines, Inc.

        Northwest has developed strategies that are designed to utilize the Company's strategic assets to its competitive advantage. These strategies focus on providing safe, reliable, convenient and consistent air transportation. In addition, the Company's frequent flyer program, customer service improvements and targeted fare promotions are designed to maintain and improve its competitive position.

        Northwest operates substantial domestic and international route networks and directly serves more than 155 cities in 24 countries in North America, Asia and Europe. Northwest had more than 58.7 million enplanements and flew over 79.13 billion RPMs in 2000.

        Our principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; our mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and our telephone number is (612) 726-2111.

GENERAL OUTLINE OF TRUST STRUCTURE

        A separate Northwest Airlines pass through trust will be formed for each series or class of pass through certificates. Each pass through trust will be formed pursuant to the basic pass through trust agreement (the form of which has been filed with the SEC and is incorporated by reference in the registration statement of which this prospectus is a part) and a trust agreement supplement to be entered into among Northwest, NWA Corp. and State Street Bank and Trust Company of Connecticut, National Association, as pass through trustee under the pass through trust. Each pass through certificate in a series or class will represent a fractional undivided interest in the related pass through trust and will have no rights, benefits or interests in respect of any other pass through trust. The property of each pass through trust will consist of

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  equipment notes issued on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the equipment cost of aircraft, including engines, which have been or will be leased to Northwest pursuant to a separate lease agreement for each leased aircraft (which we refer to as "leased aircraft equipment notes"), or with recourse to Northwest to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines which have been or will be purchased and owned by Northwest (which we refer to as "owned aircraft equipment notes");

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  the rights of the pass through trust to acquire equipment notes under a note purchase or refunding agreement;

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  in the case of a delayed purchase of aircraft, the rights of the pass through trust in respect of certain escrowed funds;

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  if so specified in the related prospectus supplement, the rights of the pass through trust under an intercreditor agreement with respect to cross-subordination or other intercreditor matters;

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  if so specified in the related prospectus supplement, monies receivable under any liquidity facility arrangements for such pass through trust; and

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  funds from time to time deposited with the related pass through trustee.

        At the time of execution and delivery of each trust agreement supplement, the pass through trustee will enter into note purchase or refunding agreements pursuant to which it will purchase one or more equipment notes relating to the aircraft described in the applicable prospectus supplement. All equipment notes that constitute the property of a pass through trust will have identical interest rates (in each case equal to the rate applicable to the pass through certificates issued by the pass through trust). The maturity dates of the equipment notes acquired by each pass through trust will occur on or before the final distribution date for the pass through certificates issued by the pass through trust. The pass through trustee for a pass through trust will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the equipment notes to the pass through certificateholders of the pass through trust. See "Description of the Certificates" and "Description of the Equipment Notes."

        Interest paid on the equipment notes held in a pass through trust will be passed through to the holders of the pass through certificates of that pass through trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution date for that pass through trust. Principal paid on the equipment notes held in a pass through trust will be passed through to the holders of the pass through certificates of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust. The equipment notes issued with respect to any aircraft will be secured by a security interest in that aircraft and, in the case of leased aircraft equipment notes, by a security interest in the related lease, including the right to receive rentals payable by Northwest.

        The leased aircraft equipment notes will be issued under separate trust indentures between a bank, trust company or other institution specified in the related prospectus supplement, as loan trustee, and an institution specified in the related prospectus supplement acting, not in its individual capacity, but solely as owner trustee of a separate trust for the benefit of one or more institutional investors which are owner participants. With respect to each leased aircraft, the related owner participant(s) will provide from sources other than the equipment notes, a portion of the equipment cost of that aircraft. No owner participant, however, will be personally liable for any amount payable under the equipment notes (or the equipment note indenture under which they were issued). Simultaneously with the acquisition of each leased aircraft by an owner trust, the owner trustee will lease that aircraft to Northwest pursuant to a separate lease. Although the leased aircraft equipment notes will be issued by an owner trust and will not be direct obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest under the lease will be sufficient to pay in full when due all payments required to be made on the corresponding equipment notes.

        The owned aircraft equipment notes will be issued under separate equipment note indentures between a loan trustee and Northwest.

        NWA Corp. will fully and unconditionally guarantee to the holders from time to time of pass through certificates

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  with respect to owned aircraft equipment notes, the full and prompt payment of principal, premium, if any, and interest on those equipment notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise; and

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  with respect to leased aircraft equipment notes, the full and prompt payment of all amounts payable by Northwest under the related lease when and as the same shall become due and payable.

        NWA Corp.'s guarantee will be enforceable without any need first to enforce the obligations of Northwest against Northwest.

        With respect to equipment notes of differing payment priorities issued in respect of one or more aircraft, which will be purchased by separate pass through trusts, the rights of the holders of the pass through certificates will be subject to an intercreditor agreement.

USE OF PROCEEDS

        Except as set forth in a prospectus supplement for a specific offering of pass through certificates, the proceeds from the sale of the pass through certificates will be used by the pass through trustee(s) to purchase leased aircraft equipment notes and owned aircraft equipment notes.

        Any portion of the proceeds from the sale of pass through certificates not used by the pass through trustee to purchase equipment notes on or prior to the date specified in the applicable prospectus supplement will be distributed on a special distribution date to the pass through certificateholders, together with interest, but without a premium. See "Description of Certificates-Special Distribution Upon Unavailability of Aircraft."

RATIO OF EARNINGS TO FIXED CHARGES

        We have set forth below the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

Year ended December 31,
2000	1999	1998	1997	1996
1.53	1.64	(a)	3.05	2.74

Six months ended June 30,
2001	2000
(b)	1.48

(a)
Earnings were inadequate to cover fixed charges by $452 million for the year ended December 31, 1998.

(b)
Earnings were inadequate to cover fixed charges by $397 million for the six months ended June 30, 2001.

DESCRIPTION OF THE CERTIFICATES

        The following description of the pass through certificates summarizes certain general terms and provisions of the pass through certificates to which any prospectus supplement may relate. This summary relates to the basic pass through trust agreement (the form of which has been filed with the SEC and is incorporated by reference in the registration statement of which this prospectus is a part) and each of the trust agreement supplements, the pass through trusts to be formed thereby and the pass through certificates to be issued by each pass through trust except to the extent, if any, described in the applicable prospectus supplement. The prospectus supplement that accompanies this prospectus contains a glossary of the material terms used with respect to the specific series or class of pass through certificates being offered thereby. The trust agreement supplement relating to each series or class of pass through certificates and the forms of the material operative agreements relating thereto (including, if applicable, note purchase or refunding agreement, equipment note indenture, lease, trust agreement, participation agreement, intercreditor agreement and liquidity arrangement) will be filed as exhibits to a post-effective amendment to the Registration Statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by NWA Corp. with the SEC.

        The pass through certificates offered pursuant to this prospectus will be limited to $1,500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

        To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

General

        Each pass through certificate will represent a fractional undivided interest in the pass through trust created by a trust agreement supplement. All payments and distributions on account of the pass through certificates will be made only from the related trust property (see "General Outline of Trust Structure"). Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes held in the related pass through trust. Unless otherwise specified in the applicable prospectus supplement, each pass through certificate will be issued in minimum denominations of $1,000 or any integral multiple thereof (except that one pass through certificate of each pass through trust may be issued in an odd amount, due to the fact that the aggregate amount offered by such pass through trust may not represent an integral multiple of $1,000).

        The pass through certificates will not represent an interest in or obligation of Northwest, NWA Corp., the trustee, any of the loan trustees or owner trustees in their individual capacities, any owner participant, or any affiliate of any thereof. Each pass through certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property as provided in the basic pass through trust agreement and the applicable trust agreement supplement and to its rights under NWA Corp.'s guarantee.

        The equipment notes issued under an equipment note indenture may be held in more than one pass through trust. Similarly, one pass through trust may hold equipment notes issued under more than one equipment note indenture. If a pass through trust holds more than one equipment note, we refer to the equipment note indentures under which those equipment notes were issued as "related equipment note indentures". Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment, also called a "class" or "series" of equipment notes, may be held in the same pass through trust.

        Interest will be passed through to pass through certificateholders of each pass through trust at the rate per annum payable on the equipment notes held in such pass through trust, as set forth for such pass through trust on the cover page of the applicable prospectus supplement.

        Reference is made to the prospectus supplement that accompanies this prospectus for a description of the specific series or class of pass through certificates being offered thereby, including:

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  the specific designation and title of the pass through certificates;

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  the regular distribution dates (as defined below) and special distribution dates applicable to the pass through certificates;

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  the currency or currencies (including currency units) in which such pass through certificates may be denominated;

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  the specific form of the pass through certificates, including whether or not the pass through certificates are to be issued in accordance with a book-entry system;

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  a description of the equipment notes to be purchased by the pass through trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by Northwest or, with respect to leased aircraft equipment notes, the owner trustee which is the issuer, the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft, any additional security or liquidity enhancements therefor and any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued by the same owner trustee;

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  a description of the related aircraft, including whether the aircraft is leased to or owned by Northwest;

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  a description of the note purchase or refunding agreement and of the equipment note indentures, including a description of the indenture events of default, the remedies exercisable upon the occurrence of indenture events of default and any limitations on the exercise of those remedies;

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  if the pass through certificates relate to leased aircraft equipment notes, a description of the lease, the owner trust agreement and participation agreement, including the name of the owner trustee, a description of the lease events of default, the remedies exercisable upon the occurrence of lease events of default and any limitations on the exercise of those remedies, and the rights of the owner trustee, if any, and/or owner participant, if any, to cure failures of Northwest to pay rent under the lease;

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  the extent, if any, to which the provisions of the operative documents applicable to the equipment notes may be amended without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, the equipment notes;

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  cross-default or cross-collateralization provisions in the equipment note indentures;

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  subordination provisions among the holders of pass through certificates, including any cross subordination provisions among the holders of pass through certificates in separate pass through trusts; and

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  any other special terms pertaining to such pass through certificates.

        If any pass through certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to those pass through certificates and the foreign currency or currency units will be set forth in the applicable prospectus supplement.

Book-Entry Registration

General

        Unless otherwise specified in the applicable prospectus supplement, each series or class of pass through certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring a beneficial interest in a global pass through certificate will be entitled to physical delivery of a definitive certificate except as set forth below under "—Definitive Certificates."

        Unless and until definitive pass through certificates are issued, all references to actions by pass through certificateholders refer to actions taken by DTC, or its nominee, as the registered holder of the global pass through certificate, upon instructions from DTC Participants (as defined below), and all references to distributions, notices, reports and statements to pass through certificateholders refer, as the case may be, to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the pass through certificates, or to DTC Participants for distribution to the beneficial owners of interests in the global pass through certificates in accordance with DTC procedures. Unless and until definitive certificates are issued, the only "Certificateholder" will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the pass through trustee as pass through certificateholders, as such term is used in the pass through trust agreement, and beneficial owners will be permitted to exercise the rights of pass through certificateholders only indirectly through DTC and DTC Participants.

        Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

        Purchases, sales and transfers of the ownership of, or other interests in, the pass through certificates must be made by or through DTC Participants and Indirect Participants, which will receive a credit for the pass through certificates on DTC's record. The ownership interest of each beneficial owner of the pass through certificates is in turn recorded on the Direct Participant's and Indirect Participant's records.

        DTC has advised Northwest that it will take any action permitted to be taken by a pass through certificateholder under the basic pass through trust agreement only at the direction of one or more DTC Participants to whose accounts with DTC the pass through certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by pass through certificateholders of a certain percentage of beneficial interest in each pass through trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

        Distributions of principal and interest on the global pass through certificates will be made by the pass through trustee to CEDE, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the pass through certificates in amounts proportionate to the principal amount of the DTC Participant's respective holdings of beneficial interests in the pass through certificates. DTC Participants will thereafter forward payments to Indirect Participants or beneficial owners, as the case may be, in accordance with customary industry practices. The forwarding of distributions to the pass through certificate beneficial owners will be the responsibility of the DTC Participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the pass through certificates among DTC Participants on whose behalf it acts with respect to the pass through certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the pass through certificates. DTC Participants and Indirect Participants with which beneficial owners of the pass through certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although beneficial owners of pass through certificates will not possess the pass through certificates, the Rules provide a mechanism by which the beneficial owners will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a beneficial owner of pass through certificates to pledge its pass through certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such pass through certificates, may be limited due to the lack of a physical certificate for such pass through certificates.

        Neither Northwest, NWA Corp. nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the pass through certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to pass through certificates denominated in a currency other than United States dollars.

Same-Day Settlement and Payment

        So long as the pass through certificates are registered in the name of Cede, as nominee for DTC, all payments made by Northwest to the loan trustee under any equipment note indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the pass through certificates of any pass through trust, will be passed through to DTC in immediately available funds.

        Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates is generally settled in immediately available or same-day funds. Any pass through certificates registered in the name of Cede, as nominee for DTC, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the pass through certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the pass through certificates.

Definitive Certificates

        Unless the applicable prospectus supplement specifies otherwise, if DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Northwest within ninety days, pass through certificates in definitive, certificated form will be issued in exchange for the applicable global pass through certificates. In addition, Northwest may at any time and in its sole discretion determine not to have any of the pass through certificates of a series or class represented by one or more global certificates. In that event, pass through certificates in definitive certificated form will be issued in exchange for the applicable global pass through certificates. Further, if Northwest so specifies, an owner of a beneficial interest in a global pass through certificate may, on terms acceptable to Northwest and DTC, receive definitive, certificated pass through certificates registered in the name of that beneficial owner or its designee.

        Upon the occurrence of any event described in the immediately preceding paragraph, the pass through trustee will be required to notify all beneficial owners through DTC Participants of the availability of definitive certificates. Upon surrender by DTC of the certificates representing the pass through certificates and receipt of instructions for re-registration, the pass through trustee will reissue the pass through certificates as definitive pass through certificates to the beneficial owners.

        Distributions of principal, premium, if any, and interest on pass through certificates will thereafter be made by the pass through trustee directly in accordance with the procedures set forth in the basic pass through trust agreement and the applicable trust agreement supplement, to holders in whose names the definitive pass through certificates were registered at the close of business on the applicable record date. These distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the pass through trustee. The final payment on any pass through certificate, however, will be made only upon presentation and surrender of the definitive pass through certificate at the office or agency specified in the notice of final distribution to pass through certificateholders.

        Definitive pass through certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the basic pass through trust agreement and the applicable trust agreement supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

Payments and Distributions

        Payments of principal, premium, if any, and interest on the equipment notes held in each pass through trust will be distributed by the pass through trustee, upon receipt, to the pass through certificateholders of that pass through trust on the dates and in the currency specified in the applicable prospectus supplement, except

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  in certain cases when some or all of those equipment notes are in default as described in the applicable prospectus supplement; and

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  that those payments are subject to the effect of any cross-subordination or other intercreditor provisions set forth in the prospectus supplement for a series or class of pass through certificates.

        Scheduled payments of principal, premiums, if any, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the regular distribution dates specified in the applicable prospectus supplement. See "Description of the Equipment Notes General." Subject to the effect of any cross-subordination or other intercreditor provisions set forth in the prospectus supplement for a series or class of pass through certificates, each pass through certificateholder of each pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal, premium, if any, and interest made on the equipment notes held in the pass through trust.

        Payments of principal, premium, if any, and interest received by a pass through trustee on account of the early redemption, if any, of the equipment notes held in the pass through trust will be distributed on the special distribution dates provided in the applicable prospectus supplement. In addition, payments (other than scheduled payments received on a regular distribution date) received by a pass through trustee following a default under the equipment notes held in the pass through trust will be distributed on a special distribution date. However, unless otherwise specified in the applicable prospectus supplement, following a default under the equipment notes held in a pass through trust, payments received by the pass through trustee as a result of a drawing on a regular distribution date under any liquidity facility specified in the applicable prospectus supplement will be distributed on such regular distribution date. The pass through trustee will mail notice to the pass through certificateholders of record of the applicable pass through trust not less than 20 days prior to the special distribution date on which any payment is to be distributed by the pass through trustee.

Pool Factors

        The pool factor (as defined below) for a pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in that pass through trust as described in the applicable prospectus supplement unless there has been

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  an early redemption,

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  a purchase of an issue of leased aircraft equipment notes by the owner trustee after an indenture default,

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  a default in the payment of principal in respect of one or more issues of the equipment notes held in a pass through trust or

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  certain actions have been taken following a default thereon, as described in the applicable prospectus supplement,

in which event the pool factor and the pool balance (as defined below) of each pass through trust so affected will be recomputed after giving effect to these events and notice thereof will be mailed to the pass through certificateholders of the pass through trust. Each pass through trust will have a separate pool factor.

        Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the pass through certificates issued by any pass through trust indicates, as of any date, the original aggregate face amount of the pass through certificates of such pass through trust less the aggregate amount of all payments made in respect of the pass through certificates of such pass through trust (other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith). The pool balance for a pass through trust as of any distribution date will be computed after giving effect to any payments on the equipment notes or other trust property held in that pass through trust and the distribution thereof to be made on that date.

        Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing

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  the pool balance by

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  the aggregate original principal amount of the equipment notes held in that pass through trust.

        The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in that pass through trust and distribution thereof to be made on that date. The pool factor for each pass through trust will initially be 1.0000000. Thereafter, the pool factor for a pass through trust will decline as described above to reflect reductions in the pool balance of that pass through trust. The amount of a pass through certificateholder's pro rata share of the pool balance of a pass through trust can be determined by multiplying the original denomination of the holder's pass through certificate by the pool factor for the pass through trust as of the applicable distribution date. The pool factor and the pool balance for a pass through trust will be mailed to pass through certificateholders of that pass through trust on each distribution date.

Reports to Certificateholders

        On each distribution date, the pass through trustee will deliver to the pass through certificateholders of the related pass through trust, a statement, giving effect to the distribution to be made on that distribution date, setting forth the following information:

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  the amount of the distribution that is allocable to principal and the amount allocable to premium, if any (per $1,000 aggregate principal amount of pass through certificate);

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  the amount of the distribution that is allocable to interest (per $1,000 aggregate principal amount of pass through certificate) below; and

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  the pool balance and the pool factor for the pass through trust.

        If so specified in the related prospectus supplement, the pass through trustee for a series or class of pass through certificates may include in this statement additional information, such as

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  the aggregate amount of funds distributed on the distribution date and the source of such funds and

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  in the case of a delayed purchase, certain information regarding any escrowed funds.

        So long as the pass through certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the pass through certificates on such record date. On each distribution date, the pass through trustee will mail to each DTC Participant the statement described above and will make available additional copies as requested by a DTC Participant for forwarding to holders of beneficial interests in the pass through certificates.

        In addition, after the end of each calendar year, the pass through trustee will prepare for each person which was a pass through certificateholder at any time during the preceding calendar year, a report containing the sum of the amounts determined pursuant to the first two bullets above for that calendar year or, in the event such person was a pass through certificateholder during only a portion of that calendar year, for the applicable portion of the calendar year. In addition, after the end of each calendar year, the pass through trustee will prepare for each person which was a pass through certificateholder at any time during the preceding calendar year, such other items as are readily available to the pass through trustee and which a pass through certificateholder reasonably requests as necessary for the preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the pass through trustee by the DTC Participants and will be delivered by the pass through trustee to the DTC Participants to be available for forwarding by the DTC Participants to holders of beneficial interests in the pass through certificates in the manner described above.

        If at any time the pass through certificates are issued in the form of definitive certificates, the pass through trustee will prepare and deliver the information described above to each pass through certificateholder of record as the name and period of beneficial ownership of such pass through certificateholder appears on the records of the registrar of the pass through certificates.

Voting of Equipment Notes

        Subject to the effect of any cross-subordination provisions set forth in the related prospectus supplement, a pass through trustee, as holder of the equipment notes held in the pass through trust, has the right to vote and give consents and waivers under the equipment note indentures. The basic pass through trust agreement and related trust agreement supplement set forth

  •
  the circumstances in which the pass through trustee may direct any action or cast any vote as the holder of the equipment notes held in the applicable pass through trust at its own discretion;

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  the circumstances in which the pass through trustee must seek instructions from the pass through certificateholders; and

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  the percentage of pass through certificateholders required to direct the pass through trustee to take any action.

        If specified in the related prospectus supplement, the right of a pass through trustee to vote and give consents and waivers with respect to the equipment notes held in the related pass through trust may, in the circumstances set forth in the intercreditor agreement, be exercisable by another person specified in the prospectus supplement.

Events of Default and Certain Rights Upon an Event of Default

        The prospectus supplement related to a series or class of pass through certificates will specify the events of default under the pass through trust agreement and the events of default under the equipment note indentures. With respect to leased aircraft equipment notes, the indenture events of defaults will include events of default under the related lease. With respect to any equipment notes which are supported by a liquidity facility, the indenture events of default may include events of default under the liquidity facility. Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same equipment note indenture will relate to one or more specific aircraft and there will be no cross-collateralization or cross-default provisions in the equipment note indentures. Events resulting in an event of default under any particular equipment note indenture will not necessarily result in an event of default under any other equipment note indenture.

        As described below under "—Cross-Subordination Issues," a prospectus supplement may provide the terms of any cross-subordination provisions among pass through trusts which hold separate, but related equipment notes. If these provisions are provided, payments made under an equipment note indenture under which an event of default has not occurred (and as to which payments continue to be made as scheduled) may be distributed first to the holders of the pass through certificates issued under the pass through trust which holds the most senior equipment notes issued under all related equipment note indentures.

        With respect to leased aircraft equipment notes, the ability of the owner trustee or owner participant to cure indenture events of default, including indenture events of default that result from the occurrence of a lease event of default, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, a drawing under a liquidity facility for the purpose of making a payment of interest as a result of the failure by Northwest to have made a corresponding payment under the equipment notes or leases, as applicable, will not cure an indenture event of default related to such failure by Northwest.

        The prospectus supplement related to a series or class of pass through certificates will set forth the percentage of pass through certificateholders entitled to direct the pass through trustee to take any action under the equipment notes held in the pass through trust and, if applicable, equipment notes issued under any other related equipment note indenture. If the equipment notes outstanding under an equipment note indenture are held by more than one pass through trust, then the ability of the pass through certificateholders in any one pass through trust to cause the loan trustee for the equipment notes held in that pass through trust to accelerate those equipment notes or to direct the exercise of remedies by the loan trustee under the equipment note indenture will depend, in part, upon the proportion between the aggregate principal amount of the equipment notes held in that pass through trust and the aggregate principal amount of all equipment notes outstanding under the same equipment note indenture. In addition, if cross subordination provisions are applicable to any series or class of pass through certificates, then the ability of the pass through certificateholders of any one pass through trust to cause the loan trustee for the equipment notes held in that pass through trust to accelerate those equipment notes or to direct the exercise of remedies by the loan trustee under the equipment note indenture will depend, in part, upon the class or series of equipment notes held in that pass through trust.

        If the equipment notes outstanding under an equipment note indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the pass through certificateholders of a pass through trust may have divergent or conflicting interests from those of the pass through certificateholders of the other pass through trusts holding equipment notes relating to the same equipment note indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the pass through certificateholders of any such pass through trust, the pass through trustee for such pass through trust could for the same reason be faced with a potential conflict of interest upon an indenture event of default. In such event, the pass through trustee has indicated that it would resign as pass through trustee of one or all such pass through trusts, and a successor trustee would be appointed in accordance with the terms of the basic pass through trust agreement.

        The prospectus supplement for a series or class of pass through certificates will specify whether and under what circumstances the pass through trustee may or must sell for cash all or part of the equipment notes. Any proceeds received by the pass through trustee upon any equipment note sale will be deposited in a special payments account established by the pass through trustee for the benefit of the pass through certificateholders of the related pass through trust. The market for equipment notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes for less than their outstanding principal amount, the pass through certificateholders of the related pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any owner trustee, owner participant, the pass through trustee or (except for NWA Corp.'s guarantee) their affiliates. Furthermore, neither the pass through trustee nor the pass through certificateholders of a pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no indenture event of defaults exist with respect to those remaining equipment notes.

        With respect to any pass through trust, the following amounts will be deposited into the special payments account and distributed to the related pass through certificateholders on a special payments date:

  •
  Any amount (other than scheduled payments received on a regular distribution date) distributed to the pass through trustee by the loan trustee under the related equipment note indenture following an indenture event of default.

  •
  If a prospectus supplement provides that the applicable owner trustee may, under circumstances specified therein, redeem or purchase the related equipment notes, the price paid by the owner trustee to the pass through trustee for those equipment notes.

        Any funds held by a pass through trustee in the special payments account for the related pass through trust which represent payments on account of equipment notes which are in default, or the proceeds from the sale by the pass through trustee of any equipment notes held in the trust, will, to the extent practicable, be invested and reinvested by the pass through trustee in certain permitted investments specified in the related prospectus supplement.

        The basic pass through trust agreement provides that the pass through trustee will, within 90 days after the occurrence of a pass through trust default, give the related pass through certificateholders notice, transmitted by mail, of all uncured or unwaived pass through trust defaults known to it. However, the pass through trustee will be protected in withholding notice of any pass through trust default, other than default in the payment of principal, premium, if any, or interest on any of the equipment notes held in the pass through trust, if it in good faith determines that the withholding of notice is in the interests of the pass through certificateholders. The term "default" as used in this paragraph means the occurrence of an event of default with respect to a pass through trust as described above, except that in determining whether any event of default has occurred, any grace period or notice requirement will be disregarded.

        The basic pass through trust agreement contains a provision entitling the pass through trustee of a pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the pass through certificateholders of that pass through trust before proceeding to exercise any right or power under the basic pass through trust agreement at the request of the pass through certificateholders.

        The prospectus supplement for a series or class of pass through certificates will specify the percentage of pass through certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past event of default under the pass through certificates and thereby annul any direction given as a result of that event. The prospectus supplement for a series or class of pass through certificates will also specify the percentage of pass through certificateholders (and whether of such pass through trust or of any other pass through trust holding equipment notes issued under related equipment note indentures) entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past indenture event of default under the equipment notes held in that pass through trust and thereby annul any direction given as a result of that event.

Merger, Consolidation and Transfer of Assets

        Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

  •
  the surviving successor or transferee corporation (a) is a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and with respect to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation and (b) expressly assume all of the obligations of Northwest contained in the basic pass through trust agreement and any trust agreement supplement, the note purchase or refunding agreements and the equipment note indentures and, with respect to any leased aircraft equipment notes, the participation agreements and the leases, and any other operative documents;

  •
  immediately after giving effect to such transaction, no indenture event of default or lease event of default has occurred or is continuing; and

  •
  Northwest has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with these conditions.

Modifications of the Basic Agreement

        The basic pass through trust agreement permits Northwest, NWA Corp. and the pass through trustee to enter into a supplemental trust agreement, without the consent of the holders of any of the pass through certificates,

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  to provide for the formation of a pass through trust and the issuance of a series or class of pass through certificates,

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  to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s obligations under the basic pass through trust agreement and the applicable trust agreement supplement,

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  to add to the covenants of Northwest or NWA Corp. for the benefit of holders of pass through certificates, or to surrender any right or power in the basic pass through trust agreement conferred upon Northwest or NWA Corp.,

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  to cure any ambiguity or correct or supplement any defective or inconsistent provision of the basic pass through trust agreement or the applicable trust agreement supplement or to make any other provisions with respect to matters or questions arising under those agreements, provided the action does not adversely affect the interests of the holders of such pass through certificates,

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  to modify, eliminate or add to the provisions of the basic pass through trust agreement to the extent necessary to continue the qualification of the basic pass through trust agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended, and to add to the basic pass through trust agreement other provisions expressly permitted by the Trust Indenture Act,

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  to provide for a successor pass through trustee or to add to or change any provision of the basic pass through trust agreement as necessary to facilitate the administration of the pass through trusts thereunder by more than one pass through trustee,

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  to add, eliminate or change any provisions under the basic pass through trust agreement that will not adversely affect the pass through certificateholders in any material respect, provided that in each case, such modification does not cause the corresponding pass through trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation and

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  to make any other amendments or modifications to the basic pass through trust agreement, provided such amendments or modifications shall only apply to pass through certificates issued thereafter.

        The basic pass through trust agreement also contains provisions permitting Northwest, NWA Corp. and the pass through trustee of a pass through trust, with the consent of the pass through certificateholders of that pass through trust evidencing fractional undivided interests aggregating not less than a majority in interest, and, with respect to any leased aircraft, with the consent of the applicable owner trustee (whose consent cannot be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the basic pass through trust agreement, to the extent relating to such pass through trust, and the applicable trust agreement supplement, or modifying the rights of the pass through certificateholders. However, no supplemental trust agreement may, without the consent of each pass through certificateholder affected thereby,

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  reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in that pass through trust or any distributions in respect of any pass through certificate related to that pass through trust,

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  or change the date or place of any payment in respect of any pass through certificate, or make distributions payable in coin or currency other than that provided for in the pass through certificates, or impair the right of any pass through certificateholder of that pass through trust to institute suit for the enforcement of any such payment when due,

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  permit the disposition of any equipment note held in that pass through trust, except as provided in the basic pass through trust agreement or the applicable trust agreement supplement, or otherwise deprive any pass through certificateholder of the benefit of the ownership of the applicable equipment notes,

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  reduce the percentage of the aggregate fractional undivided interests of the pass through trust, the consent of the holders of which is required for any supplemental trust agreement or for any waiver provided for in the basic pass through trust agreement or the trust agreement supplement,

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  modify any of the provisions relating to the rights of the pass through certificateholders in respect of the waiver of events of default or receipt of payment or

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  cause the pass through trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation.

Modification of Indenture and Related Agreements

        The prospectus supplement will specify the pass through trustee's obligations in the event that the pass through trustee, as the holder of any equipment notes held in a pass through trust, receives a request for its consent to any amendment, modification or waiver under the equipment note indenture or other documents relating to the applicable equipment notes (including any lease or any liquidity facility).

Cross-Subordination Issues

        The equipment notes issued under an equipment note indenture may be held in more than one pass through trust and one pass through trust may hold equipment notes issued under more than one equipment note indenture. Unless otherwise provided in a prospectus supplement, only equipment notes of the same class or series may be held in the same pass through trust. In such event, payments made on account of a subordinate class or series of equipment notes issued under an equipment note indenture may, under circumstances described in the related prospectus supplement, be subordinated to the prior payment of all amounts owing to pass through certificateholders of a pass through trust which holds senior equipment notes issued under all related equipment note indentures. The prospectus supplement for an issuance of pass through certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of pass through certificateholders under any pass through trust which are permitted to grant waivers of defaults under any related equipment note indenture, to consent to the amendment or modification of any related equipment note indentures or to direct the exercise of remedial actions under any related equipment note indentures.

Termination of the Pass Through Trusts

        The obligations of Northwest, NWA Corp. and the pass through trustee with respect to a pass through trust will terminate upon the distribution to pass through certificateholders of that pass through trust of all amounts required to be distributed to them pursuant to the basic pass through trust agreement and the applicable trust agreement supplement and the disposition of all property held in that pass through trust. The pass through trustee for a pass through trust will send to each pass through certificateholder of record, notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for that pass through trust. The final distribution to any pass through certificateholder of a pass through trust will be made only upon surrender of the pass through certificateholder's pass through certificates at the office or agency of the pass through trustee specified in the notice of termination.

Delayed Purchase

        In the event that, on the delivery date of any pass through certificates, all of the proceeds from the sale of the pass through certificates are not used to purchase the equipment notes contemplated to be held in the pass through trust, those remaining equipment notes may be purchased by the pass through trustee at any time on or prior to a subsequent date specified in the applicable prospectus supplement. In this event, the proceeds from the sale of pass through certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of the equipment notes not so purchased. If any proceeds are not subsequently used to purchase equipment notes by the date specified in the prospectus supplement, those proceeds will be returned to the holders of the related pass through certificates.

NWA Corp.'s Guarantee

        NWA Corp. will unconditionally guarantee

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  with respect to owned aircraft equipment notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as due and payable, whether at maturity, upon redemption or otherwise; and

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  with respect to leased aircraft equipment notes, the full and prompt payment of all amounts payable by Northwest under the related lease when and as the same shall become due and payable.

        NWA Corp.'s guarantee will be enforceable without any need first to enforce any equipment note or lease against Northwest. NWA Corp.'s guarantee will be an unsecured obligation of NWA Corp.

Liquidity Facility

        The related prospectus supplement may provide that one or more payments of interest on the pass through certificates of one or more series or classes will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of a liquidity facility will have a claim senior to the pass through certificateholders' as specified in the related prospectus supplement.

The Trustee

        The pass through trustee for each series or class of pass through certificates will be identified in the prospectus supplement. With certain exceptions, the pass through trustee will make no representations as to the validity or sufficiency of the basic pass through trust agreement, the trust agreement supplements, the pass through certificates, the equipment notes, the equipment note indentures, the leases or other related documents. With respect to any series or class of pass through certificates, the pass through trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding pass through certificates of that series or class. Subject to these provisions, no pass through trustee will be under any obligation to exercise any of its rights or powers under the basic pass through trust agreement at the request of any holders of pass through certificates issued thereunder unless those holders have offered to the pass through trustee indemnity satisfactory to it. The basic pass through trust agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold pass through certificates and, subject to certain conditions, may otherwise deal with Northwest, NWA Corp. and, with respect to the leased aircraft, with any owner trustee and owner participant with the same rights it would have if it were not the pass through trustee.

        The pass through trustee may resign under any or all of the pass through trusts at any time, in which event Northwest will be obligated to appoint a successor pass through trustee. If a pass through trustee

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  ceases to be eligible to continue as pass through trustee or

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  becomes incapable of acting as pass through trustee or

  •
  becomes insolvent,

Northwest may remove that pass through trustee. In addition, upon the occurrence of any of these events any person who has been a pass through certificateholder of the related pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor pass through trustee. Any resignation or removal of the pass through trustee and appointment of a successor pass through trustee will not become effective until acceptance of the appointment by the successor pass through trustee. Pursuant to the resignation and successor pass through trustee provisions, it is possible that a different pass through trustee could be appointed to act as the successor pass through trustee. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor pass through trustees in the event of a resignation or removal.

        The basic pass through trust agreement provides that Northwest will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

DESCRIPTION OF THE EQUIPMENT NOTES

        The statements made under this caption are summaries and reference is made to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between owned aircraft equipment notes and leased aircraft equipment notes, or between their respective equipment note indentures, such statements refer to any equipment notes and any equipment note indenture.

        To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

General

        All equipment notes will be issued under a separate equipment note indenture,

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  in the case of leased aircraft equipment notes, between the related owner trustee of a trust for the benefit of an owner participant who is the beneficial owner of the related aircraft, and the related loan trustee, or

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  between Northwest and the related loan trustee.

The equipment notes issued pursuant to the first bullet point of the preceding sentence will be nonrecourse obligations of the applicable owner trust. Each equipment note will be authenticated under an equipment note indenture by the loan trustee. All equipment notes issued under the same equipment note indenture will relate to, and be secured by, one or more aircraft identified and described in the related prospectus supplement. In the case of leased aircraft equipment notes, those aircraft will be leased to Northwest pursuant to a lease between the owner trustee under the applicable owner trust and Northwest. In the case of owned aircraft equipment notes, those aircraft will be owned by Northwest.

        With respect to each aircraft which is leased to Northwest, the related owner trustee has acquired or will acquire those aircraft from Northwest or the manufacturer of the aircraft, as the case may be, and will grant a security interest in those aircraft to the related loan trustee as security for the payments of the related equipment notes. In addition, the related owner trustee will lease those aircraft to Northwest pursuant to a lease which will be assigned to the related loan trustee. Pursuant to each lease, Northwest will be obligated to make or cause to be made rental and other payments to the related loan trustee on behalf of the related owner trustee in amounts that will be sufficient to make payments of the principal, premium, if any, and interest required to be made in respect of the related equipment notes when and as due and payable.

        The obligations of Northwest

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  to pay rent under each lease;

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  under the owned aircraft equipment notes; and

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  under the equipment note indenture for owned aircraft equipment notes will be general obligations of Northwest. Except in certain circumstances involving Northwest's purchase of a leased aircraft and the assumption of the equipment notes related thereto, the leased aircraft equipment notes will be issued by an owner trust and will not be obligations of, or guaranteed by, Northwest.

Principal and Interest Payments

        Interest received by a pass through trustee on the equipment notes held in a pass through trust will be passed through to the pass through certificateholders of that pass through trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal received by a pass through trustee on the equipment notes held in a pass through trust will be passed through to the pass through certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

        If any date scheduled for any payment of principal, premium, if any, or interest on the equipment notes is not a business day in the jurisdictions identified in the applicable prospectus supplement, that payment will be made on the next succeeding business day without any additional interest.

Redemption

        The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such equipment notes.

Security

        The leased aircraft equipment notes issued by an owner trust will be secured by

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  an assignment by the related owner trustee to the related loan trustee of many of its rights under the lease, including the right to receive payments of rent thereunder,

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  a mortgage in the aircraft granted to the related loan trustee, subject to the rights of Northwest under the lease or leases, and

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  an assignment to the related loan trustee of certain of the owner trustee's rights under the aircraft purchase agreement between Northwest and the related manufacturer.

        Under the terms of each lease, Northwest's obligations in respect of the aircraft leased to it will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated, among other things and at its expense, to cause each leased aircraft to be duly registered, to pay all costs of operating such aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the leased aircraft.

        The assignment by an owner trustee to the related loan trustee of its rights under a lease will exclude, among other things,

  •
  rights of the owner trustee and the related owner participant relating to indemnification by Northwest for certain matters,

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  insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by Northwest pursuant to the lease or by the owner trustee or owner participant,

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  insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or owner participant pursuant to the lease and

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  any rights of the owner participant or owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

        The owned aircraft equipment notes will be secured by

  •
  a mortgage granted to the related loan trustee of all of Northwest's right, title and interest in and to the aircraft, and

  •
  if so provided in the related prospectus supplement, an assignment to the loan trustee of certain of Northwest's rights under the aircraft purchase agreement between Northwest and the related manufacturer.

        Under the terms of each equipment note indenture related to owned aircraft equipment notes, Northwest will be obligated, among other things and at its expense, to cause each owned aircraft to be duly registered, to pay all costs of operating such aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such aircraft.

        The prospectus supplement will specify the required insurance coverage for the aircraft.

        Northwest will be required, except under certain circumstances, to keep each aircraft registered under the Federal Aviation Act of 1958, as amended (the "Federal Aviation Act"), and to record the equipment note indentures and the leases, if applicable, among other documents, under the Federal Aviation Act. This recordation will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in aircraft (the "Convention") provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

        Northwest will have the right, subject to certain conditions, at its own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by Northwest or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which this security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an equipment note indenture event of default, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft was registered or located outside the United States.

        Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized and consequently the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft or, in the case of leased aircraft equipment notes, the lease. Unless and until an indenture event of default with respect to a leased aircraft equipment note has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

        Funds, if any, held from time to time by the loan trustee, will be invested and reinvested by the loan trustee. These investments and reinvestments will be at the direction of Northwest in certain investments described in the related equipment note indenture. These investments will not be made at the direction of Northwest in the case of a lease event of default or an equipment note indenture event of default, as applicable. The net amount of any loss resulting from any investments made at the direction of Northwest will be paid by Northwest.

        Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the Bankruptcy Code) to take possession of this equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of a petition under Chapter 11 of the Bankruptcy Code by

  •
  the automatic stay provision of the Bankruptcy Code, which provision enjoins creditors' remedies except with the court's approval,

  •
  the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period,

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  Section 1129 of the Bankruptcy Code, which governs the confirmation of plans of reorganization in Chapter 11 cases, and

  •
  any power of the bankruptcy court to enjoin a repossession.

        Section 1110 provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after this 60-day period (or a longer period if consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). "Equipment" is defined in Section 1110 of the Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 47 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

        Section 1110 does not prevent the trustee or debtor-in-possession from rejecting a lease or demanding a renegotiation of a lease as a condition to not rejecting the lease. In addition, if more than one aircraft are leased pursuant to a master lease and accompanying lease supplement, the applicability of Section 1110 would be determined on an aircraft-by-aircraft basis. Assuming Section 1110 is applicable to all aircraft subject to a master lease, Section 1110 does not prevent the trustee or debtor-in-possession from complying with the provisions of Section 1110 with respect to some lease supplements, and thereby retaining possession of the related aircraft, and not complying with the provisions of Section 1110 with respect to other lease supplements, and thereby enabling a repossession of other aircraft.

        In connection with any issuance of pass through certificates under this prospectus and the applicable prospectus supplement, Northwest will receive an opinion from its counsel to the effect that

  •
  with respect to any aircraft leased to Northwest, the related owner trustee, as lessor under the lease, and the related loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the related equipment note indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the aircraft initially delivered under the lease and subjected to the related equipment note indenture or

  •
  with respect to any aircraft which is owned by Northwest, the loan trustee under the related equipment note indenture would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the aircraft initially subjected to the related equipment note indenture.

        These opinions will not address the possible replacement of an aircraft after an event of loss (as defined in the equipment note indenture) in the future.

Ranking of Equipment Notes

        Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

Payments and Limitation of Liability

        Each leased aircraft will be leased by the related owner trustee to Northwest for a term which commences on the delivery date of the aircraft to the owner trustee and expires on a date not earlier than the latest maturity date of the related equipment notes, unless previously terminated as permitted by the terms of the related lease. The basic rent and other payments under each lease will be payable by Northwest in accordance with the terms specified in the applicable prospectus supplement, and will be assigned by the owner trustee under the related equipment note indenture to the related loan trustee to provide the funds necessary to pay principal, premium, if any, and interest due from the owner trustee on the related equipment notes. In certain cases, the basic rent payments under a lease may be adjusted, but each lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related equipment notes. The balance of any basic rent payment under a lease, after payment of amounts due on the related equipment notes, will be paid over to the applicable owner participant.

        None of the owner trustees, the owner participants or the loan trustees will be personally liable for amounts payable under the leased aircraft equipment notes issued by an owner trust. Except as provided in the equipment note indenture related to any leased aircraft equipment notes, neither the owner trustees nor the loan trustees will be personally liable for any amount payable under these equipment note indentures. Additionally, except as otherwise provided in the related equipment note indenture, no owner trustee will be personally liable for any statements, representations, warranties, agreements or obligations under the equipment note indentures or under the leased aircraft equipment notes except for its own willful misconduct or gross negligence. None of the owner participants will have any duty or responsibility under the equipment note indentures or under the leased aircraft equipment note to the related loan trustee or to any holder of any leased aircraft equipment note.

        Except in the circumstances referred to above, all amounts payable under any equipment notes issued by an owner trust in connection with the lease of aircraft to Northwest, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from

  •
  the assets subject to the lien of the related equipment note indenture or the income and proceeds received by the related loan trustee therefrom, including rent payable by Northwest under the related lease); and

  •
  if so provided in the related prospectus supplement, the applicable liquidity facility.

Defeasance of the Indentures and the Equipment Notes in Certain Circumstances

        Unless otherwise specified in the applicable prospectus supplement, each equipment note indenture provides that the obligations of the loan trustee, the owner trustee or Northwest, as applicable, under that applicable equipment note indenture will be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of equipment notes, to maintain paying agencies and to hold money for payment in trust) on the 91st day after the irrevocable deposit with the loan trustee of money or certain obligations of the United States which will provide money in an aggregate amount sufficient to pay when due principal, premium, if any, and interest on all related equipment notes in accordance with their terms. A discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of the related equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

        Upon

  •
  a defeasance,

  •
  payment in full of the principal, premium, if any, and interest on all equipment notes issued under an equipment note indenture on the maturity date or

  •
  deposit with the loan trustee no earlier than one year prior to the maturity date of money sufficient for payment in full of the principal, premium, if any, and interest on all equipment notes issued under an equipment note indenture on the maturity date, the holders of these equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the equipment note indenture and the lien will terminate.

Assumption of Lease Obligations by Northwest

        Unless otherwise specified in the applicable prospectus supplement, upon the exercise by Northwest of any purchase options it may have under a lease prior to the end of the term of that lease, Northwest may assume on a full recourse basis all of the obligations of the owner trustee (other than its obligations in its individual capacity) under the related equipment note indenture, including the obligations to make payments in respect of the equipment notes. In this event, certain relevant provisions of the lease, including provisions relating to maintenance, possession and use of the related aircraft, liens, insurance and events of default, will be incorporated into the assumed equipment note indenture, and the equipment notes issued under the assumed equipment note indenture will not be redeemed and will continue to be secured by such aircraft.

Liquidity Facility

        The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series or classes or distributions made by the pass through trustee of the related pass through trust will be supported by a liquidity facility. The provider of the liquidity facility will be identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a senior claim upon the assets securing the equipment notes.

Intercreditor Issues

        Equipment notes may be issued in different classes or series, which means that the equipment notes may have different payment priorities even though they are issued by the same issuer and relate to the same aircraft. In this event, the related prospectus supplement will describe the priority of distributions among the equipment notes and any liquidity facilities, the ability of any class or series to exercise and/or enforce any remedies with respect to the related aircraft and, if applicable, the related lease, and certain other intercreditor terms and provisions.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

        The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the principal U.S. federal income tax consequences to pass through certificateholders of the purchase, ownership and disposition of the pass through certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of pass through certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, estates the income of which is subject to U.S. federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust ("U.S. Persons") that will hold the pass through certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers in securities or commodities, tax-exempt entities, certificateholders that hold pass through certificates as part of a hedging, integrated, conversion or constructive sale transaction or a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire pass through certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

        If a partnership holds pass through certificates, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding pass through certificates should consult their own tax advisors. If you are a partner of a partnership holding our pass through certificates, you should consult your tax advisors.

        This discussion is based upon the tax laws of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the pass through certificates.

Tax Status of the Pass Through Trusts

        In the opinion of Cadwalader, Wickersham & Taft, special counsel to Northwest, each pass through trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each pass through trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a pass through trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Cadwalader, Wickersham & Taft, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. See "Trusts Classified as Partnerships" below. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Pass through certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the pass through certificates.

Taxation of Certificateholders Generally

        A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. Certificateholder's share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of premium, if any, paid on the equipment notes will be treated as capital gain. Any amounts received by a pass through trust from drawings under a liquidity facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

        Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the pass through trustee and the liquidity facility provider, will be borne by parties other than the pass through certificateholders. It is possible that such fees and expenses will be treated as constructively received by the pass through trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

Effect of Subordination of Subordinated Certificateholders

        If any pass through trust with respect to a series or class which is subordinated with respect to other pass through trusts of the same series or class (such pass through trusts being the "Subordinated Trusts" and the related pass through certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the equipment notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the equipment notes held by that pass through trust under an intercreditor agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of pass through certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

        Under this analysis,

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  Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of pass through certificateholders,

  •
  a loss would only be allowed to the Subordinated Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and

  •
  reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinated Certificateholders because the reimbursed amount was previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Original Issue Discount

        The equipment notes may be issued with original issue discount ("OID"), which may require U.S. Certificateholders to include the OID in gross income in advance of the receipt of the stated interest on the equipment notes. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include the original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

Market Discount

        Generally, the term "market discount" means the excess of the remaining principal amount of a pass through certificate over the holder's tax basis in that pass through certificate immediately after its acquisition, subject to a de minimis exception.

        A holder who acquires a pass through certificate at a market discount will be required to treat any gain realized on the disposition of this pass through certificate, except in certain nonrecognition transactions, as ordinary income to the extent of the market discount treated as accrued but not included in income during the period that the holder held the pass through certificate. Further, a disposition of a pass through certificate by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if the pass through certificate had been sold for its fair market value.

        In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that the partial payment be included in gross income as ordinary income to the extent it does not exceed the market discount that has accrued during the period the indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

        Until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations, such as the equipment notes, with market discount may elect to accrue market discount either

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  on the basis of a constant interest rate or

  •
  in the ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period.

        Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to this indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

        A holder of a pass through certificate acquired at a market discount may elect under Section 1278 of the Code, in the manner provided by Revenue Procedure 92-67, 1992-34 I.R.B. 6, to include such discount in income as it accrues. The current inclusion election applies to all market discount obligations acquired on or after the first day to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a pass through certificate elects to include market discount in income as it accrues, the foregoing rules of Section 1276 and 1277 of the Code with respect to the recognition of ordinary income on a sale or other disposition of such pass through certificate and the deferral of interest deductions on indebtedness related to such pass through certificate would not apply.

        The IRS is authorized to issue regulations to implement the market discount provisions of the Code. No regulations have been issued or proposed. It is impossible to anticipate what effect, if any, regulations could have on the pass through certificateholders.

Amortizable Bond Premium

        A U.S. Certificateholder should generally be considered to have acquired an interest in an equipment note at a premium to the extent the purchaser's tax basis allocable to its interest exceeds the remaining principal amount of the equipment note allocable to its interest. In that event, a U.S. Certificateholder who holds a pass through certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code with corresponding reductions in the U.S. Certificateholder's tax basis in its pass through certificate. In the case of installment obligations (such as the equipment notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see discussion above).

        Under certain circumstances, amortizable bond premium may be determined by reference to any early call date. It is unclear how the amortizable bond premium rules apply where, as in the case with the equipment notes, the amount of redemption premium payable on an early call date is unknown. In addition, the treatment of any unamortized bond premium remaining at the time of an early call is unclear. The U.S. Certificateholders are urged to consult their own tax advisors as to the treatment of any amortizable bond premiums.

Sale or Other Disposition of the Certificates

        Upon the sale, exchange or other disposition of a pass through certificate, a U.S. Certificateholder will recognize gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related equipment notes and any other assets held by the corresponding pass through trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its pass through certificate, plus any accrued OID or market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the pass through certificate was held as a capital asset.

Trusts Classified as Partnerships

        If a Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust's items of income and deduction on its tax return for its taxable year within which the Trust's taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes), plus its share of the Trust's net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Trust. Non-U.S. Certificateholders (as defined below) should not be subject to U.S. withholding tax to the extent provided under "Foreign Certificateholders" below and should not be treated as engaged in a U.S. trade or business solely by reason of a Trust being classified as a partnership.

Foreign Certificateholders

        Subject to the discussion of backup withholding below, payments of principal and interest (including OID) on the equipment notes to, or on behalf of, any beneficial owner of a pass through certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that

  •
  such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any owner participant (in the case of leased aircraft equipment notes) or of Northwest (in the case of owned aircraft equipment notes),

  •
  such Non-U.S. Certificateholder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (ii) a controlled foreign corporation for U.S. tax purposes that is related to an owner participant (in the case of leased aircraft equipment notes) or of Northwest (in the case of owned aircraft equipment notes), and

  •
  either (A) the Non-U.S. Certificateholder certifies on Form W-8BEN, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies on Form W-8IMY, under penalties of perjury, that the beneficial owner is a Non-U.S. Certificateholder and such owner has furnished to it the applicable certification or other proof of foreign status. Such an intermediary or a pass-through entity that holds a Certificate may be required to attach the beneficial owner's Form W-8BEN to the Form W-8IMY.

        Non-U.S. Certificateholders should consult their own tax advisors as to the information required to be furnished to such an intermediary or other pass-through entity.

        Any capital gain realized upon the sale, exchange, retirement or other disposition of a pass through certificate or upon receipt of premium paid on an equipment note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if

  •
  such gain is not effectively connected with a U.S. trade or business of the holder and

  •
  in the case of an individual, the Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

        Any interest or gain described in the two preceding paragraphs will be subject to U.S. federal income tax and return filing requirements if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

Backup Withholding

        In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the pass through certificates, and to payments of the proceeds of certain sales of pass through certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A "backup withholding" tax at a rate of 30.5% (which rate will be reduced periodically to 28% for payments made in 2006) may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, payments made on a pass through certificate and proceeds from the sale of a pass through certificate owned by a Non-U.S. Certificateholder will generally not be subject to such information reporting requirements or backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

        Unless otherwise indicated in the applicable prospectus supplement, the pass through certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to section 4975 of the Code or a governmental, church, non-U.S. or other employee benefit plan which is subject to any other applicable laws and regulations that are substantially similar to the provisions of Title I of ERISA or section 4975 of the Code ("Similar Laws"). A fiduciary of any such plan must determine that the purchase and holding of a pass through certificate is consistent with its fiduciary duties and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code, or a violation under any Similar Laws.

PLAN OF DISTRIBUTION

        Northwest may sell the offered securities in one or more of the following ways from time to time:

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  by or through underwriters,

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  by itself directly to investors or other persons,

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  through dealers or agents or

  •
  through a combination of any of these methods of sale.

        The offered securities may be sold

  •
  at a fixed price or prices, which may be changed,

  •
  from time to time at market prices prevailing at the time of sale,

  •
  at prices related to those market prices, or

  •
  at negotiated prices.

        The prospectus supplement relating to an offering of offered securities will set forth the terms of that offering, including:

  •
  the name or names of any underwriters, dealers or agents involved in the offer and sale of the offered securities,

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  any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering and any discounts, concessions or commissions allowed by underwriters to participating dealers,

  •
  the purchase price of the offered securities and the proceeds to Northwest from the sale,

  •
  any delayed delivery arrangements,

  •
  the initial public offering price, and

  •
  any securities exchanges on which the offered securities may be listed.

        Dealer trading may take place in certain of the offered securities, including offered securities not listed on any securities exchange. Any initial public offering price and any discounts or commissions allowed or reallowed or paid to dealers may change.

        In connection with the sale of offered securities, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

        If Northwest directly uses a dealer in the sale of offered securities, Northwest will sell the offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the terms of any of those sales.

        Northwest may offer and sell offered securities through agents designated by Northwest from time to time. The applicable prospectus supplement will set forth any commissions payable by Northwest to the agent. Unless the applicable prospectus indicates otherwise, the agent will be acting on a best efforts basis for the period of its appointment.

        Northwest may directly solicit offers to purchase offered securities and sell them directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the offered securities. The applicable prospectus supplement will describe the terms of any of those sales.

        Except as set forth in the applicable prospectus supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the offered securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any of these direct sales.

        Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements with Northwest and NWA Corp., to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 as a result of material misstatements and omissions. Underwriters, dealers and agents may also be entitled to reimbursement by Northwest and NWA Corp. for certain expenses. Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp., Northwest and NWA Corp.'s other subsidiaries in the ordinary course of business.

        If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities from us at the public offering price indicated in the prospectus supplement through delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will specify the conditions of these contracts and the commission payable for solicitation of the contracts.

        If Northwest uses an underwriter or underwriters in the sale of any offered securities, the applicable prospectus supplement will contain a statement as to the underwriters' intention, if any, at the date of the prospectus supplement to make a market in the offered securities. No assurances can be given that there will be a market for the offered securities.

        The applicable prospectus supplement will set forth the place and time of delivery for the offered securities. Northwest will issue the debt securities that are issuable upon exercise of warrants upon payment of the exercise price and otherwise in accordance with the relevant terms applicable to the warrants as described in the applicable prospectus supplement.

LEGAL OPINIONS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the pass through certificates and NWA Corp.'s guarantee will be passed upon for Northwest and NWA Corp. by Simpson Thacher & Bartlett, New York, New York. In rendering that opinion, Simpson Thacher & Bartlett will be relying as to matters of Minnesota law on an opinion from the Vice President, Law and Secretary of NWA Corp. and Northwest. Unless the applicable prospectus supplement indicates otherwise, Simpson Thacher & Bartlett will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of such pass through certificates by, and the valid and binding effect thereof on, such pass through trustee. Certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York, special tax counsel to Northwest.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of NWA Corp. included in NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report on the consolidated financial statements and schedule incorporated by reference in this prospectus. Such consolidated financial statements and schedule are incorporated by reference in this prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

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TABLE OF CONTENTS
PRESENTATION OF INFORMATION
SUMMARY OF TERMS
Summary of Terms of Certificates
Equipment Notes and the Aircraft
Loan to Aircraft Value Ratios
Cash Flow Structure
THE OFFERING
Summary Consolidated Financial and Operating Data
RISK FACTORS
DESCRIPTION OF THE POLICY PROVIDER
THE COMPANY
USE OF PROCEEDS
DESCRIPTION OF THE CERTIFICATES
DESCRIPTION OF THE DEPOSIT AGREEMENTS
DESCRIPTION OF THE ESCROW AGREEMENTS
DESCRIPTION OF THE LIQUIDITY FACILITIES
DESCRIPTION OF THE POLICIES AND THE POLICY PROVIDER AGREEMENT
DESCRIPTION OF THE INTERCREDITOR AGREEMENT
DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS
DESCRIPTION OF THE EQUIPMENT NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
CERTAIN CONNECTICUT TAXES
ERISA CONSIDERATIONS
UNDERWRITING
LUXEMBOURG LISTING AND GENERAL INFORMATION
LEGAL MATTERS
EXPERTS
APPENDIX I—INDEX OF CERTAIN DEFINED TERMS
APPENDIX II—SUMMARY OF AIRCRAFT APPRAISALS
[AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]
Table I
[LETTERHEAD OF AVITAS, INC.]
Northwest Airlines, Inc. Summary of Aircraft Values U.S. Dollars in Millions
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
GENERAL OUTLINE OF TRUST STRUCTURE
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE CERTIFICATES
DESCRIPTION OF THE EQUIPMENT NOTES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS